EXECUTION COPY




                              UNIVERSAL BANK, N.A.,
                                   Transferor,


                         UNIVERSAL CARD SERVICES CORP.,
                                    Servicer,


                                       and

                             BANKERS TRUST COMPANY,
                                     Trustee




                           UNIVERSAL CARD MASTER TRUST


              AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT


                           Dated as of April 24, 1998

                               TABLE OF CONTENTS

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                                   ARTICLE I

                                  DEFINITIONS

  Section 1.01.  Definitions 1
  Section 1.02.  Other Definitional Provisions...............................31

                                   ARTICLE II

                           CONVEYANCE OF RECEIVABLES

  Section 2.01.  Conveyance of Receivables...................................33
  Section 2.02.  Acceptance by Trustee.......................................36
  Section 2.03.  Representations and Warranties of Each
                   Transferor Relating to Such Transferor....................37
  Section 2.04.  Representations and Warranties of Each
                   Transferor Relating to the Agreement
                   and Any Supplement and the Receivables....................39
  Section 2.05.  Reassignment of Ineligible Receivables......................41
  Section 2.06.  Reassignment of Certificateholders'
                   Interest in Trust Portfolio...............................43
  Section 2.07.  Covenants of each Transferor................................44
  Section 2.08.  Covenants of Each Transferor with
                   Respect to Receivables Purchase Agreement.................45
  Section 2.09.  Addition of Accounts........................................46
  Section 2.10.  Removal of Accounts and Participation
                   Interests.................................................52
  Section 2.11.  Account Allocations.........................................54
  Section 2.12.  Discount Option.............................................55
  Section 2.13.  Premium Option..............................................56

                                  ARTICLE III

                   ADMINISTRATION AND SERVICING OF RECEIVABLES

  Section 3.01.  Acceptance of Appointment and Other
                   Matters Relating to the Servicer..........................57
  Section 3.02.  Servicing Compensation......................................58
  Section 3.03.  Representations, Warranties and Covenants
                   of the Servicer...........................................59
  Section 3.04.  Reports and Records for the Trustee.........................62
  Section 3.05.  Annual Certificate of Servicer..............................63
  Section 3.06.  Annual Servicing Report of Independent
                   Public Accountants; Copies of Reports Available...........63
  Section 3.07.  Tax Treatment...............................................64
  Section 3.08.  Notices to Universal........................................65
  Section 3.09.  Adjustments.................................................65

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  Section 3.10.  Reports to the Commission...................................66

                                   ARTICLE IV

   RIGHTS OF CERTIFICATEHOLDERS ANDALLOCATION AND APPLICATION OF COLLECTIONS

  Section 4.01.  Rights of Certificateholders................................67
  Section 4.02.  Establishment of Collection Account
                   and Special Funding Account...............................67
  Section 4.03.  Collections and Allocations.................................71
  Section 4.04.  Shared Principal Collections................................72
  Section 4.05.  Additional Withdrawals from the
                   Collection Account........................................73

                                   ARTICLE V

                 DISTRIBUTIONS AND REPORTS TO CERTIFICATEHOLDERS

                                   ARTICLE VI

                                THE CERTIFICATES

  Section 6.01.  The Certificates............................................75
  Section 6.02.  Authentication of Certificates..............................76
  Section 6.03.  New Issuances76
  Section 6.04.  Registration of Transfer and Exchange
                   of Certificates...........................................78
  Section 6.05.  Mutilated, Destroyed, Lost or Stolen
                   Certificates..............................................82
  Section 6.06.  Persons Deemed Owners.......................................83
  Section 6.07.  Appointment of Paying Agent.................................84
  Section 6.08.  Access to List of Registered
                   Certificateholders' Names and Addresses...................84
  Section 6.09.  Authenticating Agent........................................85
  Section 6.10.  Book-Entry Certificates.....................................87
  Section 6.11.  Notices to Clearing Agency..................................88
  Section 6.12.  Definitive Certificates.....................................88
  Section 6.13.  Global Certificate; Exchange Date...........................89
  Section 6.14.  Meetings of Certificateholders..............................91
  Section 6.15.  Uncertificated Classes......................................94

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                                  ARTICLE VII

                   OTHER MATTERS RELATING TO EACH TRANSFEROR

  Section 7.01.  Liability of each Transferor................................95
  Section 7.02.  Merger or Consolidation of, or Assumption
                   of the Obligations of, a Transferor.......................95
  Section 7.03.  Limitations on Liability of Each
                   Transferor................................................96
  Section 7.04.  Liabilities.................................................97

                                  ARTICLE VIII

                     OTHER MATTERS RELATING TO THE SERVICER

  Section 8.01. Liability of the Servicer....................................98
  Section 8.02.  Merger or Consolidation of, or Assumption
                   of the Obligations of, the Servicer.......................98
  Section 8.03.  Limitation on Liability of the Servicer
                   and Others................................................99
  Section 8.04.  Servicer Indemnification of the Trust
                   and the Trustee...........................................99
  Section 8.05.  Resignation of the Servicer................................100
  Section 8.06.  Access to Certain Documentation and
                   Information Regarding the Receivables....................100
  Section 8.07.  Delegation of Duties.......................................101
  Section 8.08.  Examination of Records.....................................101

                                   ARTICLE IX

                               INSOLVENCY EVENTS

  Section 9.01. Rights upon the Occurrence of an
                  Insolvency Event..........................................102

                                   ARTICLE X

                               SERVICER DEFAULTS

  Section 10.01. Servicer Defaults..........................................105
  Section 10.02.  Trustee To Act; Appointment of
                    Successor...............................................108
  Section 10.03.  Notification to Certificateholders........................110

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                                   ARTICLE XI

                                  THE TRUSTEE

  Section 11.01. Duties of Trustee..........................................111
  Section 11.02.  Certain Matters Affecting the Trustee.....................113
  Section 11.03.  Trustee Not Liable for Recitals in
                    Certificates............................................115
  Section 11.04.  Trustee May Own Certificates..............................116
  Section 11.05.  The Servicer To Pay Trustee's Fees
                    and Expenses............................................116
  Section 11.06.  Eligibility Requirements for Trustee......................116
  Section 11.07.  Resignation or Removal of Trustee.........................117
  Section 11.08.  Successor Trustee.........................................118
  Section 11.09.  Merger or Consolidation of Trustee........................119
  Section 11.10.  Appointment of Co-Trustee or Separate
                    Trustee.................................................119
  Section 11.11.  Tax Returns...............................................120
  Section 11.12.  Trustee May Enforce Claims Without
                    Possession of Certificates..............................121
  Section 11.13.  Suits for Enforcement.....................................121
  Section 11.14.  Rights of Certificateholders To
                    Direct Trustee..........................................122
  Section 11.15.  Representations and Warranties of
                    Trustee.................................................122
  Section 11.16.  Maintenance of Office or Agency...........................123

                                  ARTICLE XII

                                  TERMINATION

  Section 12.01. Termination of Trust.......................................124
  Section 12.02.  Final Distribution........................................124
  Section 12.03.  Transferor's Termination Rights...........................126

                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

  Section 13.01. Amendment; Waiver of Past Defaults.........................127
  Section 13.02.  Protection of Right, Title and
                    Interest to Trust.......................................129
  Section 13.03.  Limitation on Rights of
                    Certificateholders......................................131
  Section 13.04.  Governing Law.............................................132
  Section 13.05.  Notices; Payments.........................................132
  Section 13.06.  Severability of Provisions................................133

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                                                                           Page
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  Section 13.07.  Certificates Nonassessable and
                    Fully Paid..............................................134
  Section 13.08.  Further Assurances........................................134
  Section 13.09.  Nonpetition Covenant......................................134
  Section 13.10.  No Waiver; Cumulative Remedies............................134
  Section 13.11.  Counterparts..............................................135
  Section 13.12.  Third-Party Beneficiaries.................................135
  Section 13.13.  Actions by Certificateholders.............................135
  Section 13.14.  Rule 144A Information.....................................135
  Section 13.15.  Merger and Integration....................................136
  Section 13.16.  Headings..................................................136

EXHIBITS
--------

Exhibit A         Form of Transferor Certificate
Exhibit B         Form of Assignment of Receivables in
                  Additional Accounts
Exhibit C         Form of Reassignment of Receivables in Removed
                  Accounts
Exhibit D         Form of Annual Servicer's Certificate
Exhibit E-1       Form of Opinion of Counsel with respect to
                  Amendments
Exhibit E-2       Form of Opinion of Counsel with respect to
                  Accounts
Exhibit E-3       Form of Annual Opinion of Counsel
Exhibit F-1       Form of Certificate of Foreign Clearing Agency
Exhibit F-2       Form of Alternate Certificate to be delivered
                  to Foreign Clearing Agency
Exhibit F-3       Form of Certificate to be delivered to Foreign
                  Clearing Agency
Exhibit G-1       Private Placement Legend
Exhibit G-2       Representation Letter
Exhibit G-3       ERISA Legend
Exhibit H         Form of Citibank Servicing Guarantee



                                   SCHEDULES

Schedule 1        List of Accounts [Deemed Incorporated]

      AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT dated as of April 24, 1998, among UNIVERSAL BANK, N.A., a national banking association, as Transferor; UNIVERSAL CARD SERVICES CORP., a Delaware corporation, as Servicer; and BANKERS TRUST COMPANY, a New York banking corporation, as Trustee.

      The parties hereby amend and restate the Pooling and Servicing Agreement dated as of August 1, 1995, among AT&T Universal Funding Corp., Universal Card Services Corp. (formerly AT&T Universal Card Services Corp.) and Bankers Trust Company (the "Original Agreement") to read in its entirety as follows:

      In consideration of the mutual agreements herein contained, each party agrees as follows for the benefit of the other parties, the Certificateholders and any Series Enhancer (as defined below) to the extent provided herein and in any Supplement:


                                    ARTICLE I

                                   DEFINITIONS

      Section 1.0. Definitions. Whenever used in this Agreement, the following words and phrases shall have the following meanings, and the definitions of such terms are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

      "Account" shall mean (a) each Initial Account, (b) each Additional Account (but only from and after the Addition Date with respect thereto), (c) each Related Account, and (d) each Transferred Account, but shall exclude (e) any Account all the Receivables in which are either: (i) after the Removal Date, removed by the Transferor pursuant to Section 2.10, (ii) reassigned to the Transferor pursuant to Section 2.05 or (iii) assigned and transferred to the Servicer pursuant to Section 3.03.

      "Account Owner" shall mean Universal Bank or any other entity which is the issuer of the credit card relating to an Account pursuant to a Credit Card Agreement, including, prior to the Amendment Date, Columbus Bank.

      "Accumulation Period" shall mean, with respect to any Series, or any Class within a Series, a period following the Revolving Period, which shall be the controlled accumulation period, the principal accumulation period, the rapid accumulation period, the optional accumulation period, the limited accumulation period or other accumulation period, in each case as defined with respect to such Series in the related Supplement.

      "Act" shall mean the Securities Act of 1933, as amended.

      "Addition Date" shall mean (i) with respect to Aggregate Addition Accounts, the date from and after which such Aggregate Addition Accounts are to be included as Accounts pursuant to subsection 2.09(a) or (b), (ii) with respect to Participation Interests, the date from and after which such Participation Interests are to be included as assets of the Trust pursuant to subsection 2.09(a) or (b), and (iii) with respect to New Accounts, the first Distribution Date following the calendar month in which such New Accounts are originated.

      "Additional Account" shall mean each New Account and each Aggregate Addition Account.

      "Additional Cut-Off Date" shall mean (i) with respect to Aggregate Addition Accounts or Participation Interests, the date specified as such in the notice delivered with respect thereto pursuant to subsection 2.09(c) and (ii) with respect to New Accounts, the later of the dates on which such New Accounts are originated or designated pursuant to subsection 2.09(d).

      "Additional Transferor" shall have the meaning specified in subsection 2.09(g).

      "Adverse Effect" shall mean, with respect to any action, that such action will (a) result in the occurrence of a Pay Out Event or a Reinvestment Event or
(b) materially adversely affect the amount or timing of distributions to be made to the Investor Certificateholders of any Series or Class pursuant to this Agreement and the related Supplement.

      "Affiliate" shall mean, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" shall mean the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

      "Aggregate Addition" shall mean the designation of additional Eligible Accounts, other than New Accounts, to be included as Accounts or of Participation Interests to be included as Trust Assets pursuant to subsection 2.09(a) or (b).

      "Aggregate Addition Account" shall mean each Eligible Account designated pursuant to subsection 2.09(a) or (b) to be included as an Account and identified in the computer file or microfiche list delivered to the Trustee by the Transferor pursuant to Sections 2.01 and 2.09(h).

      "Aggregate Invested Amount" shall mean, as of any date of determination, the aggregate adjusted Invested Amounts of all Series of Certificates issued and outstanding on such date of determination.

      "Agreement" shall mean this Pooling and Servicing Agreement and all amendments hereof and supplements hereto, including, with respect to any Series or Class, the related Supplement.

      "Amendment Date" shall mean April 24, 1998.

      "Amortization Period" shall mean, with respect to any Series, or any Class within a Series, a period following the Revolving Period, which shall be the controlled amortization period, the principal amortization period, the rapid amortization period, the optional amortization period, the limited amortization period or other amortization period, in each case as defined with respect to such Series in the related Supplement.

      "Applicants" shall have the meaning specified in Section 6.08.

      "Appointment Date" shall have the meaning specified in subsection 9.01(a).

      "Assignment" shall have the meaning specified in subsection 2.09(h).

      "AT&T Funding" shall mean AT&T Universal Funding Corp., a Delaware corporation, which on the Amendment Date will be merged with and into Universal.

      "Authorized Newspaper" shall mean any newspaper or newspapers of general circulation in the Borough of Manhattan, The City of New York, printed in the English language (and, with respect to any Series or Class, if and so long as the Investor Certificates of such Series are listed on the Luxembourg Stock Exchange and such Exchange shall so require, in Luxembourg, printed in any language satisfying the requirements of such exchange) and customarily published on each business day at such place, whether or not published on Saturdays, Sundays or holidays.

      "Average Rate" shall mean, as of any date of determination and with respect to any Group, the percentage equivalent of a decimal equal to the sum of the amounts for each outstanding Series (or each Class within any Series consisting of more than one Class) within such Group obtained by multiplying (a) the Certificate Rate (reduced to take into account the payments received pursuant to any interest rate agreements net of any amounts payable under such agreements, or, if such agreements result in a net amount payable, increased by such net amount payable) for such Series or Class, by (b) a fraction, the numerator of which is the aggregate unpaid principal amount of the Investor Certificates of such Series or Class and the denominator of which is the aggregate unpaid principal amount of all Investor Certificates within such Group.

      "Bearer Certificates" shall have the meaning specified in Section 6.01.

      "Benefit Plan" shall have the meaning specified in subsection 6.04(c).

      "Book-Entry Certificates" shall mean beneficial interests in the Investor Certificates, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 6.10.

      "Business Day" shall mean any day other than (a) a Saturday or Sunday or
(b) any other day on which national banking associations or state banking institutions in New York, New York, Jacksonville, Florida, Columbus, Georgia or any other State in which the principal executive offices of Universal, the Trustee, Universal Bank or other Account

Owner, as the case may be, are located, are authorized or obligated by law, executive order or governmental decree to be closed or (c) for purposes of any particular Series, any other day specified in the applicable Series Supplement.

      "Cash Advance Fees" shall mean cash advance transaction fees and cash advance late fees, if any, as specified in the Credit Card Agreement applicable to each Account.

      "Cedel" shall mean Cedel Bank, societe anonyme, a professional depository incorporated under the laws of Luxembourg, and its successors.

      "Certificate" shall mean any one of the Investor Certificates or the Transferor Certificates.

      "Certificateholder" or "Holder" shall mean an Investor Certificateholder or a Person in whose name any one of the Transferor Certificates is registered.

      "Certificateholders' Interest" shall have the meaning specified in Section
4.01. For purposes of determining whether Holders of Investor Certificates evidencing a specified percentage of the Certificateholders' Interest have approved, consented or otherwise agreed to any action hereunder, such determination shall be made based on the percentage of the Invested Amount represented by such Investor Certificates.

      "Certificate Owner" shall mean, with respect to a Book-Entry Certificate, the Person who is the owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in accordance with the rules of such Clearing Agency).

      "Certificate Rate" shall mean, as of any particular date of determination and with respect to any Series or Class, the certificate rate as of such date specified therefor in the related Supplement.

      "Certificate Register" shall mean the register maintained pursuant to
Section 6.04, providing for the registration of the Registered Certificates and transfers and exchanges thereof.

      "Citibank Servicing Guarantee" shall mean the guarantee of Citibank, N.A. of the obligations of Universal as Servicer in substantially the form of Exhibit H.

      "Class" shall mean, with respect to any Series, any one of the classes of Investor Certificates of that Series.

      "Clearing Agency" shall mean an organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended, and serving as clearing agency for a Series or Class of Book-Entry Certificates.

      "Clearing Agency Participant" shall mean a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

      "Closing Date" shall mean, with respect to any Series, the closing date specified in the related Supplement.

      "Code" shall mean the Internal Revenue Code of 1986.

      "Collection Account" shall have the meaning specified in Section 4.02.

      "Collections" shall mean all payments by or on behalf of Obligors (including Insurance Proceeds) received in respect of the Receivables, in the form of cash, checks, wire transfers, electronic transfers, ATM transfers or any other form of payment in accordance with a Credit Card Agreement in effect from time to time and all other amounts specified by this Agreement or any Supplement as constituting Collections. As specified in any Participation Interest Supplement or Series Supplement, Collections shall include amounts received with respect to Participation Interests. All Recoveries with respect to Receivables previously charged-off as uncollectible will be treated as Collections of Finance Charge Receivables. Collections with respect to any Monthly Period shall include a portion, calculated pursuant to subsection 2.07(i), of Interchange paid to the Trust with respect to such Monthly Period, to be applied as if such amount were Collections of Finance Charge Receivables for all purposes.

      "Columbus Bank" shall mean Columbus Bank and Trust Company, a state bank chartered under the laws of the State of Georgia, and its successors and permitted assigns.

      "Commission" shall mean the Securities and Exchange Commission and its successors in interest.

      "Companion Series" shall mean (i) each Series which has been paired with another Series (which Series may be prefunded or partially prefunded), such that the reduction of the Invested Amount of such Series results in the increase of the Invested Amount of such other Series, as described in the related Supplements, and (ii) such other Series.

      "Corporate Trust Office" shall have the meaning specified in Section
11.16.

      "Coupon" shall have the meaning specified in Section 6.01.

      "Credit Card Agreement" shall mean, with respect to a revolving credit card account, the agreements between an Account Owner and the Obligor governing the terms and conditions of such account, as such agreements may be amended, modified or otherwise changed from time to time and as distributed (including any amendments and revisions thereto) to holders of such account.

      "Credit Card Guidelines" shall mean the respective policies and procedures of Universal Bank or any other Account Owner, as the case may be, as such policies and procedures may be amended from time to time, (a) relating to the operation of its credit card business, which generally are applicable to its portfolio of revolving credit card accounts and which are consistent with prudent practice, including the policies and procedures for determining the creditworthiness of credit card customers and the extension of credit to credit card customers, and (b) relating to the maintenance of credit card accounts and collection of credit card receivables.

      "Date of Processing" shall mean, with respect to any transaction or receipt of Collections, the date on which such transaction is first recorded on the Servicer's computer file of revolving credit card accounts (without regard to the effective date of such recordation).

      "Defaulted Amount" shall mean, with respect to any Monthly Period, an amount (which shall not be less than zero) equal to (a) the amount of Principal Receivables which became Defaulted Receivables in such Monthly Period, minus (b) the amount of any Defaulted Receivables of which the Transferor or the Servicer became obligated to accept reassignment or assignment in accordance with the terms of this Agreement during such Monthly Period; provided, however, that, if an Insolvency Event occurs with respect to the Transferor, the amount of such Defaulted Receivables which are subject to reassignment to the Transferor in accordance with the terms of this Agreement shall not be added to the sum so subtracted and, if any of the events described in subsection 10.01(d) occur with respect to the Servicer, the amount of such Defaulted Receivables which are subject to reassignment or assignment to the Servicer in accordance with the terms of this Agreement shall not be added to the sum so subtracted.

      "Defaulted Receivables" shall mean, with respect to any Monthly Period, all Principal Receivables which are charged off as uncollectible in such Monthly Period in accordance with the Credit Card Guidelines and the Servicer's customary and usual servicing procedures for servicing revolving credit card accounts. A Principal Receivable shall become a Defaulted Receivable on the day on which such Principal Receivable is recorded as charged-off on the Servicer's computer file of revolving credit card accounts.

      "Definitive Certificates" shall have the meaning specified in Section
6.10.

      "Definitive Euro-Certificates" shall have the meaning specified in subsection 6.13(a).

      "Deposit Date" shall mean each day on which the Servicer deposits Collections in the Collection Account.

      "Depository Agreement" shall mean, with respect to any Series or Class of Book-Entry Certificates, the agreement among the Transferor, the Trustee and the Clearing Agency.

      "Determination Date" shall mean, unless otherwise specified in the Supplement for a particular Series, the earlier of the third Business Day and the fifth calendar day (or if the fifth calendar day is not a Business Day, then the preceding Business Day) preceding the seventeenth day of each calendar month.

      "Discount Option Date" shall mean each date on which a Discount Percentage designated by the Transferor pursuant to Section 2.12 takes effect.

      "Discount Option Receivables" shall have the meaning specified in subsection 2.12(a). The aggregate amount of Discount Option Receivables outstanding on any Date of Processing occurring on or after the Discount Option Date shall equal the sum of (a) the aggregate Discount Option Receivables at the end of the prior Date of Processing (which amount, prior to the Discount Option Date, shall be zero) plus (b) any new Discount Option Receivables created on such Date of Processing minus (c) any Discount Option Receivables Collections received on such Date of Processing. Discount Option Receivables created on any Date of Processing shall mean the product of the amount of any Principal Receivables created on such Date of Processing (without giving effect to the proviso in the definition of Principal Receivables) and the Discount Percentage.

      "Discount Option Receivable Collections" shall mean on any Date of Processing occurring in any Monthly Period succeeding the Monthly Period in which the Discount Option Date occurs, the product of (a) a fraction the numerator of which is the Discount Option Receivables and the denominator of which is the sum of the Principal Receivables and the Discount Option Receivables in each case (for both the numerator and the denominator) at the end of the preceding Monthly Period and (b) Collections of Principal Receivables on such Date of Processing (without giving effect to the proviso in the definition of Principal Receivables).

      "Discount Percentage" shall mean the percentages, if any, designated by the Transferor pursuant to subsection 2.12(a).

      "Distribution Date" shall mean, with respect to any Series, the date specified in the applicable Supplement.

      "Document Delivery Date" shall have the meaning specified in subsection 2.09(h).

      "Dollars", "$" or "U.S. $" shall mean United States dollars.

      "Eligible Account" shall mean a consumer revolving credit card account owned by Universal Bank or Columbus Bank, in the case of the Initial Accounts on the Initial Cut-Off Date, or Universal Bank or other Account Owner, in the case of Additional Accounts or Initial Accounts after the Initial Cut-Off Date which, as of the Initial Cut-Off Date with respect to an Initial Account or as of the Additional Cut-Off Date with respect to an Additional Account meets the following requirements:

            (a) is a revolving credit card account in existence and maintained by Universal Bank, Columbus Bank or other Account Owner, as the case may be;

            (b) is payable in Dollars;

            (c) has a cardholder who has provided, as his most recent billing address, an address located in the United States or its territories or possessions or a military address;

            (d) except as provided below, has a cardholder who has not been identified by the Servicer in its computer files as being involved in a voluntary or involuntary bankruptcy proceeding;

            (e) has not been identified as an account with respect to which the related card has been lost or stolen;

            (f) has not been sold or pledged to any other party except for any sale to any other Account Owner that has either entered into a Receivables Purchase Agreement or is an Additional Transferor;

            (g) does not have receivables which have been sold or pledged by Universal Bank or any other Account Owner, as the case may be, to any other party other than (i) any Transferor or (ii) prior to the Amendment Date, to Universal;

            (h) with respect to the Initial Accounts, is an account in existence and maintained by Universal Bank or Columbus Bank as of the Initial Cut-Off Date;

            (i) except as provided below, does not have any Receivables that are Defaulted Receivables; and

            (j) does not have any Receivables that have been identified by the Servicer or the relevant Obligor as having been incurred as a result of fraudulent use of any related credit card.

      Eligible Accounts may include Accounts, the Receivables of which have been written off, or with respect to which the Servicer believes the related Obligor is bankrupt, in each case as of the Initial Cut-Off Date, with respect to the Initial Accounts, and as of the related Additional Cut-Off Date, with respect to Additional Accounts; provided, that (a) the balance of all Receivables included in such Accounts is reflected on the books and records of such Seller (and is treated for purposes of this Agreement) as "zero" and (b) charging privileges with respect to all such Accounts have been canceled in accordance with the relevant Credit Card Guidelines.

      "Eligible Deposit Account" shall mean either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States or any one of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank), and acting as a trustee for funds deposited in such account, so long as any of the unsecured, unguaranteed senior debt securities of such depository institution shall have a credit rating from each Rating Agency in one of its generic credit rating categories that signifies investment grade.

      "Eligible Institution" shall mean any depository institution (which may be the Trustee) organized under the laws of the United States or any one of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank), which depository institution at all times (a) is a member of the FDIC and (b) has (i) a long-term unsecured debt rating acceptable to the Rating Agency or (ii) a certificate of deposit rating acceptable to the Rating Agency. Notwithstanding the previous sentence any institution the appointment of which satisfies the Rating Agency Condition shall be considered an Eligible Institution. If so qualified, the Servicer may be considered an Eligible Institution for the purposes of this definition.

      "Eligible Investments" shall mean negotiable instruments or securities represented by instruments in bearer or registered form, or, in the case of deposits described below, deposit accounts held in the name of the Trustee in trust for the benefit of the Certificateholders, subject to the exclusive custody and control of the Trustee and for which the Trustee has sole signature authority, which evidence:

            (a) direct obligations of, or obligations fully guaranteed as to timely payment by, the United States of America;

            (b) demand deposits, time deposits or certificates of deposit (having original maturities of no more than 365 days) of depository institutions or trust companies incorporated under the laws of the United States of America or any state thereof, including the District of Columbia (or domestic branches of foreign banks) and subject to supervision and examination by federal or state banking or depository institution authorities; provided that at the time of the Trust's investment or contractual commitment to invest therein, the short-term debt rating of such depository institution or trust company shall be in the highest rating category of the Rating Agency;

            (c) commercial paper (having original or remaining maturities of no more than 30 days) having, at the time of the Trust's investment or contractual commitment to invest therein, a rating in the highest rating category of the Rating Agency;

            (d) demand deposits, time deposits and certificates of deposit which are fully insured by the FDIC having, at the time of the Trust's investment therein, a rating in the highest rating category of the Rating Agency;

            (e) bankers' acceptances (having original maturities of no more than 365 days) issued by any depository institution or trust company referred to in clause (b) above;

            (f) money market funds having, at the time of the Trust's investment therein, a rating in the highest rating category of the Rating Agency (including funds for which the Trustee or any of its Affiliates is investment manager or advisor);

            (g) time deposits (having maturities not later than the succeeding Distribution Date) other than as referred to in clause (d) above, with a Person the commercial paper of which has a credit rating satisfactory to the Rating Agency; or

            (h) any other investment of a type or rating that satisfies the Rating Agency Condition.

      "Eligible Receivable" shall mean each Receivable:

            (a) which has arisen in an Eligible Account;

            (b) which was created in compliance in all material respects with all Requirements of Law applicable to the institution which owned such Receivable at the time of its creation and pursuant to a Credit Card Agreement which complies in all material respects with all Requirements of Law applicable to Universal Bank or other Account Owner, as the case may be;

            (c) with respect to which all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given in connection with the creation of such Receivable or the execution, delivery and performance by Universal Bank or other Account Owner, as the case may be, of the Credit Card Agreement pursuant to which such Receivable was created, have been duly obtained, effected or given and are in full force and effect;

            (d) as to which at the time of the transfer of such Receivable to the Trust, the Transferor or the Trust will have good and marketable title thereto and which itself is free and clear of all Liens (other than any Lien for municipal or other local taxes if such taxes are not then due and payable or if the Transferor is then contesting the validity thereof in good faith by appropriate proceedings and has set aside on its books adequate reserves with respect thereto);

            (e) which has been the subject of either a valid transfer and assignment from the Transferor to the Trust of all the Transferor's right, title and interest therein (including any proceeds thereof), or the grant of a first priority perfected security interest therein

      (and in the proceeds thereof), effective until the termination of the Trust;

            (f) which at all times will be the legal, valid and binding payment obligation of the Obligor thereon enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

            (g) which, at the time of transfer to the Trust, has not been waived or modified except as permitted in accordance with the Credit Card Guidelines and which waiver or modification is reflected in the Servicer's computer file of revolving credit card accounts;

            (h) which, at the time of transfer to the Trust, is not subject to any right of rescission, setoff, counterclaim or any other defense (including defenses arising out of violations of usury laws) of the Obligor, other than defenses arising out of applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general;

            (i) as to which, at the time of transfer to the Trust, Universal Bank or other Account Owner, as the case may be, have satisfied all their obligations required to be satisfied by such time;

            (j) as to which, at the time of transfer to the Trust, none of the Transferor, Universal, Universal Bank or any other Account Owner, as the case may be, has taken any action which would impair, or omitted to take any action the omission of which would impair, the rights of the Trust or the Certificateholders therein; and

            (k) which constitutes either an "account" or a "general intangible" under and as defined in Article 9 of the UCC as then in effect in the State of Georgia and any other state where the filing of a financing statement is required to perfect the Trust's interest in the Receivables and the proceeds thereof.

      "Eligible Servicer" shall mean the Trustee or, if the Trustee is not acting as Servicer, an entity which, at the time of its appointment as Servicer,
(a) is servicing a portfolio of revolving credit card accounts, (b) is legally qualified and has the capacity to service the Accounts, (c) in the sole determination of the Trustee, which determination shall be conclusive and binding, has demonstrated the ability to service professionally and competently a portfolio of similar accounts in accordance with high standards of skill and care, (d) is qualified to use the software that is then being used to service the Accounts or obtains the right to use or has its own software which is adequate to perform its duties under this Agreement and (e) has a net worth of at least $50,000,000 as of the end of its most recent fiscal quarter.

      "Enhancement Agreement" shall mean any agreement, instrument or document governing the terms of any Series Enhancement or pursuant to which any Series Enhancement is issued or outstanding.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

      "Euroclear Operator" shall mean Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System.

      "Excess Allocation Series" shall mean a Series that, pursuant to the Supplement therefor, is entitled to receive certain excess Collections of Finance Charge Receivables, as more specifically set forth in such Supplement.

      "Exchange Date" shall mean, with respect to any Series, any date that is after the related Closing Date, in the case of Definitive Euro-Certificates in registered form, or upon presentation of certification of non-United States beneficial ownership (as described in Section 6.13), in the case of Definitive Euro-Certificates in bearer form.

      "FDIC" shall mean the Federal Deposit Insurance Corporation or any successor.

      "Finance Charge Receivables" shall mean all amounts billed to the Obligors on any Account in respect of (i) all Periodic Rate Finance Charges, (ii) Cash Advance Fees, (iii) annual membership fees and annual service charges, (iv) Late Fees, (v) Overlimit Fees, (vi) Discount Option Receivables, if any, and (vii) any other fees with respect to the Accounts designated by the Transferor at any time and from time to time to be included as Finance Charge Receivables; provided, however, that after the Premium Option Date, Finance Charge Receivables on any Date of Processing thereafter shall mean Finance Charge Receivables as otherwise determined pursuant to this definition minus the amount of Premium Option Receivables. Finance Charge Receivables shall also include (a) the interest portion of Participation Interests as shall be determined pursuant to, and only if so provided in, the applicable Participation Interest Supplement or Series Supplement, (b) Interchange as calculated pursuant to the Supplement for any Series and (c) all Recoveries with respect to Receivables previously charged off as uncollectible.

      "FIRREA" shall mean the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.

      "Fitch" shall mean Fitch Investors Service, L.P. or its successors.

      "Foreign Clearing Agency" shall mean Cedel and the Euroclear Operator.

      "Global Certificate" shall have the meaning specified in subsection
6.13(a).

      "Governmental Authority" shall mean the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

      "Group" shall mean, with respect to any Series, the group of Series, if any, in which the related Supplement specifies such Series is to be included.

      "Ineligible Receivables" shall have the meaning specified in subsection 2.05(a).

      "Initial Account" shall mean each MasterCard@ and VISA[R][1] consumer revolving credit card account established


----------

(1) MasterCard and VISA are registered trademarks of MasterCard
                                                  (continued...)

pursuant to a Credit Card Agreement between Universal Bank or Columbus Bank and any Person, which account is identified in the computer file or microfiche list delivered to the Trustee by the Transferor pursuant to Section 2.01 on the Initial Issuance Date.

      "Initial Cut-Off Date" shall mean July 31, 1995.

      "Initial Issuance Date" shall mean August 31, 1995, the date the initial Transferor Certificate is issued by the Trust and delivered to the Transferor.

      "Insolvency Event" shall have the meaning specified in subsection 9.01(a).

      "Insolvency Proceeds" shall have the meaning specified in subsection 9.01(b).

      "Insurance Proceeds" shall mean any amounts received pursuant to the payment of benefits under any credit life insurance policies, credit disability or unemployment insurance policies covering any Obligor with respect to Receivables under such Obligor's Account.

      "Interchange" shall mean interchange fees payable to Universal Bank, Columbus Bank or any other Account Owner, in its capacity as credit card issuer, through MasterCard or VISA in connection with cardholder charges for goods or services with respect to the Accounts, as calculated pursuant to the related Supplement for any Series.

      "Invested Amount" shall mean, with respect to any Series and for any date, an amount equal to the invested amount or adjusted invested amount, as applicable, specified in the related Supplement.

      "Investment Company Act" shall mean the Investment Company Act of 1940, as amended.

      "Investor Certificateholder" shall mean the Person in whose name a Registered Certificate is registered in the Certificate Register or the bearer of any Bearer Certificate (or the Global Certificate, as the case may be) or Coupon.


----------

(1)  (...continued)
International Incorporated and VISA USA, Inc., respectively.

      "Investor Certificates" shall mean any certificated or uncertificated interest in the Trust designated as, or deemed to be, an "Investor Certificate" in the related Supplement.

      "Late Fees" shall have the meaning specified in the Credit Card Agreement applicable to each Account for late fees or similar terms.

      "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, equity interest, encumbrance, lien (statutory or other), preference, participation interest, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC or comparable law of any jurisdiction to evidence any of the foregoing; provided, however, that any assignment permitted by subsection 6.03(b) or Section 7.02 and the lien created by this Agreement shall not be deemed to constitute a Lien.

      "Manager" shall mean the lead manager, manager or co-manager or Person performing a similar function with respect to an offering of Definitive Euro-Certificates.

      "MasterCard" shall mean MasterCard International Incorporated, and its successors in interest.

      "Monthly Period" shall mean, with respect to each Distribution Date, unless otherwise provided in a Supplement, the period from and including the first day of the preceding calendar month to and including the last day of such calendar month; provided, however, that the initial Monthly Period with respect to any Series will commence on the Closing Date with respect to such Series.

      "Monthly Servicing Fee" shall have the meaning specified in Section 3.02.

      "Moody's" shall mean Moody's Investors Service, Inc., or its successor.

      "New Account" shall mean each MasterCard and VISA consumer revolving credit card account established pursuant to a Credit Card Agreement, which account is designated pursuant to subsection 2.09(d) to be included as an Account and is identified in the computer file or microfiche list delivered to the Trustee by the Transferor pursuant to Section 2.01 and subsection 2.09(h).

      "Notices" shall have the meaning specified in subsection 13.05(a).

      "Obligor" shall mean, with respect to any Account, the Person or Persons obligated to make payments with respect to such Account, including any guarantor thereof, but excluding any merchant.

      "Officer's Certificate" shall mean, unless otherwise specified in this Agreement, a certificate delivered to the Trustee signed by the President, any Vice President or the Treasurer of a Transferor or the Servicer, as the case may be, or by the President, any Vice President or the financial controller (or an officer holding an office with equivalent or more senior responsibilities or, in the case of the Servicer, a Servicing Officer, and, in the case of the Transferor, any executive of the Transferor designated in writing by a Vice President or more senior officer of the Transferor for this purpose) of a Successor Servicer.

      "Opinion of Counsel" shall mean a written opinion of counsel, who may be counsel for, or an employee of, the Person providing the opinion and who shall be reasonably acceptable to the Trustee.

      "Original Agreement" shall have the meaning specified in the preambles to this Agreement.

      "Overlimit Fees" shall have the meaning specified in the Credit Card Agreement applicable to each Account for overlimit fees or similar terms if such fees are provided for with respect to such Account.

      "Participation Interest Supplement" shall mean a Supplement entered into pursuant to subsection 2.09(a)(ii) or (b) in connection with the conveyance of Participation Interests to the Trust.

      "Participation Interests" shall have the meaning specified in subsection 2.09(a)(ii).

      "Paying Agent" shall mean any paying agent appointed pursuant to Section
6.07 and shall initially be the Trustee; provided, that if the Supplement for a Series so provides, a separate or additional Paying Agent may be appointed with respect to such Series.

      "Pay Out Event" shall mean, with respect to any Series, any Pay Out Event specified in the related Supplement.

      "Periodic Rate Finance Charges" shall have the meaning specified in the Credit Card Agreement applicable to each Account for finance charges (due to periodic rate) or any similar term.

      "Person" shall mean any legal person, including any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, governmental entity or other entity of similar nature.

      "Portfolio Yield" shall mean with respect to the Trust as a whole and, with respect to any Monthly Period, the annualized percentage equivalent of a fraction (a) the numerator of which is the aggregate of the sum of the Series Allocable Finance Charge Collections for all Series during the immediately preceding Monthly Period calculated on a cash basis, after subtracting therefrom the Series Allocable Defaulted Amounts for all Series with respect to such Monthly Period and (b) the denominator of which is the total amount of Principal Receivables plus (without duplication) the then outstanding principal amount of any Participation Interests conveyed to the Trust, plus the amount of funds on deposit in the Special Funding Account, in each case, as of the last day of the immediately preceding Monthly Period; provided that, with respect to any Monthly Period in which an Aggregate Addition occurs or a removal of Accounts pursuant to Section 2.10 occurs, the amount of Principal Receivables and Participation Interests referred to in clause (b) shall be the average amount of Principal Receivables and Participation Interests in the Trust on each Business Day during such Monthly Period based upon the assumptions that (1) the aggregate amount of Principal Receivables in the Trust plus the then outstanding principal amount of any Participation Interests conveyed to the Trust at the end of the day on the last day of the prior Monthly Period is the aggregate amount of Principal Receivables and Participation Interests in the Trust on each Business Day of the period from and including the first day of such Monthly Period to but excluding the related Addition Date or Removal Date and (2) the aggregate amount of Principal Receivables in the Trust plus the then outstanding principal amount of any Participation Interests conveyed to the Trust at the end of the day on the related Addition Date or Removal Date is the aggregate amount of Principal Receivables and Participation Interests in the Trust on each Business Day of the period from and including the related Addition Date or Removal Date to and including the last day of such Monthly Period.

      "Predecessor Transferor" shall mean, with respect to Universal Bank, AT&T Funding.

      "Premium Option Date" shall mean each date on which a Premium Percentage designated by the Transferor pursuant to Section 2.13 takes effect.

      "Premium Option Receivables" shall have the meaning specified in Section
2.13. The aggregate amount of Premium Option Receivables outstanding on any Date of Processing occurring on or after the Premium Option Date shall equal the sum of (a) the aggregate Premium Option Receivables at the end of the prior Date of Processing (which amount, prior to the Premium Option Date, shall be zero) plus
(b) any new Premium Option Receivables created on such Date of Processing minus
(c) any Premium Option Receivables Collections received on such Date of Processing. Premium Option Receivables created on any Date of Processing shall mean the product of the amount of any Finance Charge Receivables created on such Date of Processing and the Premium Percentage.

      "Premium Option Receivables Collections" shall mean on any Date of Processing occurring in any Monthly Period succeeding the Monthly Period in which the Premium Option Date occurs, the product of (a) a fraction the numerator of which is the Premium Option Receivables and the denominator of which is the sum of the Finance Charge Receivables and the Premium Option Receivables in each case (for both the numerator and the denominator) at the end of the preceding Monthly Period and (b) Collections of Finance Charge Receivables on such Date of Processing.

      "Premium Percentage" shall mean the percentages, if any, designated by the Transferor pursuant to Section 2.13.

      "Principal Receivables" shall mean all Receivables other than Finance Charge Receivables or Defaulted Receivables; provided, however, that after the Discount Option Date, Principal Receivables on any Date of Processing thereafter shall mean Principal Receivables as otherwise determined pursuant to this definition minus the amount of any Discount Option Receivables. Principal Receivables shall also include the principal portion of Participation Interests as shall be determined pursuant to, and only if so provided in, the applicable Participation Interest Supplement or Series Supplement. In calculating the aggregate amount of Principal Receivables on any day, the amount of Principal Receivables shall be reduced by the aggregate amount of credit balances in the Accounts on such day. Any Principal Receivables which the Transferor is unable to transfer as provided in Section 2.11 shall not be included in calculating the amount of Principal Receivables.

      "Principal Sharing Series" shall mean a Series that, pursuant to the Supplement therefor, is entitled to receive Shared Principal Collections.

      "Principal Shortfalls" shall have the meaning specified in Section 4.04.

      "Principal Terms" shall mean, with respect to any Series, (i) the name or designation; (ii) the initial principal amount (or method for calculating such amount), the Invested Amount, the Series Invested Amount and the Required Series Transferor Amount, (iii) the Certificate Rate (or method for the determination thereof); (iv) the payment date or dates and the date or dates from which interest shall accrue; (v) the method for allocating Collections to Investor Certificateholders; (vi) the designation of any Series Accounts and the terms governing the operation of any such Series Accounts; (vii) the Servicing Fee;
(viii) the issuer and terms of any form of Series Enhancements with respect thereto; (ix) the terms on which the Investor Certificates of such Series may be exchanged for Investor Certificates of another Series, repurchased by the Transferor or remarketed to other investors; (x) the Series Termination Date;
(xi) the number of Classes of Investor Certificates of such Series and, if more than one Class, the rights and priorities of each such Class; (xii) the extent to which the Investor Certificates of such Series will be issuable in temporary or permanent global form (and, in such case, the depositary for such global certificate or certificates, the terms and conditions, if any, upon which such global certificate may be exchanged, in whole or in part, for Definitive Certificates, and the manner in which any interest payable on a temporary or global certificate will be paid); (xiii) whether the Investor Certificates of such Series may be issued in bearer form and any limitations imposed thereon; (xiv) the priority of such Series with respect to any other Series; (xv) whether such Series will be part of a Group;
(xvi) whether such Series will be a Principal Sharing Series, (xvii) whether such Series will be an Excess Allocation Series, (xviii) the Distribution Date, and (xix) any other terms of such Series.

      "Rating Agency" shall mean, with respect to any outstanding Series or Class, each rating agency, as specified in the applicable Supplement, selected by the Transferor to rate the Investor Certificates of such Series or Class.

      "Rating Agency Condition" shall mean, with respect to any action, that each Rating Agency shall have notified the Transferor, the Servicer and the Trustee in writing that such action will not result in a reduction or withdrawal of the then existing rating of any outstanding Series or Class with respect to which it is a Rating Agency.

      "Reassignment" shall have the meaning specified in Section 2.10.

      "Receivables" shall mean all amounts shown on the Servicer's records as amounts payable by Obligors on any Account from time to time, including amounts payable for Principal Receivables and Finance Charge Receivables. Receivables which become Defaulted Receivables will cease to be included as Receivables as of the day on which they become Defaulted Receivables.

      "Receivables Purchase Agreements" shall mean, as applicable, (i) the receivables purchase agreement between Universal and Universal Bank, dated as of August 1, 1995, the rights and obligations of Universal under which were assigned to and assumed by Universal Bank effective as of the Amendment Date, as amended from time to time in accordance with the terms thereof, and including any receivables purchase agreement, substantially in the form of such agreement dated August 1, 1995, entered into between the Transferor and an Account Owner in the future; provided, that (A) the Rating Agency Condition is satisfied with respect to such receivables purchase agreement and (B) the Transferor shall have delivered to the Trustee an Officer's Certificate to the effect that such officer reasonably believes that the execution and delivery of such receivables purchase agreement will not have an Adverse Effect, and (ii) prior to the Amendment Date, the receivables purchase agreement between Universal and the Transferor, dated as of August 1, 1995, as amended from time to time in accordance therewith, and the receivables purchase agreement between Universal and Columbus Bank, dated as of August 1, 1995, as amended from time to time in accordance therewith.

      "Record Date" shall mean, with respect to any Distribution Date, the last day of the calendar month immediately preceding such Distribution Date unless otherwise specified for a Series in the applicable Supplement.

      "Recoveries" shall mean all amounts received (net of out-of-pocket costs of collection), including Insurance Proceeds, with respect to Defaulted Receivables, including the net proceeds of any sale of such Defaulted Receivables by the Transferor.

      "Registered Certificateholder" shall mean the Holder of a Registered Certificate.

      "Registered Certificates" shall have the meaning specified in Section
6.01.

      "Reinvestment Event" shall mean, if applicable with respect to any Series, any Reinvestment Event specified in the related Supplement.

      "Related Account" shall mean an Account with respect to which a new credit account number has been issued by the applicable Account Owner or Servicer or the applicable Transferor under circumstances resulting from a lost or stolen credit card and not requiring standard application and credit evaluation procedures under the Credit Card Guidelines.

      "Removal Date" shall have the meaning specified in Section 2.10.

      "Removed Accounts" shall have the meaning specified in Section 2.10.

      "Removed Participation Interests" shall have the meaning specified in
Section 2.10.

      "Required Designation Date" shall have the meaning specified in subsection 2.09(a).

      "Required Minimum Principal Balance" shall mean, with respect to any date
(a) the sum of the Series Invested Amounts for each Series outstanding on such date plus the Required Transferor Amount on such date, minus (b) the Special Funding Amount.

      "Required Transferor Amount" shall mean, with respect to any date, the sum of the Series Required Transferor Amounts for all Series outstanding on such date.

      "Requirements of Law" shall mean any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, whether Federal, state or local (including usury laws, the Federal Truth in Lending Act and Regulation B and Regulation Z of the Board of Governors of the Federal Reserve System), and, when used with respect to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person.

      "Responsible Officer" shall mean, when used with respect to the Trustee, any officer within the Corporate Trust Office of the Trustee including any vice president, assistant vice president, assistant treasurer, assistant secretary, trust officer or any other officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers or to whom any corporate trust matter is referred at the Corporate Trust Office because of such officer's knowledge of and familiarity with the particular subject.

      "Revolving Period" shall mean, with respect to any Series, the period specified in the related Supplement.

      "Series" shall mean any series of Investor Certificates issued pursuant to
Section 6.03.

      "Series Account" shall mean any deposit, trust, escrow or similar account maintained for the benefit of the Investor Certificateholders of any Series or Class, as specified in any Supplement.

      "Series Adjusted Invested Amount" shall mean, with respect to any Series and for any Monthly Period, the Series Invested Amount of such Series, after subtracting therefrom the excess, if any, of the cumulative amount (calculated in accordance with the terms of the related Supplement) of investor charge-offs, subordination of principal collections and funding the investor default amount for any other Class of Investor Certificates of such Series or another Series allocable to the Invested Amount for such Series as of the last day of the immediately preceding Monthly Period over the aggregate reimbursement of such investor charge-offs, subordination of principal collections and funding the investor default amount for any other Class of Investor Certificates of such Series or another Series as of such last day, or such lesser amount as may be provided in the Series Supplement for such Series.

      "Series Allocable Defaulted Amount" shall mean, with respect to any Series and for any Monthly Period, the product of the Series Allocation Percentage and the Defaulted Amount with respect to such Monthly Period.

      "Series Allocable Finance Charge Collections" shall mean, with respect to any Series and for any Monthly Period, the product of the Series Allocation Percentage and the amount of Collections of Finance Charge Receivables deposited in the Collection Account for such Monthly Period.

      "Series Allocable Principal Collections" shall mean, with respect to any Series and for any Monthly Period, the product of the Series Allocation Percentage and the amount of Collections of Principal Receivables deposited in the Collection Account for such Monthly Period.

      "Series Allocation Percentage" shall mean, with respect to any Series and for any Monthly Period, the percentage equivalent of a fraction, the numerator of which is the Series Adjusted Invested Amount plus the Series Required Transferor Amount as of the last day of the immediately preceding Monthly Period and the denominator of which is the Trust Adjusted Invested Amount plus the sum of all Series Required Transferor Amounts as of such last day.

      "Series Enhancement" shall mean the rights and benefits provided to the Trust or the Investor Certificateholders of any Series or Class pursuant to any letter of credit, surety bond, cash collateral account, collateral invested amount, spread account, guaranteed rate agreement, maturity liquidity facility, tax protection agreement, interest rate swap agreement, interest rate cap agreement or other similar arrangement. The subordination of any Series or Class to another Series or Class shall be deemed to be a Series Enhancement.

      "Series Enhancer" shall mean the Person or Persons providing any Series Enhancement, other than (except to the extent otherwise provided with respect to any Series in the Supplement for such Series) the Investor Certificateholders of any Series or Class which is subordinated to another Series or Class.

      "Series Invested Amount" shall have, with respect to any Series, the meaning specified in the related Supplement.

      "Series Issuance Date" shall mean, with respect to any Series, the date on which the Investor Certificates of such Series are to be originally issued in accordance with Section 6.03 and the related Supplement.

      "Series Required Transferor Amount" shall have the meaning, with respect to any Series, specified in the related Supplement.

      "Series Termination Date" shall mean, with respect to any Series, the termination date for such Series specified in the related Supplement.

      "Service Transfer" shall have the meaning specified in Section 10.01.

      "Servicer" shall mean Universal, in its capacity as Servicer pursuant to this Agreement, and, after any Service Transfer, the Successor Servicer.

      "Servicer Default" shall have the meaning specified in Section 10.01.

      "Servicing Fee" shall have the meaning specified in Section 3.02.

      "Servicing Fee Rate" shall mean, with respect to any Series, the servicing fee rate specified in the related Supplement.

      "Servicing Officer" shall mean any officer of the Servicer or an attorney-in-fact of the Servicer who in either case is involved in, or responsible for, the administration and servicing of the Receivables and whose name appears on a list of servicing officers furnished to the Trustee by the Servicer, as such list may from time to time be amended.

      "Shared Principal Collections" shall have the meaning specified in Section 4.04.

      "Special Funding Account" shall have the meaning set forth in Section
4.02.

      "Special Funding Amount" shall mean the amount on deposit in the Special Funding Account.

      "Standard & Poor's" shall mean Standard & Poor's Ratings Group or its successor.

      "Successor Servicer" shall have the meaning specified in subsection 10.02(a).

      "Supplement" shall mean, with respect to any Series, a supplement to this Agreement, executed and delivered in connection with the original issuance of the Investor Certificates of such Series pursuant to Section 6.03, and, with respect to any Participation Interest, an amendment to this Agreement executed pursuant to Section 13.01, and, in either case, including all amendments thereof and supplements thereto.

      "Supplemental Certificate" shall have the meaning specified in subsection 6.03(b).

      "Tax Opinion" shall mean, with respect to any action, an Opinion of Counsel to the effect that, for federal income tax purposes, (a) such action will not adversely affect the tax characterization as debt of the Investor Certificates of any outstanding Series or Class that was characterized as debt at the time of its issuance, (b) following such action the Trust will not be deemed to be an association (or publicly traded partnership) taxable as a corporation, (c) such action will not cause or constitute an event in which gain or loss would be recognized by any Investor Certificateholder and (d) to the extent provided in a Supplement, in the case of subsection 6.03(b)(vi), the

Investor Certificates of the Series established pursuant to such Supplement will be properly characterized as debt.

      "Termination Notice" shall have the meaning specified in subsection 10.01(d).

      "Termination Proceeds" shall have the meaning specified in subsection 12.02(c).

      "Transfer Agent and Registrar" shall have the meaning specified in Section 6.04.

      "Transfer Date" shall mean the Business Day immediately preceding each Distribution Date.

      "Transfer Restriction Event" shall have the meaning specified in Section 2.11.

      "Transferor" shall mean (a) (i) prior to the Amendment Date, AT&T Funding and (ii) on and after such date, Universal Bank, or its successor under this Agreement and (b) any Additional Transferor or Transferors. References to "each Transferor" shall refer to each entity mentioned in the preceding sentence and references to "the Transferor" shall refer to all of such entities.

      "Transferor Amount" shall mean on any date of determination an amount equal to the difference between (I) the sum of (A) the aggregate balance of Principal Receivables at the end of the day immediately prior to such date of determination and (B) Special Funding Amount at the end of the day immediately prior to such date of determination minus (II) the Aggregate Invested Amount at the end of such day.

      "Transferor Certificate" shall mean (i) prior to the Amendment Date, the certificate executed by AT&T Funding and authenticated by or on behalf of the Trustee and (ii) on and after such date, the certificate executed by Universal Bank and authenticated by or on behalf of the Trustee, in each case in substantially the form of Exhibit A, as the same may be modified in accordance with Exhibit A.

      "Transferor Certificate Supplement" shall have the meaning specified in subsection 6.03(b).

      "Transferor Certificates" shall mean, collectively, the Transferor Certificate and any outstanding Supplemental Certificates.

      "Transferor's Interest" shall have the meaning specified in Section 4.01.

      "Transferred Account" shall mean each account into which an Account shall be transferred provided that (i) such transfer was made in accordance with the Credit Card Guidelines and (ii) such account can be traced or identified as an account into which an Account has been transferred.

      "Trust" shall mean the Universal Card Master Trust created by this Agreement.

      "Trust Adjusted Invested Amount" shall mean, with respect to any Monthly Period, the aggregate Series Adjusted Invested Amounts as adjusted in any Supplement for all outstanding Series for such Monthly Period.

      "Trust Assets" shall have the meaning specified in Section 2.01.

      "Trustee" shall mean Bankers Trust Company, a New York banking corporation, in its capacity as trustee on behalf of the Trust, or its successor in interest, or any successor trustee appointed as herein provided.

      "UCC" shall mean the Uniform Commercial Code, as amended from time to time, as in effect in any specified jurisdiction.

      "Universal" shall mean Universal Card Services Corp., a Delaware corporation, and its successors and permitted assigns.

      "Universal Bank" shall mean Universal Bank, N.A., a national banking association and its successors and permitted assigns.

      "VISA" shall mean VISA USA, Inc., and its successors in interest.

      Section 1.02. Other Definitional Provisions

(a) With respect to any Series, all terms used herein and not otherwise defined herein shall have meanings ascribed to them in the related Supplement.

      (b) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

      (c) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles or regulatory accounting principles, as applicable and as in effect on the date of this Agreement. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles or regulatory accounting principles in the United States, the definitions contained in this Agreement or in any such certificate or other document shall control.

      (d) The agreements, representations and warranties of Universal Bank and Universal in this Agreement in each of their respective capacities as Transferor and Servicer shall be deemed to be the agreements, representations and warranties of Universal Bank and Universal solely in each such capacity for so long as Universal Bank and Universal act in each such capacity under this Agreement.

      (e) Any reference to each Rating Agency shall only apply to any specific rating agency if such rating agency is then rating any outstanding Series.

      (f) Unless otherwise specified, references to any amount as on deposit or outstanding on any particular date shall mean such amount at the close of business on such day.

      (g) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; references to any subsection, Section, Schedule or Exhibit are references to subsections, Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term "including" means "including without limitation."


                               [END OF ARTICLE I]

                                   ARTICLE II

                            CONVEYANCE OF RECEIVABLES


      Section 2.01. Conveyance of Receivables. By execution of the Original Agreement, each of the Predecessor Transferor and, in the case of Additional Accounts, the Predecessor Transferor or, if applicable, any Additional Transferor thereby transferred, assigned, set over, sold and otherwise conveyed to the Trustee, on behalf of the Trust, for the benefit of the Certificateholders, without recourse except as provided therein, all its right, title and interest in, to and under the Receivables existing at the close of business on the Initial Cut-Off Date, in the case of Receivables arising in the Initial Accounts, and on each Additional Cut-Off Date, in the case of Receivables arising in the Additional Accounts, and in each case thereafter created from time to time until the termination of the Trust, all Interchange and Recoveries allocable to the Trust as provided therein, all monies due or to become due and all amounts received with respect thereto and all proceeds (including "proceeds" as defined in the UCC) thereof. By execution of this Agreement, each of Universal Bank and, in the case of Additional Accounts included as Accounts after the Amendment Date, Universal Bank or, if applicable, any Additional Transferor does hereby transfer, assign, set over, sell and otherwise convey to the Trustee, on behalf of the Trust, for the benefit of the Certificateholders, without recourse except as provided herein, all its right, title and interest in, to and under the Receivables existing at the close of business on the Amendment Date, in the case of Receivables arising in the Accounts as of such date, and on each Additional Cut-Off Date, in the case of Receivables arising in Additional Accounts included as Accounts after the Amendment Date, and in each case thereafter created from time to time until the termination of the Trust, all Interchange and Recoveries allocable to the Trust as provided herein, all monies due or to become due and all amounts received with respect thereto and all proceeds (including "proceeds" as defined in the UCC) thereof. Such property, together with all monies and other property on deposit in the Collection Account, the Series Accounts and the Special Funding Account, the rights of the Trustee on behalf of the Trust under this Agreement and any Supplement, the property conveyed to the Trustee on behalf of the Trust under any Participation Interest Supplement, any Series Enhancement and the right to receive Interchange attributed to cardholder charges for merchandise and services in the

Accounts shall constitute the assets of the Trust (the "Trust Assets"). The foregoing does not constitute and is not intended to result in the creation or assumption by the Trust, the Trustee, any Investor Certificateholder or any Series Enhancer of any obligation of Universal Bank or other Account Owner or the Transferor, the Predecessor Transferor, any Additional Transferor, the Servicer or any other Person in connection with the Accounts or the Receivables or under any agreement or instrument relating thereto, including any obligation to Obligors, merchant banks, merchants clearance systems, VISA, MasterCard or insurers. The Obligors shall not be notified in connection with the creation of the Trust of the transfer, assignment, set-over, sale and conveyance of the Receivables to the Trust. The foregoing transfer, assignment, set-over, sale and conveyance to the Trust shall be made to the Trustee, on behalf of the Trust, and each reference in this Agreement to such transfer, assignment, set-over, sale and conveyance shall be construed accordingly.

      Each Transferor agrees to record and file, at its own expense, financing statements (and amendments and continuation statements when applicable) with respect to the Receivables conveyed by such Transferor now existing and hereafter created meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect, and maintain the perfection of, the transfer and assignment of its interest in such Receivables to the Trust, and to deliver a file stamped copy of each such financing statement or other evidence of such filing to the Trustee (i) as soon as practicable after the first Closing Date, in the case of Receivables arising in the Initial Accounts, (ii) as soon as practicable after the Amendment Date, in the case of any filings necessary as a result of the amendments made as of the Amendment Date, and (iii) if any additional filing is so necessary, as soon as practicable after the applicable Addition Date, in the case of Receivables arising in Additional Accounts. The Trustee shall be under no obligation whatsoever to file such financing or continuation statements or to make any other filing under the UCC in connection with such transfer and assignment.

      Each Transferor further agrees, at its own expense, (a) on or prior to (w) the first Closing Date, in the case of the Initial Accounts, (x) the applicable Addition Date, in the case of Additional Accounts included as Accounts after the first Closing Date and (y) the applicable Removal Date, in the case of Removed Accounts, to indicate in the appropriate computer files that Receivables created (or reassigned, in the case of Removed Accounts) in connection with the Accounts have been conveyed to the Trust pursuant to this Agreement for the benefit of the Certificateholders (or conveyed to the Transferor or its designee in accordance with Section 2.10, in the case of Removed Accounts) by including (or deleting in the case of Removed Accounts) in such computer files the code identifying each such Account and (b) on or prior to (v) the first Closing Date, in the case of the Initial Accounts,
(w) the date that is five Business Days after the applicable Addition Date, in the case of Aggregate Additions, (x) the date that is 30 days after the applicable Addition Date, in the case of New Accounts, and (y) the date that is five Business Days after the applicable Removal Date, in the case of Removed Accounts, to deliver to the Trustee a computer file or microfiche list containing a true and complete list of all such Accounts specifying for each such Account, as of the Initial Cut-Off Date, in the case of the Initial Accounts, the applicable Additional Cut-Off Date, in the case of Additional Accounts, and the applicable Removal Date in the case of Removed Accounts, its account number and, other than in the case of New Accounts, the aggregate amount outstanding in such Account and the aggregate amount of Principal Receivables outstanding in such Account. Each such file or list, as supplemented, from time to time, to reflect Additional Accounts and Removed Accounts, shall be marked as
Schedule 1 to this Agreement and is hereby incorporated into and made a part of this Agreement. The Transferor further agrees not to alter the code referenced in this paragraph with respect to any Account during the term of this Agreement unless and until such Account becomes a Removed Account.

      It is the intention of the parties hereto that the arrangements with respect to the Receivables shall constitute a purchase and sale of such Receivables and not a loan. In the event, however, that it were determined that the transactions evidenced hereby constitute a loan and not a purchase and sale, it is the intention of the parties hereto that this Agreement shall constitute a security agreement under applicable law, and that each Transferor shall be deemed to have granted to the Trust a first priority perfected security interest in all of such Transferor's right, title and interest, whether now owned or hereafter acquired, in, to and under the Receivables and the other Trust Assets conveyed by such Transferor to secure its obligations hereunder.

      Section 2.02. Acceptance by Trustee


      (a) The Trustee hereby acknowledges its acceptance on behalf of the Trust of all right, title and interest to the property, now existing and hereafter created, conveyed to the Trust pursuant to Section 2.01 and declares that it shall maintain such right, title and interest, upon the trust herein set forth, for the benefit of all Certificateholders. The Trustee further acknowledges that, prior to or simultaneously with the execution and delivery of the Original Agreement, the Transferor delivered to the Trustee the computer file or microfiche list relating to the Initial Accounts described in the penultimate paragraph of Section 2.01. The Trustee shall maintain a copy of Schedule 1, as delivered from time to time, at the Corporate Trust Office.

      (b) The Trustee hereby agrees not to disclose to any Person any of the account numbers or other information contained in the computer files or microfiche lists marked as Schedule 1 and delivered to the Trustee, from time to time, except (i) to a Successor Servicer or as required by a Requirement of Law applicable to the Trustee, (ii) in connection with the performance of the Trustee's duties hereunder, (iii) in enforcing the rights of Certificateholders or (iv) to bona fide creditors or potential creditors of any Account Owner, Universal or any Transferor for the limited purpose of enabling any such creditor to identify Receivables or Accounts subject to this Agreement or the Receivables Purchase Agreements. The Trustee agrees to take such measures as shall be reasonably requested by any Transferor to protect and maintain the security and confidentiality of such information and, in connection therewith, shall allow each Transferor or its duly authorized representatives to inspect the Trustee's security and confidentiality arrangements as they specifically relate to the administration of the Trust from time to time during normal business hours upon prior written notice. The Trustee shall provide the applicable Transferor with notice five Business Days prior to disclosure of any information of the type described in this subsection 2.02(b).

      (c) The Trustee shall have no power to create, assume or incur indebtedness or other liabilities in the name of the Trust other than as contemplated in this Agreement.

      Section 2.03. Representations and Warranties of Each Transferor Relating to Such Transferor. Each Transferor hereby severally represents and warrants to the Trust (and agrees that the Trustee may conclusively rely on each such representation and warranty in accepting the Receivables in trust and in authenticating the Certificates) as of each Closing Date (but only if it was a Transferor on such Date) that:

            (a) Organization and Good Standing. Such Transferor is a national banking association or corporation validly existing under the laws of the jurisdiction of its organization or incorporation and has, in all material respects, full power and authority to own its properties and conduct its business as presently owned or conducted, and to execute, deliver and perform its obligations under this Agreement, any Receivables Purchase Agreement to which it is a party and each applicable Supplement and to execute and deliver to the Trustee the Certificates.

            (b) Due Qualification. Such Transferor is duly qualified to do business and is in good standing as a foreign corporation or other foreign entity (or is exempt from such requirements) and has obtained all necessary licenses and approvals, in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would (i) render any Credit Card Agreement relating to an Account or any Receivable conveyed to the Trust by such Transferor unenforceable by such Transferor or the Trust or (ii) have a material adverse effect on the Investor Certificateholders.

            (c) Due Authorization. The execution and delivery of this Agreement, any Receivables Purchase Agreement to which it is a party and each Supplement by such Transferor and the execution and delivery to the Trustee of the Certificates and the consummation by such Transferor of the transactions provided for in this Agreement, each Receivables Purchase Agreement to which it is a party and each Supplement have been duly authorized by such Transferor by all necessary corporate action on the part of such Transferor.

            (d) No Conflict. The execution and delivery by such Transferor of this Agreement, each Receivables Purchase Agreement to which it is a party, each Supplement, and the Certificates, the performance of the transactions contemplated by this Agreement, any Receivables Purchase Agreement to which it is a party and each Supplement and the fulfillment of the terms hereof and thereof applicable to such Transferor, will not conflict with or violate any Requirements of Law applicable to such Transferor or conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which such Transferor is a party or by which it or its properties are bound.

            (e) No Proceedings. There are no proceedings or investigations, pending or, to the best knowledge of such Transferor, threatened against such Transferor before any Governmental Authority (i) asserting the invalidity of this Agreement, any Receivables Purchase Agreement to which it is a party, any Supplement or the Certificates, (ii) seeking to prevent the issuance of any of the Certificates or the consummation of any of the transactions contemplated by this Agreement, any Receivables Purchase Agreement to which it is a party, any Supplement or the Certificates,
      (iii) seeking any determination or ruling that, in the reasonable judgment of such Transferor, would materially and adversely affect the performance by such Transferor of its obligations under this Agreement, any Receivables Purchase Agreement to which is it a party or any Supplement,
      (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement any Receivables Purchase Agreement to which it is a party, any Supplement or the Certificates or (v) seeking to affect adversely the income or franchise tax attributes of the Trust under the United States Federal or any State income or franchise tax systems.

            (f) All Consents. All authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by such Transferor in connection with the execution and delivery by such Transferor of this Agreement, any Receivables Purchase

      Agreement to which it is a party, each Supplement and the Certificates and the performance of the transactions contemplated by this Agreement and each Supplement by such Transferor have been duly obtained, effected or given and are in full force and effect.

      Section 2.04. Representations and Warranties of each Transferor Relating to the Agreement and Any .upplement and the Receivables


      (a) Representations and Warranties. Each Transferor hereby severally represents and warrants to the Trust as of the Initial Issuance Date, each Closing Date, the Amendment Date and, with respect to Additional Accounts, as of the related Addition Date (but only if, in any case, it was a Transferor on such date) that:

            (i) this Agreement, any Receivables Purchase Agreement to which it is a party, each Supplement and, in the case of Additional Accounts, the related Assignment, each constitutes a legal, valid and binding obligation of such Transferor enforceable against such Transferor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally from time to time in effect or general principles of equity;

            (ii) as of the Initial Cut-Off Date and as of the related Additional Cut-Off Date with respect to Additional Accounts, the portion of Schedule 1 to this Agreement under such Transferor's name, as supplemented to such date, is an accurate and complete listing in all material respects of all the Accounts as of the Initial Cut-Off Date or such Additional Cut-Off Date, as the case may be, and the information contained therein with respect to the identity of such Accounts and the Receivables existing thereunder is true and correct in all material respects as of the Initial Cut-Off Date or such Additional Cut-Off Date, as the case may be;

            (iii) each Receivable conveyed to the Trust by such Transferor has been conveyed to the Trust free and clear of any Lien;

            (iv) all authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by such Transferor in connection with the conveyance by such Transferor of Receivables to the Trust have been duly obtained, effected or given and are in full force and effect;

            (v) either this Agreement or, in the case of Additional Accounts, the related Assignment constitutes a valid sale, transfer and assignment to the Trust of all right, title and interest of such Transferor in the Receivables conveyed to the Trust by such Transferor and the proceeds thereof and Recoveries and Interchange identified as relating to the Receivables conveyed to the Trust by such Transferor or, if this Agreement or, in the case of Additional Accounts, the related Assignment does not constitute a sale of such property, it constitutes a grant of a first priority perfected "security interest" (as defined in the UCC) in such property to the Trust, which, in the case of existing Receivables and the proceeds thereof and said Recoveries and Interchange, is enforceable upon execution and delivery of this Agreement, or, with respect to then existing Receivables in Additional Accounts, as of the applicable Addition Date, and which will be enforceable with respect to such Receivables hereafter and thereafter created and the proceeds thereof upon such creation. Upon the filing of the financing statements and, in the case of Receivables hereafter created and the proceeds thereof, upon the creation thereof, the Trust shall have a first priority perfected security or ownership interest in such property and proceeds;

            (vi) on the Initial Cut-Off Date, each Initial Account specified in
      Schedule 1 with respect to such Transferor is an Eligible Account and, on the applicable Additional Cut-Off Date, each related Additional Account specified in Schedule 1 with respect to such Transferor is an Eligible Account;

            (vii) on the Initial Cut-Off Date, each Receivable then existing and conveyed to the Trust by such Transferor is an Eligible Receivable and, on the applicable Additional Cut-Off Date, each Receivable contained in the related Additional Accounts and conveyed to the Trust by such Transferor is an Eligible Receivable;

            (viii) as of the date of the creation of any new Receivable transferred to the Trust by such Transferor, such Receivable is an Eligible Receivable; and

            (ix) no selection procedures believed by such Transferor to be materially adverse to the interests of the Investor Certificateholders have been used in selecting the Accounts in which such Receivables arise.

      (b Notice of Breach. The representations and warranties set forth in Section 2.03, this Section 2.04 and subsection 2.09(f) shall survive the transfers and assignments of the Receivables to the Trust and the issuance of the Certificates. Upon discovery by any Transferor, the Servicer or the Trustee of a breach of any of the representations and warranties set forth in Section 2.03, this Section 2.04 or subsection 2.09(f), the party discovering such breach shall give notice to the other parties and to each Series Enhancer within three Business Days following such discovery, provided that the failure to give notice within three Business Days does not preclude subsequent notice.

      Section 2.05. Reassignment of Ineligible Receivables

      (a) Reassignment of Receivables. In the event (i) any representation or warranty contained in subsection 2.04(a)(ii), (iii), (iv), (vi), (vii) or (viii) is not true and correct in any material respect as of the date specified therein with respect to any Receivable or the related Account and such breach has a material adverse effect on the Certificateholders' Interest in any Receivable (which determination shall be made without regard to whether funds are then available pursuant to any Series Enhancement) unless cured within 60 days (or such longer period, not in excess of 120 days, as may be agreed to by the Trustee and the Servicer) after the earlier to occur of the discovery thereof by the Transferor which or the Predecessor Transferor of which conveyed such Receivables to the Trust or receipt by such Transferor of written notice thereof given by the Trustee or the Servicer, or (ii) it is so provided in subsection 2.07(a) or 2.09(d)(iii) with respect to any Receivables conveyed to the Trust by such Transferor, then such Transferor shall accept reassignment of the

Certificateholders' Interest in all Receivables in the related Account ("Ineligible Receivables") on the terms and conditions set forth in paragraph
(b) below.

      (b) Price of Reassignment. The Servicer shall deduct the portion of such Ineligible Receivables reassigned to each Transferor which are Principal Receivables from the aggregate amount of the Principal Receivables used to calculate the Transferor Amount. In the event that, following the exclusion of such Principal Receivables from the calculation of the Transferor Amount, the Transferor Amount would be less than the Required Transferor Amount, not later than 1:00 P.M., New York City time, on the first Distribution Date following the Monthly Period in which such reassignment obligation arises, the applicable Transferor shall make a deposit into the Special Funding Account in immediately available funds in an amount equal to the amount by which the Transferor Amount would be below the Required Transferor Amount (up to the amount of such Principal Receivables).

      Upon reassignment of any Ineligible Receivable, the Trustee, on behalf of the Trust, shall automatically and without further action be deemed to sell, transfer, assign, set over and otherwise convey to the applicable Transferor or its designee, without recourse, representation or warranty, all the right, title and interest of the Trust in and to such Ineligible Receivable, all monies due or to become due and all proceeds thereof and such reassigned Ineligible Receivable shall be treated by the Trust as collected in full as of the date on which it was transferred. The obligation of each Transferor to accept reassignment of any Ineligible Receivables conveyed to the Trust by such Transferor or by the Predecessor Transferor of such Transferor, and to make the deposits, if any, required to be made to the Special Funding Account as provided in this Section, shall constitute the sole remedy respecting the event giving rise to such obligation available to Certificateholders (or the Trustee on behalf of the Certificateholders) or any Series Enhancer. Notwithstanding any other provision of this subsection 2.05(b), a reassignment of an Ineligible Receivable in excess of the amount that would cause the Transferor Amount to be less than the Required Transferor Amount shall not occur if the applicable Transferor fails to make any deposit required by this subsection 2.05(b) with respect to such Ineligible Receivable. The Trustee shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested and provided by the applicable Transferor to effect the conveyance of such Ineligible Receivables pursuant to this subsection 2.05(b), but only upon receipt of an Officer's Certificate from such Transferor that states that all conditions set forth in this Section 2.05 have been satisfied.

      Section 2.06. In the event any representation or warranty of a Transferor set forth in subsection 2.03(a) or (c) or subsection 2.04(a)(i) or (v) is not true and correct in any material respect and such breach has a material adverse effect on the Certificateholders' Interest in Receivables conveyed to the Trust by such Transferor or the Predecessor Transferor of such Transferor or the availability of the proceeds thereof to the Trust (which determination shall be made without regard to whether funds are then available pursuant to any Series Enhancement), then either the Trustee or the Holders of Investor Certificates evidencing not less than 50% of the aggregate unpaid principal amount of all outstanding Investor Certificates, by notice then given to such Transferor and the Servicer (and to the Trustee if given by the Investor Certificateholders), may direct such Transferor to accept a reassignment of the Certificateholders' Interest in the Receivables and any Participation Interests conveyed to the Trust by such Transferor or the Predecessor Transferor of such Transferor if such breach and any material adverse effect caused by such breach is not cured within 60 days of such notice (or within such longer period, not in excess of 120 days, as may be specified in such notice), and upon those conditions such Transferor shall be obligated to accept such reassignment on the terms set forth below; provided, however, that such Receivables will not be reassigned to such Transferor if, on any day prior to the end of such 60-day or longer period (i) the relevant representation and warranty shall be true and correct in all material respects as if made on such day and (ii) such Transferor shall have delivered to the Trustee a certificate of an authorized officer describing the nature of such breach and the manner in which the relevant representation and warranty has become true and correct.

      The applicable Transferor shall deposit in the Collection Account in immediately available funds not later than 1:00 P.M., New York City time, on the first Transfer Date following the Monthly Period in which such reassignment obligation arises, in payment for such reassignment, an amount equal to the sum of the amounts specified therefor with respect to each outstanding Series in the related Supplement. Notwithstanding anything to the contrary in this Agreement, such amounts shall be distributed to the Investor Certificateholders on such Distribution Date in accordance with the terms of each Supplement. If the Trustee or the Investor Certificateholders give notice directing the applicable Transferor to accept a reassignment of the Certificateholders' Interest in the Receivables as provided above, the obligation of such Transferor to accept such reassignment pursuant to this Section and to make the deposit required to be made to the Collection Account as provided in this paragraph shall constitute the sole remedy respecting an event of the type specified in the first sentence of this Section available to the Certificateholders (or the Trustee on behalf of the Certificateholders) or any Series Enhancer.

      Section 2.07. Convenants of each Transferor. Each Transferor hereby covenants that:

            (a) Receivables Not To Be Evidenced by Promissory Notes. Except in connection with its enforcement or collection of an Account, such Transferor will take no action to cause any Receivable conveyed by it to the Trust to be evidenced by any instrument (as defined in the UCC) and if any such Receivable is so evidenced as a result of any action of the Transferor or the Predecessor Transferor of such Transferor it shall be deemed to be an Ineligible Receivable in accordance with Section 2.05(a) and shall be reassigned to such Transferor in accordance with Section 2.05(b).

            (b) Security Interests. Except for the conveyances hereunder, such Transferor will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on, any Receivable (or any underlying receivable) or Participation Interest conveyed by it to the Trust, whether now existing or hereafter created, or any interest therein, and such Transferor shall defend the right, title and interest of the Trust in, to and under the Receivables and any Participation Interest, whether now existing or hereafter created, against all claims of third parties claiming through or under such Transferor.

            (c) Transferor's Interest. Except for the conveyances hereunder, in connection with any transaction permitted by Section 7.02 and as provided in subsection 2.09(g) and Section 6.03, such Transferor agrees not to transfer, sell, assign, exchange or otherwise convey or pledge, hypothecate or otherwise grant a security interest in the Transferor's Interest represented by the Transferor Certificate or any Supplemental Certificate and any such attempted transfer, assignment, exchange, conveyance, pledge, hypothecation, grant or sale shall be void.

            (d) Delivery of Collections or Recoveries. In the event that such Transferor receives Collections or Recoveries, such Transferor agrees to pay the Servicer all such Collections and Recoveries as soon as practicable after receipt thereof.

            (e) Notice of Liens. Such Transferor shall notify the Trustee and each Series Enhancer promptly after becoming aware of any Lien on any Receivable or Participation Interest conveyed by it or its Predecessor Transferor to the Trust other than the conveyances hereunder and under the Receivables Purchase Agreements.

            (f) Interchange. With respect to any Distribution Date, on or prior to the immediately preceding Determination Date, the Servicer shall notify the Transferor of the amount of Interchange required to be included as Collections of Finance Charge Receivables with respect to such Monthly Period, which amount for any Series shall be specified in the related Supplement. Not later than 1:00 p.m., New York City time, on the related Transfer Date, the Transferor shall deposit into the Collection Account, in immediately available funds, the amount of Interchange to be so included as Collections of Finance Charge Receivables with respect to such Monthly Period.

      Section 2.08. Covenants of Each Transferor with Respect to Receivables Purchase Agreement. Each Transferor (a) in its capacity as purchaser of Receivables from an Account Owner pursuant to a Receivables Purchase Agreement, hereby covenants that such Transferor will at all times enforce the covenants and agreements of such Account Owner in such Receivables Purchase Agreement, including covenants to the effect set forth below and (b) in its capacity as an

Account Owner, agrees that the covenants set forth below shall be applicable to such Transferor:

            (i) Periodic Rate Finance Charges. (A) Except (x) as otherwise required by any Requirements of Law or (y) as is deemed by an Account Owner to be necessary in order for it to maintain its credit card business or a program operated by such credit card business on a competitive basis based on a good faith assessment by it of the nature of the competition with respect to the credit card business or such program, it shall not at any time take any action which would have the effect of reducing the Portfolio Yield to a level that could be reasonably expected to cause any Series to experience any Pay Out Event or Reinvestment Event based on the insufficiency of the Portfolio Yield or any similar test and (B) except as otherwise required by any Requirements of Law, it shall not take any action which would have the effect of reducing the Portfolio Yield to less than the highest current Average Rate for any Group.

            (ii) Credit Card Agreements and Guidelines. Subject to compliance with all Requirements of Law and paragraph (i) above, an Account Owner may change the terms and provisions of the applicable Credit Card Agreements or the applicable Credit Card Guidelines in any respect (including the calculation of the amount or the timing of charge-offs and the Periodic Rate Finance Charges to be assessed thereon). Notwithstanding the above, unless required by Requirements of Law or as permitted by Section 2.08(i), an Account Owner will take no action with respect to the applicable Credit Card Agreements or the applicable Credit Card Guidelines, which, at the time of such action, such Account Owner reasonably believes will have a material adverse effect on the Investor Certificateholders.

      Each Transferor further covenants that it will not enter into any amendments to a Receivables Purchase Agreement or enter into a new Receivables Purchase Agreement unless the Rating Agency Condition has been satisfied.

      Section 2.09. Addition of Accounts

            (a) Required Additional Accounts. (i) If, as of the close of business on the last Business Day of any calendar month, the total amount of Principal

      Receivables and the then outstanding principal amount of any Participation Interests theretofore conveyed to the Trust is less than the Required Minimum Principal Balance on such date, the Transferor shall on or prior to the close of business on the tenth Business Day of the next succeeding calendar month (the "Required Designation Date"), cause to be designated additional Eligible Accounts to be included as Accounts as of the Required Designation Date or any earlier date in a sufficient amount (or such lesser amount as to which such Transferor is an Account Owner or as shall represent all Eligible Accounts constituting VISA and MasterCard consumer revolving credit card accounts then available to the Transferor under the Receivables Purchase Agreements) such that, after giving effect to such addition and the addition of each other Transferor, the aggregate principal balance of Principal Receivables, plus the then outstanding principal amount of any Participation Interests conveyed to the Trust as of the close of business on the Addition Date is at least equal to the Required Minimum Principal Balance on such date.

            (ii) Optional Participation Interests. In lieu of, or in addition to, causing the designation of Additional Accounts pursuant to clause (i) above, the Transferor may (but shall not be required), subject to the conditions specified in paragraph (c) below, convey to the Trust participations (including 100% participations) representing undivided interests in a pool of assets primarily consisting of revolving credit card receivables, consumer loan receivables (secured and unsecured), charge card receivables, and any interests in any of the foregoing, including securities representing or backed by such receivables, and other self-liquidating financial assets including any "Eligible Assets" as such term is defined in Rule 3a-7 under the Investment Company Act (or any successor to such Rule) and collections, together with all earnings, revenue, dividends, distributions, income, issues and profits thereon ("Participation Interests"). Receivables shall not be treated as a Participation Interest for purposes of this Agreement. The addition of Participation Interests in the Trust pursuant to this paragraph (a) or paragraph (b) below shall be effected by a Participation Interest Supplement, dated the applicable Addition Date and entered into pursuant to Section 13.01(a).

            (iii) Any Additional Accounts or Participation Interests designated to be included as Trust Assets pursuant to clauses (i) or (ii) above may only be so included if (x) Standard & Poor's shall have notified the Transferor, the Servicer and the Trustee in writing that such addition will not result in a reduction or withdrawal of the then existing rating of any outstanding Series or Class with respect to which Standard & Poor's is a Rating Agency and (y) the applicable conditions specified in paragraph (c) below have been satisfied.

      (b) Permitted Aggregate Additions. Each Transferor may from time to time, at its sole discretion, subject to the conditions specified in paragraph (c) below, voluntarily cause the designation of additional Eligible Accounts to be included as Accounts or Participation Interests to be included as Trust Assets, in either case as of the applicable Additional Cut-Off Date.

      (c) Conditions to Aggregate Additions. On the Addition Date with respect to any Aggregate Additions, the Trust shall purchase the Receivables in Aggregate Addition Accounts (and such Aggregate Addition Accounts shall be deemed to be Accounts for purposes of this Agreement) or shall purchase such Participation Interests as of the close of business on the applicable Additional Cut-Off Date, subject to the satisfaction of the following conditions:

            (i) on or before the eighth Business Day immediately preceding the Addition Date, the applicable Transferor shall have given the Trustee, the Servicer and each Rating Agency notice (unless such notice requirement is otherwise waived) that the Aggregate Addition Accounts or Participation Interests will be included and specifying the applicable Addition Date and Additional Cut-Off Date;

            (ii) all Aggregate Addition Accounts shall be Eligible Accounts;

            (iii) such Transferor shall have delivered to the Trustee copies of UCC-1 financing statements covering such Aggregate Addition Accounts, if necessary to perfect the Trust's interest in the Receivables arising therein;

            (iv) to the extent required by Section 4.03, such Transferor shall have deposited in the Collection Account all Collections with respect to such Aggregate Addition Accounts since the Additional Cut-Off Date;

            (v) as of each of the Additional Cut-Off Date and the Addition Date, no Insolvency Event with respect to the applicable Account Owner or such Transferor shall have occurred nor shall the transfer to the Trust of the Receivables arising in the Aggregate Addition Accounts or of the Participation Interests have been made in contemplation of the occurrence thereof;

            (vi) solely with respect to Aggregate Additions designated pursuant to subsection 2.09(b), the Rating Agency Condition shall have been satisfied;

            (vii) such Transferor shall have delivered to the Trustee an Officer's Certificate, dated the Addition Date, confirming, to the extent applicable, the items set forth in clauses (ii) through (vi) above;

            (viii) the addition to the Trust of the Receivables arising in the Aggregate Addition Accounts or of the Participation Interests will not result in an Adverse Effect and, in the case of Aggregate Additions, such Transferor shall have delivered to the Trustee an Officer's Certificate, dated the Addition Date, stating that such Transferor reasonably believes that the addition to the Trust of the Receivables arising in the Aggregate Addition Accounts or of the Participation Interests will not have an Adverse Effect; and

            (ix) such Transferor shall have delivered to the Trustee and each Rating Agency an Opinion of Counsel, dated the Addition Date, in accordance with subsection 13.02(d)(ii) or (iv), as applicable.

      (d) New Accounts.

            (i) Each Transferor may from time to time, at its sole discretion, subject to and in compliance with the limitations specified in clause (ii) below and the conditions specified in paragraph (e) below, voluntarily designate newly originated Eligible Accounts to be included as New Accounts. For purposes of this paragraph, Eligible Accounts shall be deemed to include only MasterCard and VISA revolving credit card accounts of the same nature as those included as Initial Accounts or which have previously been included in any Aggregate Addition if the Assignment related to such Aggregate Addition expressly provides that such type of revolving credit card account is permitted to be designated as a New Account.

            (ii) Unless and until each Rating Agency otherwise consents in writing, the Transferor shall not be permitted to designate New Accounts and, upon obtaining such consent, the number and balance of New Accounts designated with respect to any period designated by the Rating Agency shall not exceed the amounts designated by the Rating Agency.

            (iii) With respect to each Distribution Date with respect to each Monthly Period in which New Accounts are added as Accounts, the failure of such Transferor to deliver an Opinion of Counsel substantially in the form of Exhibit E-2 (or, if (x) Citicorp (or its successor) has a long term rating of at least "A" by Moody's and "A" by Standard & Poor's, (y) the Transferor remains a majority owned subsidiary (directly or indirectly) of Citicorp (or its successor) and (z) in the event there is any material change in the relationship between the Transferor and Citicorp (or its successor) (A) the Transferor will promptly notify each Rating Agency and
      (B) the Rating Agency Condition shall be satisfied with respect to such material change, such Opinion of Counsel may be delivered quarterly on each Distribution Date relating to each of the three consecutive Monthly Periods ending in December, March, June and September), with respect to the New Accounts included as Accounts shall result in all Receivables arising in the New Accounts to which such failure relates to be deemed to be Ineligible Receivables in accordance with subsection 2.05(a) and all such Receivables shall be reassigned to such Transferor in accordance with subsection 2.05(b). The opinion delivery requirement set forth in the immediately preceding sentence may be modified provided that the Rating Agency Condition is satisfied.

      (e) Conditions to Addition of New Accounts. On the Addition Date with respect to any New Accounts, the Trust shall purchase the Receivables in such New Accounts (and such New Accounts shall be deemed to be Accounts for purposes of this Agreement) as of the close of business on the applicable Additional Cut-Off Date, subject to the satisfaction of the following conditions:

            (i) the New Accounts shall all be Eligible Accounts;

            (ii) the applicable Transferor shall have delivered to the Trustee copies of UCC-1 financing statements covering such New Accounts, if necessary to perfect the Trust's interest in the Receivables arising therein;

            (iii) to the extent required by Section 4.03, the applicable Transferor shall have deposited in the Collection Account all Collections with respect to such New Accounts since the Additional Cut-Off Date;

            (iv) as of each of the Additional Cut-Off Date and the Addition Date, no Insolvency Event with respect to the applicable Account Owner or such Transferor, as applicable, shall have occurred nor shall the transfer to the Trust of the Receivables arising in the New Accounts have been made in contemplation of the occurrence thereof; and

            (v) the addition of the Receivables arising in the New Accounts to the Trust will not result in the occurrence of a Pay Out Event or Reinvestment Event.

      (f) Representations and Warranties. Each Transferor conveying Additional Accounts or Participation Interests hereby represents and warrants to the Trust as of the related Addition Date as to the matters set forth in clauses (v) and
(viii) of subsection 2.09(c) above and that, in the case of Additional Accounts, the list delivered pursuant to paragraph (h) below is, as of the applicable Additional Cut-Off Date, true and complete in all material respects.

      (g) Additional Transferors. The Transferor may designate Affiliates of the Transferor to be included as Transferors ("Additional Transferors") under this Agreement in an amendment hereto pursuant to subsection 13.01(a) and, in connection with such designation, the Transferor shall surrender the Transferor Certificate to the Trustee in exchange for a newly issued Transferor Certificate modified to reflect such Additional Transferor's interest in the Transferor's Interest; provided, however, that prior to any such designation and exchange the conditions set forth in clauses (iv) and (vi) of subsection 6.03(b) shall have been satisfied with respect thereto.

      (h) Delivery of Documents. In the case of the designation of Additional Accounts, the Transferor designating such Accounts shall deliver to the Trustee
(i) the computer file or microfiche list required to be delivered pursuant to
Section 2.01 with respect to such Additional Accounts on the date such file or list is required to be delivered pursuant to Section 2.01 (the "Document Delivery Date") and (ii) a duly executed, written Assignment (including an acceptance by the Trustee for the benefit of the Certificateholders), substantially in the form of Exhibit B (the "Assignment"), on the Document Delivery Date. In addition, in the case of the designation of New Accounts, the Transferor designating such Accounts shall deliver to the Trustee on the Document Delivery Date an Officer's Certificate confirming, to the extent applicable, the items set forth in clauses (i) through (v) of subsection 2.09(e) above.

      Section 2.10. Removal of Accounts and Participation Interests. On any day of any Monthly Period each Transferor shall have the right to require the reassignment to it or its designee of all the Trust's right, title and interest in, to and under the Receivables then existing and thereafter created, all monies due or to become due and all amounts received thereafter with respect thereto and all proceeds thereof in or with respect to the Accounts (the "Removed Accounts") the Receivables with respect to which have been conveyed to the Trust by such Transferor or the Predecessor Transferor or Participation Interests conveyed to the Trust by such Transferor or the Predecessor Transferor (the "Removed Participation Interests") (unless otherwise set forth in the applicable Participation Interest Supplement or Series Supplement) and designated for removal by the Transferor, upon satisfaction of the following conditions:

      (i) on or before the eighth Business Day immediately preceding the Removal Date, such Transferor shall have given the Trustee, the Servicer, the Rating Agency and each Series Enhancer notice (unless such notice requirement is otherwise waived) of such removal and specifying the date for removal of the Removed Accounts and removed Participation Interests (the "Removal Date");

      (ii) on or prior to the date that is five Business Days after the Removal Date, such Transferor shall amend Schedule 1 by delivering to the Trustee a computer file or microfiche list containing a true and complete list of the Removed Accounts specifying for each such Account, as of the date notice of the Removal Date is given, its account number, the aggregate amount outstanding in such Account and the aggregate amount of Principal Receivables outstanding in such Account;

      (iii) such Transferor shall have represented and warranted as of the Removal Date that the list of Removed Accounts delivered pursuant to paragraph (ii) above, as of the Removal Date, is true and complete in all material respects;

      (iv) the Rating Agency Condition shall have been satisfied with respect to the removal of the Removed Accounts and removed Participation Interests;

      (v) such Transferor shall have delivered to the Trustee an Officer's Certificate, dated the Removal Date, to the effect that such Transferor reasonably believes that (a) such removal will not have an Adverse Effect,
      (b) such removal will not result in the occurrence of a Pay Out Event or Reinvestment Event, and (c) no selection procedures believed by such Transferor to be materially adverse to the interests of the Investor Certificateholders have been used in selecting the Removed Accounts.

      Upon satisfaction of the above conditions, the Trustee shall execute and deliver to such Transferor a written reassignment in substantially the form of Exhibit C (the "Reassignment") and shall, without further action, be deemed to sell, transfer, assign, set over and otherwise convey to such Transferor or its designee, effective as of the Removal Date, without recourse, representation or warranty, all the right, title and interest of the Trust in and to the Receivables arising in the Removed Accounts and Removed Participation Interests, all monies due and to become due and all amounts received with respect thereto and all proceeds thereof and any Insurance Proceeds relating thereto. The Trustee may conclusively rely on the Officer's Certificate delivered pursuant to this
Section 2.10 and shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying.

      In addition to the foregoing, on the date when any Receivable in an Account becomes a Defaulted Receivable, the Trust shall automatically and without further action or consideration be deemed to transfer, set over and otherwise convey to the Transferor with respect to such Account, without recourse, representation or warranty, all right, title and interest of the Trust in and to the Defaulted Receivables in such Account, all monies due or to become due with respect thereto, all proceeds thereof and any Insurance Proceeds relating thereto; provided, that Recoveries of such Account shall be applied as provided herein.

      Section 2.11. Account Allocations. In the event that any Transferor is unable for any reason to transfer Receivables to the Trust in accordance with the provisions of this Agreement, including by reason of the application of the provisions of Section 9.01 or any order of any Governmental Authority (a "Transfer Restriction Event"), then, in any such event, (a) such Transferor and the Servicer agree (except as prohibited by any such order) to allocate and pay to the Trust, after the date of such inability, all Collections, including Collections of Receivables transferred to the Trust prior to the occurrence of such event, and all amounts which would have constituted Collections but for such Transferor's inability to transfer Receivables (up to an aggregate amount equal to the amount of Receivables transferred to the Trust by such Transferor in the Trust on such date), (b) such Transferor and the Servicer agree that such amounts will be applied as Collections in accordance with Article IV and the terms of each Supplement and (c) for so long as the allocation and application of all Collections and all amounts that would have constituted Collections are made in accordance with clauses (a) and (b) above, Principal Receivables and all amounts which would have constituted Principal Receivables but for such Transferor's inability to transfer Receivables to the Trust which are written off as uncollectible in accordance with this Agreement shall continue to be allocated in accordance with Article IV and the terms of each Supplement. For the purpose of the immediately preceding sentence, such Transferor and the Servicer shall treat the first received Collections with respect to the Accounts as allocable to the Trust until the Trust shall have been allocated and paid Collections in an amount equal to the aggregate amount of Principal Receivables in the Trust as of the date of the occurrence of such event. If such Transferor and the Servicer are unable pursuant to any Requirements of Law to allocate Collections as described above, such Transferor and the Servicer agree that, after the occurrence of such event, payments on each Account with respect to the principal balance of such Account shall be allocated first to the oldest principal balance of such Account and shall have such payments applied as Collections in accordance with Article IV and the terms of each Supplement. The parties hereto agree that Finance Charge Receivables, whenever created, accrued in respect of Principal Receivables which have been conveyed to the Trust shall continue to be a part of the Trust notwithstanding any cessation of the transfer of additional Principal Receivables to the Trust and Collections with respect thereto shall continue to be allocated and paid in accordance with Article IV and the terms of each Supplement.

      Section 2.12. Discount Option

(a) The Transferor shall have the option to designate at any time and from time to time a percentage or percentages, which may be a fixed percentage or a variable percentage based on a formula (the "Discount Percentage"), of all or any specified portion of Principal Receivables created after the Discount Option Date to be treated as Finance Charge Receivables ("Discount Option Receivables"). The Transferor shall also have the option of reducing or withdrawing the Discount Percentage, at any time and from time to time, on and after such Discount Option Date. The Transferor shall provide to the Servicer, the Trustee and any Rating Agency 30 days' prior written notice of the Discount Option Date, and such designation shall become effective on the Discount Option Date (i) unless such designation in the reasonable belief of the Transferor would cause a Pay Out Event or Reinvestment Event with respect to any Series to occur, or an event which, with notice or lapse of time or both, would constitute a Pay Out Event or Reinvestment Event with respect to any Series and (ii) only if the Rating Agency Condition shall have been satisfied with respect to such designation.

      (b) After the Discount Option Date, Discount Option Receivable Collections shall be treated as Collections of Finance Charge Receivables.

      Section 2.13. Premium Option

      (a) The Transferor shall have the option to designate at any time and from time to time a percentage or percentages, which may be a fixed percentage or a variable percentage based on a formula (the "Premium Percentage"), of all or any specified portion of Finance Charge Receivables created after the Premium Option Date to be treated as Principal Receivables ("Premium Option Receivables"). The Transferor shall also have the option of reducing or withdrawing the Premium Percentage, at any time and from time to time, on and after such Premium Option Date. The Transferor shall provide to the Servicer, the Trustee and any Rating Agency 30 days' prior written notice of the Premium Option Date, and such designation shall become effective on the Premium Option Date (i) unless such designation in the reasonable belief of the Transferor would cause a Pay Out Event or Reinvestment Event with respect to any Series to occur, or an event which, with notice or lapse of time or both, would constitute a Pay Out Event or Reinvestment Event with respect to any Series and (ii) only if the Rating Agency Condition shall have been satisfied with respect to such designation.

      (b) After the Premium Option Date, Premium Option Receivable Collections shall be treated as Collections of Principal Receivables.

                               [END OF ARTICLE II]

                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                 OF RECEIVABLES

      Section 3.01. Acceptance of Appointment and Other Matters Relating to the Servicer

      (a Universal agrees to act as the Servicer under this Agreement and the Certificateholders by their acceptance of Certificates consent to Universal acting as Servicer.

      (b The Servicer shall service and administer the Receivables and any Participation Interests, shall collect payments due under the Receivables and any Participation Interests and shall charge-off as uncollectible Receivables, all in accordance with its customary and usual servicing procedures for servicing credit card receivables comparable to the Receivables and in accordance with the Credit Card Guidelines. The Servicer shall have full power and authority, acting in accordance with the Credit Card Guidelines, alone or through any party properly designated by it hereunder, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing and subject to
Section 10.01, the Servicer or its designee is hereby authorized and empowered
(i) to instruct the Trustee to make withdrawals and payments from the Collection Account, the Special Funding Account and any Series Account, as set forth in this Agreement or any Supplement, (ii) to take any action required or permitted under any Series Enhancement, as set forth in this Agreement or any Supplement,
(iii) to execute and deliver, on behalf of the Trust for the benefit of the Certificateholders, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables and, after the delinquency of any Receivable and to the extent permitted under and in compliance with applicable Requirements of Law, to commence collection proceedings with respect to such Receivables and
(iv) to make any filings, reports, notices, applications and registrations with, and to seek any consents or authorizations from, the Commission and any state securities authority on behalf of the Trust as may be necessary or advisable to comply with any Federal or state securities or reporting requirements or other laws or regulations. The Trustee shall furnish the Servicer with


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

any documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

      (c) The Servicer shall not be obligated to use separate servicing procedures, offices, employees or accounts for servicing the Receivables from the procedures, offices, employees and accounts used by the Servicer in connection with servicing other credit card receivables.

      (d) The Servicer shall comply with and perform its servicing obligations with respect to the Accounts and Receivables in accordance with the Credit Card Agreements relating to the Accounts and the Credit Card Guidelines and all applicable rules and regulations of MasterCard and VISA, except insofar as any failure to so comply or perform would not materially and adversely affect the Trust or the Investor Certificateholders.

      (e) The Servicer shall pay out of its own funds, without reimbursement, all expenses incurred in connection with the Trust and the servicing activities hereunder including expenses related to enforcement of the Receivables, fees and disbursements of the Trustee (including the reasonable fees and expenses of its outside counsel) and independent accountants and all other fees and expenses, including the costs of filing UCC continuation statements, the costs and expenses relating to obtaining and maintaining the listing of any Investor Certificates on any stock exchange and any documentary stamp tax or general intangibles tax imposed by the State of Florida that are not expressly stated in this Agreement to be payable by the Trust or the Transferor (other than federal, state, local and foreign income and franchise taxes, if any, or any interest or penalties with respect thereto, assessed on the Trust).

      Section 3.02. Servicing Compensation. As full compensation for its servicing activities hereunder and as reimbursement for any expense incurred by it in connection therewith, the Servicer shall be entitled to receive a servicing fee (the "Servicing Fee") with respect to each Monthly Period, payable monthly on the related Distribution Date, in an amount equal to one-twelfth of the product of (a) the weighted average of the Servicing Fee Rates with respect to each outstanding Series (based upon the Servicing Fee Rate for each Series and the Invested Amount (or such other amount as specified in the related Supplement) of such

Series, in each case as of the last day of the prior Monthly Period) and (b) the amount of Principal Receivables on the last day of the prior Monthly Period. The share of the Servicing Fee allocable to the Certificateholders' Interest of a particular Series with respect to any Monthly Period (the "Monthly Servicing Fee") of a particular Series with respect to any Monthly Period will each be determined in accordance with the relevant Supplement. The portion of the Servicing Fee with respect to any Monthly Period not so allocated to the Certificateholders' Interest of any particular Series shall be paid by the Holders of the Transferor Certificates on the related Distribution Date and in no event shall the Trust, the Trustee, the Investor Certificateholders of any Series or any Series Enhancer be liable for the share of the Servicing Fee with respect to any Monthly Period to be paid by the Holders of the Transferor Certificates.

      Section 3.03. Representaions, Warranties and Convenants of the Servicer Universal, as initial Servicer, hereby makes, and any Successor Servicer by its appointment hereunder shall make, with respect to itself, on each Closing Date (and on the date of any such appointment), the following representations, warranties and covenants on which the Trustee shall be deemed to have relied in accepting the Receivables in trust and in authenticating the Certificates:

      (a) Organization and Good Standing. The Servicer is a corporation or other legal entity validly existing under the applicable law of the jurisdiction of its organization or incorporation and has, in all material respects, full power and authority to own its properties and conduct its credit card servicing business as presently owned or conducted, and to execute, deliver and perform its obligations under this Agreement and each Supplement.

      (b) Due Qualification. The Servicer is duly qualified to do business and is in good standing as a foreign corporation or other foreign entity (or is exempt from such requirements) and has obtained all necessary licenses and approvals in each jurisdiction in which the servicing of the Receivables and any Participation Interests as required by this Agreement requires such qualification except where the failure to so qualify or obtain licenses or approvals would not have a material adverse effect on its ability to perform its obligations as Servicer under this Agreement.

      (c) Due Authorization. The execution, delivery, and performance of this Agreement and each Supplement, and the other agreements and instruments executed or to be executed by the Servicer as contemplated hereby, have been duly authorized by the Servicer by all necessary action on the part of the Servicer.

      (d) Binding Obligation. This Agreement and each Supplement constitutes a legal, valid and binding obligation of the Servicer, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally from time to time in effect or by general principles of equity.

      (e) No Conflict. The execution and delivery of this Agreement and each Supplement by the Servicer, and the performance of the transactions contemplated by this Agreement and each Supplement and the fulfillment of the terms hereof and thereof applicable to the Servicer, will not conflict with, violate or result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it or its properties are bound.

      (f) No Violation. The execution and delivery of this Agreement and each Supplement by the Servicer, the performance of the transactions contemplated by this Agreement and each Supplement and the fulfillment of the terms hereof and thereof applicable to the Servicer will not conflict with or violate any Requirements of Law applicable to the Servicer.

      (g) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of the Servicer, threatened against the Servicer before any Governmental Authority seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any Supplement or seeking any determination or ruling that, in the reasonable judgment of the Servicer, would materially and adversely affect the performance by the Servicer of its obligations under this Agreement or any Supplement.

      (h) Compliance with Requirements of Law. The Servicer shall duly satisfy all obligations on its part to be fulfilled under or in connection with each Receivable and the related Account, if any, will maintain in effect all qualifications required under Requirements of Law in order to service properly each Receivable and the related Account, if any, and will comply in all material respects with all other Requirements of Law in connection with servicing each Receivable and the related Account the failure to comply with which would have an Adverse Effect.

      (i) No Rescission or Cancellation. The Servicer shall not permit any rescission or cancellation of any Receivable except in accordance with the Credit Card Guidelines or as ordered by a court of competent jurisdiction or other Governmental Authority.

      (j) Protection of Certificateholders' Rights. The Servicer shall take no action which, nor omit to take any action the omission of which, would impair the rights of Certificateholders in any Receivable or the related Account, if any, nor shall it reschedule, revise or defer payments due on any Receivable except in accordance with the Credit Card Guidelines.

      (k) Receivables Not To Be Evidenced by Promissory Notes. Except in connection with its enforcement or collection of an Account, the Servicer will take no action to cause any Receivable to be evidenced by any instrument (as defined in the UCC) and if any Receivable is so evidenced it shall be reassigned or assigned to the Servicer as provided in this Section.

      (l) All Consents. All authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Servicer in connection with the execution and delivery of this Agreement and each Supplement by the Servicer and the performance of the transactions contemplated by this Agreement and each Supplement by the Servicer, have been duly obtained, effected or given and are in full force and effect.

      In the event (x) any of the representations, warranties or covenants of the Servicer contained in subsection 3.03 (h), (i) or (j) with respect to any Receivable or the related Account is breached, and such breach has a material adverse effect on the Certificateholders' Interest in such Receivable (which determination shall be made without regard to whether funds are then available to any Investor Certificateholders


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

pursuant to any Series Enhancement) and is not cured within 60 days (or such longer period, not in excess of 150 days, as may be agreed to by the Trustee and the Transferor) of the earlier to occur of the discovery of such event by the Servicer, or receipt by the Servicer of notice of such event given by the Trustee or the Transferor, or (y) as provided in subsection 3.03(k) with respect to any Receivable, all Receivables in the Account or Accounts to which such event relates shall be assigned and transferred to the Servicer on the terms and conditions set forth below.

      The Servicer shall effect such assignment by making a deposit into the Collection Account in immediately available funds on the Transfer Date following the Monthly Period in which such assignment obligation arises in an amount equal to the amount of such Receivables.

      Upon each such reassignment or assignment to the Servicer, the Trustee, on behalf of the Trust, shall automatically and without further action be deemed to sell, transfer, assign, set over and otherwise convey to the Servicer, without recourse, representation or warranty, all right, title and interest of the Trust in and to such Receivables, all monies due or to become due and all amounts received with respect thereto and all proceeds thereof. The Trustee shall execute such documents and instruments of transfer or assignment and take such other actions as shall be reasonably requested by the Servicer to effect the conveyance of any such Receivables pursuant to this Section but only upon receipt of an Officer's Certificate of the Servicer that states that all conditions set forth in this section have been satisfied. The obligation of the Servicer to accept reassignment or assignment of such Receivables, and to make the deposits, if any, required to be made to the Collection Account as provided in the preceding paragraph, shall constitute the sole remedy respecting the event giving rise to such obligation available to Certificateholders (or the Trustee on behalf of Certificateholders) or any Series Enhancer, except as provided in Section 8.04.

      Section 3.04. Reports and Records for the Trustee

(a) Daily Records. On each Business Day, the Servicer shall make or cause to be made available at the office of the Servicer for inspection by the Trustee upon request a record setting forth (i) the Collections in respect of Principal


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

Receivables and in respect of Finance Charge Receivables processed by the Servicer on the second preceding Business Day in respect of each Account and
(ii) the amount of Receivables as of the close of business on the second preceding Business Day in each Account. The Servicer shall, at all times, maintain its computer files with respect to the Accounts in such a manner so that the Accounts may be specifically identified and shall make available to the Trustee at the office of the Servicer on any Business Day any computer programs necessary to make such identification. The Trustee shall enter into such reasonable confidentiality agreements as the Servicer shall deem necessary to protect its interests and as are reasonably acceptable in form and substance to the Trustee.

      (b) Monthly Servicer's Certificate. Not later than the second Business Day preceding each Distribution Date, the Servicer shall, with respect to each outstanding Series, deliver to the Trustee and each Rating Agency a certificate of a Servicing Officer in substantially the form set forth in the related Supplement.

      Section 3.05. Annual Certificate of Servicer. The Servicer shall deliver to the Trustee and the Rating Agency on or before March 31 of each calendar year, beginning with March 31, 1996, an Officer's Certificate substantially in the form of Exhibit D.

      Section 3.06. Annual Servicing Report of Independent Public Accountants; Copies of Reports Available .

(a) On or before March 31 of each calendar year, beginning with March 31, 1996, the Servicer shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer or the Transferor) to furnish a report (addressed to the Trustee) to the Trustee, the Servicer and each Rating Agency to the effect that they have applied certain procedures agreed upon with the Servicer and examined certain documents and records relating to the servicing of Accounts under this Agreement and each Supplement and that, on the basis of such agreed-upon procedures, nothing has come to the attention of such accountants that caused them to believe that the servicing (including the allocation of Collections) has not been conducted in compliance with the terms and conditions as set forth in Articles III and
Article IV and Section 8.08 of this Agreement and the applicable provisions of each


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

Supplement, except for such exceptions as they believe to be immaterial and such other exceptions as shall be set forth in such statement. Such report shall set forth the agreed-upon procedures performed.

      (b) On or before March 31 of each calendar year, beginning with March 31, 1996, the Servicer shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Servicer or Transferor) to furnish a report to the Trustee, the Servicer and each Rating Agency to the effect that they have applied certain procedures agreed upon with the Servicer to compare the mathematical calculations of certain amounts set forth in the Servicer's certificates delivered pursuant to subsection 3.04(b) during the period covered by such report with the Servicer's computer reports that were the source of such amounts and that on the basis of such agreed-upon procedures and comparison, such accountants are of the opinion that such amounts are in agreement, except for such exceptions as they believe to be immaterial and such other exceptions as shall be set forth in such statement. Such report shall set forth the agreed-upon procedures performed.

      (c) A copy of each certificate and report provided pursuant to subsection 3.04(b), or Section 3.05 or 3.06 may be obtained by any Investor
Certificateholder or Certificate Owner by a request in writing to the Trustee addressed to the Corporate Trust Office.

      Section 3.07. Tax Treatment. Unless otherwise specified in a Supplement with respect to a particular Series, the Transferor has entered into this Agreement, and the Certificates will be issued, with the intention that, for federal, state and local income and franchise tax purposes, (i) the Investor Certificates of each Series which are characterized as indebtedness at the time of their issuance will qualify as indebtedness secured by the Receivables and
(ii) the Trust shall not be treated as an association or publicly traded partnership taxable as a corporation. The Transferor, by entering into this Agreement, and each Certificateholder, by the acceptance of any such Certificate (and each Certificate Owner, by its acceptance of an interest in the applicable Certificate), agree to treat such Investor Certificates for federal, state and local income and franchise tax purposes as indebtedness of the Transferor. Each Holder of such Investor Certificate agrees that it will cause any Certificate Owner acquiring an interest in a Certificate through it to comply with this


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

Agreement as to treatment as indebtedness under applicable tax law, as described in this Section 3.07. The provisions of this Agreement shall be construed in furtherance of the foregoing intended tax treatment.

      Section 3.08. Notices to Universal. In the event that Universal is no longer acting as Servicer, any Successor Servicer shall deliver or make available to Universal each certificate and report required to be provided thereafter pursuant to subsection 3.04(b) and Sections 3.05 and 3.06.

      Section 3.09. Adjustments

      (a) If the Servicer adjusts downward the amount of any Receivable because of a rebate, refund, unauthorized charge or billing error to a cardholder, because such Receivable was created in respect of merchandise which was refused or returned by a cardholder, or if the Servicer otherwise adjusts downward the amount of any Receivable without receiving Collections therefor or charging off such amount as uncollectible, then, in any such case, the amount of Principal Receivables used to calculate the Transferor Amount, the Transferor's Interest, and (unless otherwise specified) any other amount required herein or in any Supplement to be calculated by reference to the amount of Principal Receivables, will be reduced by the amount of the adjustment. Similarly, the amount of Principal Receivables used to calculate the Transferor Amount and (unless otherwise specified) any other amount required herein or in any Supplement to be calculated by reference to the amount of Principal Receivables will be reduced by the principal amount of any Receivable which was discovered as having been created through a fraudulent or counterfeit charge or with respect to which the covenant contained in subsection 2.07(b) was breached. Any adjustment required pursuant to either of the two preceding sentences shall be made on or prior to the end of the Monthly Period in which such adjustment obligation arises. In the event that, following the exclusion of such Principal Receivables from the calculation of the Transferor Amount, the Transferor Amount would be less than the Required Transferor Amount, not later than 1:00 P.M., New York City time, on the Distribution Date following the Monthly Period in which such adjustment obligation arises, the Transferor shall make a deposit into the Special Funding Account in immediately available funds in an amount equal to the amount by which the Transferor Amount would be less than the Required Transferor Amount,


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

due to adjustments with respect to Receivables conveyed by such Transferor (up to the amount of such Principal Receivables).

      (b) If (i) the Servicer makes a deposit into the Collection Account in respect of a Collection of a Receivable and such Collection was received by the Servicer in the form of a check which is not honored for any reason or (ii) the Servicer makes a mistake with respect to the amount of any Collection and deposits an amount that is less than or more than the actual amount of such Collection, the Servicer shall appropriately adjust the amount subsequently deposited into the Collection Account to reflect such dishonored check or mistake. Any Receivable in respect of which a dishonored check is received shall be deemed not to have been paid. Notwithstanding the first two sentences of this paragraph, adjustments made pursuant to this Section shall not require any change in any report previously delivered pursuant to subsection 3.04(a).

      Section 3.10. Reports to the Commission. The Servicer shall, on behalf of the Trust, cause to be filed with the Commission any periodic reports required to be filed under the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder. The Transferor shall, at the expense of the Servicer, cooperate in any reasonable request of the Servicer in connection with such filings.

                              [END OF ARTICLE III]


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

                                   ARTICLE IV

                        RIGHTS OF CERTIFICATEHOLDERS AND
                    ALLOCATION AND APPLICATION OF COLLECTIONS

      Section 4.01. Rights of Certificateholders. The Investor Certificates shall represent fractional undivided interests in the Trust, which, with respect to each Series, shall consist of the right to receive, to the extent necessary to make the required payments with respect to the Investor Certificates of such Series at the times and in the amounts specified in the related Supplement, the portion of Collections allocable to Investor Certificateholders of such Series pursuant to this Agreement and such Supplement, funds on deposit in the Collection Account and the Special Funding Account allocable to Certificateholders of such Series pursuant to this Agreement and such Supplement, funds on deposit in any related Series Account and funds available pursuant to any related Series Enhancement (collectively, with respect to all Series, the "Certificateholders' Interest"), it being understood that, except as specifically set forth in the Supplement with respect thereto, the Investor Certificates of any Series or Class shall not represent any interest in any Series Account or Series Enhancement for the benefit of any other Series or Class. The Transferor Certificates shall represent the ownership interest in the remainder of the Trust Assets not allocated pursuant to this Agreement or any Supplement to the Certificateholders' Interest, including the right to receive Collections with respect to the Receivables and other amounts at the times and in the amounts specified in any Supplement to be paid to the Transferor on behalf of all holders of the Transferor Certificates (the "Transferor's Interest"); provided, however, that the Transferor Certificates shall not represent any interest in the Collection Account, any Series Account or any Series Enhancement, except as specifically provided in this Agreement or any Supplement.

      Section 4.02. Establishment of Collection Account and Special Funding Account. The Servicer, for the benefit of the Certificateholders, shall establish and maintain in the name of the Trustee, on behalf of the Trust, an Eligible Deposit Account bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders (the "Collection Account"). The Trustee shall possess all right, title and interest in all monies, instruments, securities, documents, certificates of


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

deposit and other property on deposit from time to time in the Collection Account and in all proceeds, earnings, income, revenue, dividends and distributions thereof for the benefit of the Certificateholders.

      The Collection Account shall be under the sole dominion and control of the Trustee for the benefit of the Certificateholders. Except as expressly provided in this Agreement, the Servicer agrees that it shall have no right of setoff or banker's lien against, and no right to otherwise deduct from, any funds held in the Collection Account for any amount owed to it by the Trustee, the Trust, any Certificateholder or any Series Enhancer. If, at any time, the Collection Account ceases to be an Eligible Deposit Account, the Trustee (or the Servicer on its behalf) shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Collection Account meeting the conditions specified above, transfer any monies, documents, instruments, securities, certificates of deposit and other property to such new Collection Account and from the date such new Collection Account is established, it shall be the "Collection Account." Pursuant to the authority granted to the Servicer in subsection 3.01(b), the Servicer shall have the power, revocable by the Trustee, to make withdrawals and payments from the Collection Account and to instruct the Trustee to make withdrawals and payments from the Collection Account for the purposes of carrying out the Servicer's or the Trustee's duties hereunder. The Servicer shall reduce deposits into the Collection Account payable by the Transferor on any Deposit Date to the extent the Transferor is entitled to receive funds from the Collection Account on such Deposit Date, but only to the extent such reduction would not reduce the Transferor Amount to an amount less than the Required Transferor Amount.

      Funds on deposit in the Collection Account (other than investment earnings and amounts deposited pursuant to Sections 2.06, 9.01, 10.01 or 12.02) shall at the written direction of the Servicer be invested by the Trustee in Eligible Investments selected by the Servicer. All such Eligible Investments shall be held by the Trustee for the benefit of the Certificateholders. The Trustee shall maintain for the benefit of the Certificateholders possession of the instruments, documents, certificates of deposit or securities, if any, evidencing such Eligible Investments. Investments of funds representing Collections collected during any Monthly Period shall be invested in

Eligible Investments that will mature so that such funds will be available no later than the close of business on each monthly Transfer Date following such Monthly Period in amounts sufficient to the extent of such funds to make the required distributions on the following Distribution Date. No such Eligible Investment shall be disposed of prior to its maturity; provided, however, that the Trustee may sell, liquidate or dispose of any such Eligible Investment before its maturity, at the written direction of the Servicer, if such sale, liquidation or disposal would not result in a loss of all or part of the principal portion of such Eligible Investment or if, prior to the maturity of such Eligible Investment, a default occurs in the payment of principal, interest or any other amount with respect to such Eligible Investment. Unless directed by the Servicer, funds deposited in the Collection Account on a Transfer Date with respect to the immediately succeeding Distribution Date are not required to be invested overnight. On each Distribution Date, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Collection Account shall be treated as Collections of Finance Charge Receivables allocable to each Series in proportion to the funds such Series has on deposit in the Collection Account for such Distribution Date, except as otherwise specified in any Supplement. The Trustee shall bear no responsibility or liability for any losses resulting from investment or reinvestment of any funds in accordance with this Section 4.02 nor for the selection of Eligible Investments in accordance with the provisions of this Agreement.

      The Servicer, for the benefit of the Certificateholders, shall establish and maintain in the name of the Trustee, on behalf of the Trust, an Eligible Deposit Account bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders (the "Special Funding Account"). The Trustee shall possess all right, title and interest in all monies, instruments, securities, documents, certificates of deposit and other property on deposit from time to time in the Special Funding Account and in all proceeds, dividends distributions, earnings, income and revenue thereof for the benefit of the Certificateholders. The Special Funding Account shall be under the sole dominion and control of the Trustee for the benefit of the Certificateholders. Except as expressly provided in this Agreement, the Servicer agrees that it shall have no right of setoff or banker's lien against, and no right to otherwise deduct from, any funds held in the Special Funding Account for any amount owed to it by the Trustee, the Trust, any Certificateholder or any Series Enhancer. If, at any time, the Special Funding Account ceases to be an Eligible Deposit Account, the Trustee (or the Servicer on its behalf) shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Special Funding Account meeting the conditions specified above, transfer any monies, documents, instruments, securities, certificates of deposit and other property to such new Special Funding Account and from the date such new Special Funding Account is established, it shall be the "Special Funding Account."

      Funds on deposit in the Special Funding Account shall at the written direction of the Servicer be invested by the Trustee in Eligible Investments selected by the Servicer. All such Eligible Investments shall be held by the Trustee for the benefit of the Certificateholders. The Trustee shall maintain for the benefit of the Certificateholders possession of the instruments, documents, certificates of deposit or securities, if any, evidencing such Eligible Investments. Funds on deposit in the Special Funding Account on any Distribution Date will be invested in Eligible Investments that will mature so that such funds will be available no later than the close of business on the Transfer Date following such Monthly Period. No such Eligible Investment shall be disposed of prior to its maturity; provided, however, that the Trustee may sell, liquidate or dispose of an Eligible Investment before its maturity, at the written direction of the Servicer, if such sale, liquidation or disposal would not result in a loss of all or part of the principal portion of such Eligible Investment or if, prior to the maturity of such Eligible Investment, a default occurs in the payment of principal, interest or any other amount with respect to such Eligible Investment. Unless directed by the Servicer, funds deposited in the Special Funding Account on a Transfer Date with respect to the immediately succeeding Distribution Date are not required to be invested overnight. On each Distribution Date, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Special Funding Account shall be treated as Collections of Finance Charge Receivables with respect to the last day of the related Monthly Period except as otherwise specified in the related Supplement. On each Business Day on which funds are on deposit in the Special Funding Account and on which no Series is in an Accumulation

Period or Amortization Period, the Servicer shall determine the amount (if any) by which the Transferor Amount exceeds the Required Transferor Amount on such date and shall instruct the Trustee to withdraw any such excess from the Special Funding Account and pay such amount to the Holders of the Transferor Certificates; provided, however, that, if an Accumulation Period or Amortization Period has commenced and is continuing with respect to one or more outstanding Series, any funds on deposit in the Special Funding Account shall be treated as Shared Principal Collections and shall be allocated and distributed in accordance with Section 4.04 and the terms of each Supplement.

      Section 4.03. Collections and Allocations

      (a) The Servicer will apply or will instruct the Trustee to apply all funds on deposit in the Collection Account as described in this Article IV and in each Supplement. Except as otherwise provided below, the Servicer shall deposit Collections into the Collection Account as promptly as possible after the Date of Processing of such Collections, but in no event later than the second Business Day following the Date of Processing. Subject to the express terms of any Supplement, but notwithstanding anything else in this Agreement to the contrary, for so long as either of the following conditions are satisfied:
(i) Universal remains the Servicer, the Citibank Servicing Guarantee remains in effect and Citibank, N.A. maintains a certificate of deposit rating of not less than A-1 by Standard and Poor's and P-1 by Moody's or (ii) any other arrangements are made such that the Rating Agency Condition is satisfied with respect thereto, and for five Business Days following the failure of both of those conditions to be satisfied, the Servicer need not make the daily deposits of Collections into the Collection Account as provided in the preceding sentence, but may make a single deposit in the Collection Account in immediately available funds not later than 1:00 P.M., New York City time, on the Transfer Date following the Monthly Period with respect to which such deposit relates. Subject to the first proviso in Section 4.04, but notwithstanding anything else in this Agreement to the contrary, with respect to any Monthly Period, whether the Servicer is required to make deposits of Collections pursuant to the first or the second preceding sentence, (i) the Servicer will only be required to deposit Collections into the Collection Account up to the aggregate amount of Collections required to be deposited into any Series Account or, without duplication, distributed on or prior to the related Distribution Date to Investor Certificateholders or to any Series Enhancer pursuant to the terms of any Supplement or Enhancement Agreement and
(ii) if at any time prior to such Distribution Date the amount of Collections deposited in the Collection Account exceeds the amount required to be deposited pursuant to clause (i) above, the Servicer will be permitted to withdraw the excess from the Collection Account. Subject to the immediately preceding sentence, the Servicer may retain its Servicing Fee with respect to a Series and shall not be required to deposit it in the Collection Account.

      (b) Collections of Finance Charge Receivables, Principal Receivables and Defaulted Receivables will be allocated to each Series on the basis of the Series Allocable Finance Charge Collections of such Series, Series Allocable Principal Collections of such Series and Series Allocable Defaulted Amount of such Series and amounts so allocated to any Series will not, except as specified in the related Supplement, be available to the Investor Certificateholders of any other Series. Allocations of the foregoing amounts between the Certificateholders' Interest and the Transferor's Interest, among the Series and among the Classes in any Series, shall be set forth in the related Supplement or Supplements.

      Section 4.04. shared Principal Collections. On each Distribution Date, (a) the Servicer shall allocate Shared Principal Collections (as described below) to each Principal Sharing Series, pro rata, in proportion to the Principal Shortfalls, if any, with respect to each such Series and (b) the Servicer shall withdraw from the Collection Account and pay to the Holders of the Transferor Certificates an amount equal to the excess, if any, of (x) the aggregate amount for all outstanding Series of Collections of Principal Receivables which the related Supplements specify are to be treated as "Shared Principal Collections" for such Distribution Date over (y) the aggregate amount for all outstanding Series which the related Supplements specify are "Principal Shortfalls" for such Series and for such Distribution Date; provided, however, that if the Transferor Amount as of such Distribution Date (determined after giving effect to the Principal Receivables or Participation Interests transferred to the Trust on such date) is less than the Required Transferor Amount, the Servicer will not distribute to the Holders of the Transferor Certificates any such amounts that otherwise would be distributed to the Holders of the

Transferor Certificates, but shall deposit such funds in the Special Funding Account. The Transferor may, at its option, instruct the Trustee to deposit Shared Principal Collections which are otherwise payable to the Holders of the Transferor Certificates pursuant to the provisions set forth above into the Special Funding Account.

      Section 4.05. Additional Withdrawals from the Collection Account. On or before the Determination Date with respect to any Monthly Period, the Servicer shall determine the amounts payable to any Account Owner with respect to such Monthly Period under the applicable Receivables Purchase Agreement in respect of amounts on deposit in the Collection Account that were not transferred to the Trust hereunder, and the Servicer shall withdraw such amounts from the Collection Account and pay such amount to such Account Owner.

                               [END OF ARTICLE IV]


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

                                    ARTICLE V

                          DISTRIBUTIONS AND REPORTS TO
                               CERTIFICATEHOLDERS

      Distributions shall be made to, and reports shall be provided to, Certificateholders as set forth in the applicable Supplement. The identity of the Certificateholders with respect to distributions and reports shall be determined according to the immediately preceding Record Date.


                               [END OF ARTICLE V]


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

                                   ARTICLE VI

                                THE CERTIFICATES

      Section 6.06. The Certificates. The Investor Certificates of any Series or Class shall be issued in fully registered form (including any uncertificated Series or Class which is registered in the Certificate Register, the "Registered Certificates") unless the applicable Supplement provides, in accordance with then applicable laws, that such Certificates be issued in bearer form ("Bearer Certificates") with attached interest coupons and a special coupon (collectively the "Coupons"). Such Registered Certificates or Bearer Certificates, as the case may be, shall be substantially in the form of the exhibits with respect thereto attached to the applicable Supplement. The Transferor Certificate will be issued in registered form, substantially in the form of Exhibit A, and shall upon issue, be executed and delivered by the Transferor to the Trustee for authentication and redelivery as provided in Section 6.02. If specified in any Supplement, the Investor Certificates of any Series or Class shall be issued upon initial issuance as one or more certificates evidencing the aggregate original principal amount of such Series or Class as described in Section 6.10. The Transferor Certificate shall be a single certificate and shall initially represent the entire Transferor's Interest. Each Certificate shall be executed by manual or facsimile signature on behalf of the Transferor by its President or any Vice President or by any attorney-in-fact duly authorized to execute such Certificate on behalf of any such officer. Certificates bearing the manual or facsimile signature of an individual who was, at the time when such signature was affixed, authorized to sign on behalf of the Transferor shall not be rendered invalid, notwithstanding that such individual ceased to be so authorized prior to the authentication and delivery of such Certificates or does not hold such office at the date of such Certificates. No Certificates shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by or on behalf of the Trustee by the manual signature of a duly authorized signatory, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. Bearer Certificates shall be dated the Series Issuance Date. All


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

Registered Certificates and Transferor's Certificates shall be dated the date of their authentication.

      Section 6.02. Authentication of Certificates. The Trustee shall, at the written direction of the Transferor, authenticate and deliver the Investor Certificates of each Series and Class that are issued upon original issuance to or upon the order of the Transferor against payment to the Transferor of the purchase price therefor. The Trustee shall authenticate and deliver the Transferor Certificate to the Transferor simultaneously with the execution of this Agreement. If specified in the related Supplement for any Series or Class, the Trustee shall authenticate and deliver outside the United States the Global Certificate that is issued upon original issuance thereof.

      Section 6.03. New Issuances.

(a) The Transferor may from time to time direct the Trustee, on behalf of the Trust, to issue one or more new Series of Investor Certificates. The Investor Certificates of all outstanding Series shall be equally and ratably entitled as provided herein to the benefits of this Agreement without preference, priority or distinction, all in accordance with the terms and provisions of this Agreement and the applicable Supplement except, with respect to any Series or Class, as provided in the related Supplement.

      (b) On or before the Series Issuance Date relating to any new Series, the parties hereto will execute and deliver a Supplement which will specify the Principal Terms of such new Series. The Trustee shall execute the Supplement and the Transferor shall execute the Investor Certificates of such Series and deliver such Investor Certificates to the Trustee for authentication. In connection with the issuance of a new Series of Investor Certificates or at any other time, a Transferor may surrender its Transferor Certificate to the Trustee in exchange for a newly issued Transferor Certificate and a second certificate (a "Supplemental Certificate"), the terms of which shall be defined in a supplement (a "Transferor Certificate Supplement") to this Agreement (which Transferor Certificate Supplement shall be subject to Section 13.01 to the extent that it amends any of the terms of this Agreement) to be delivered to or upon the order of the Transferor. The issuance of any such Investor Certificates


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

or Supplemental Certificate shall be subject to satisfaction of the following conditions:

            (i) on or before the fifth day immediately preceding the Series Issuance Date or Transferor Certificate surrender and exchange, as the case may be, such Transferor shall have given the Trustee, the Servicer and each Rating Agency notice (unless such notice requirement is otherwise waived) of such issuance and the Series Issuance Date or such Transferor Certificate surrender and exchange, as the case may be;

            (ii) such Transferor shall have delivered to the Trustee the related Supplement or Transferor Certificate Supplement, as applicable, in form satisfactory to the Trustee, executed by each party hereto (other than the Trustee and the Holder of the Supplemental Certificate, if any);

            (iii) such Transferor shall have delivered to the Trustee any related Enhancement Agreement executed by each of the parties thereto, other than the Trustee;

            (iv) the Rating Agency Condition shall have been satisfied with respect to such issuance or such Transferor Certificate surrender and exchange, as the case may be;

            (v) such issuance or surrender and exchange, as the case may be, will not result in any Adverse Effect and the Transferor shall have delivered to the Trustee an Officer's Certificate, dated the Series Issuance Date or the date of such surrender and exchange, as the case may be, to the effect that the Transferor reasonably believes that such issuance or such surrender and exchange, as the case may be, will not, based on the facts known to such officer at the time of such certification, have an Adverse Effect;

            (vi) the Transferor shall have delivered to the Trustee (with a copy to each Rating Agency) a Tax Opinion, dated the Series Issuance Date or the date of such surrender and exchange, as the case may be, with respect to such issuance or surrender and exchange, respectively; and

            (vii) the aggregate amount of Principal Receivables plus the principal amount of any Participation Interest theretofore conveyed to the Trust as of the Series Issuance Date or the date of such surrender and exchange, as the case may be, shall be greater than the Required Minimum Principal Balance as of the Series Issuance Date or the date of such surrender and exchange, as the case may be, and after giving effect to such issuance or such surrender and exchange, respectively.

Any Supplemental Certificate held by any Person, and any Investor Certificate held by the Transferor at any time after the date of its initial issuance, may be transferred or exchanged only upon the delivery to the Trustee of a Tax Opinion dated as of the date of such transfer or exchange, as the case may be, with respect to such transfer or exchange.

      Section 6.04. Registration of Transfer and Exchange of Certificates.

(a) The Trustee shall cause to be kept at the Corporate Trust Office a register (the "Certificate Register") in which, subject to such reasonable regulations as it may prescribe, a transfer agent and registrar (which may be the Trustee) (the "Transfer Agent and Registrar") shall provide for the registration of the Registered Certificates and of transfers and exchanges of the Registered Certificates as herein provided. The Transfer Agent and Registrar shall initially be the Trustee and any co-transfer agent and co-registrar chosen by the Transferor and acceptable to the Trustee, including, if and so long as any Series or Class is listed on the Luxembourg Stock Exchange and such exchange shall so require, a co-transfer agent and co-registrar in Luxembourg. Any reference in this Agreement to the Transfer Agent and Registrar shall include any co-transfer agent and registrar unless the context requires otherwise.

      The Trustee may revoke such appointment and remove any Transfer Agent and Registrar if the Trustee determines in its sole discretion that such transfer Agent and Registrar failed to perform its obligations under this Agreement in any material respect. Any Transfer Agent and Registrar shall be permitted to resign as Transfer Agent and Registrar upon 30 days' notice to the Transferor, the Trustee and the Servicer; provided, however, that such resignation shall not be effective and such Transfer Agent and Registrar shall continue to perform its duties as Transfer Agent and Registrar until the Trustee has appointed a successor Transfer Agent and Registrar reasonably acceptable to the Transferor.

      Subject to subsection (c) below, upon surrender for registration of transfer or exchange of any Registered Certificate at any office or agency of the Transfer Agent and Registrar maintained for such purpose, one or more new Registered Certificates (of the same Series and Class) in authorized denominations of like aggregate fractional undivided interests in the Certificateholders' Interest shall be executed, authenticated and delivered, in the name of the designated transferee or transferees.

      At the option of a Registered Certificateholder, subject to subsection (c) below, Registered Certificates (of the same Series and Class) may be exchanged for other Registered Certificates of authorized denominations of like aggregate fractional undivided interests in the Certificateholders' Interest, upon surrender of the Registered Certificates to be exchanged at any such office or agency; Registered Certificates, including Registered Certificates received in exchange for Bearer Certificates, may not be exchanged for Bearer Certificates. At the option of the Holder of a Bearer Certificate, subject to applicable laws and regulations, Bearer Certificates may be exchanged for other Bearer Certificates or Registered Certificates (of the same Series and Class) of authorized denominations of like aggregate fractional undivided interests in the Certificateholders' Interest, upon surrender of the Bearer Certificates to be exchanged at an office or agency of the Transfer Agent and Registrar located outside the United States. Each Bearer Certificate surrendered pursuant to this Section shall have attached thereto all unmatured Coupons; provided that any Bearer Certificate so surrendered after the close of business on the Record Date preceding the relevant payment date or distribution date after the expected final payment date need not have attached the Coupon relating to such payment date or distribution date (in each case, as specified in the applicable Supplement).

      The preceding provisions of this Section notwithstanding, the Trustee or the Transfer Agent and Registrar, as the case may be, shall not be required to register the transfer of or exchange any Certificate for a


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

period of 15 days preceding the due date for any payment with respect to the Certificate.

      Whenever any Investor Certificates are so surrendered for exchange, the Transferor shall execute, the Trustee shall authenticate and the Transfer Agent and Registrar shall deliver (in the case of Bearer Certificates, outside the United States) the Investor Certificates which the Investor Certificateholder making the exchange is entitled to receive. Every Investor Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in a form satisfactory to the Trustee or the Transfer Agent and Registrar duly executed by the Investor Certificateholder or the attorney-in-fact thereof duly authorized in writing.

      No service charge shall be made for any registration of transfer or exchange of Investor Certificates, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any such transfer or exchange.

      All Investor Certificates (together with any Coupons) surrendered for registration of transfer and exchange or for payment shall be canceled and disposed of in a manner satisfactory to the Trustee. The Trustee shall cancel and destroy any Global Certificate upon its exchange in full for Definitive Euro-Certificates and shall deliver a certificate of destruction to the Transferor. Such certificate shall also state that a certificate or certificates of a Foreign Clearing Agency to the effect referred to in Section 6.13 was received with respect to each portion of the Global Certificate exchanged for Definitive Euro-Certificates.

      The Transferor shall execute and deliver to the Trustee Bearer Certificates and Registered Certificates in such amounts and at such times as are necessary to enable the Trustee to fulfill its responsibilities under this Agreement, each Supplement and the Certificates.

      The interest of any Investor Certificateholder in any Receivable shall not be transferable other than through the transfer of an Investor Certificate, and except as provided in this Article VI, a Certificate shall not be transferable or divisible.


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

      (b) The Transfer Agent and Registrar will maintain at its expense in the Borough of Manhattan, The City of New York, and, if and so long as any Series or Class is listed on the Luxembourg Stock Exchange, Luxembourg, an office or agency where Investor Certificates may be surrendered for registration of transfer or exchange (except that Bearer Certificates may not be surrendered for exchange at any such office or agency in the United States or its territories and possessions).

      (c)(i) Registration of transfer of Investor Certificates containing a legend substantially to the effect set forth on Exhibit G-1 shall be effected only if such transfer (x) is made pursuant to an effective registration statement under the Act, or is exempt from the registration requirements under the Act, and (y) is made to a Person which is not an employee benefit plan, trust or account, including an individual retirement account, that is subject to Title I of ERISA or that is described in Section 4975(e)(1) of the Code or an entity whose underlying assets include plan assets by reason of a plan's investment in such entity (a "Benefit Plan"). In the event that registration of a transfer is to be made in reliance upon an exemption from the registration requirements under the Act, the transferor or the transferee shall deliver, at its expense, to the Transferor, the Servicer and the Trustee, an investment letter from the transferee, substantially in the form of the investment and ERISA representation letter attached hereto as Exhibit G-2, and no registration of transfer shall be made until such letter is so delivered.

      Investor Certificates issued upon registration or transfer of, or Investor Certificates issued in exchange for, Investor Certificates bearing the legend referred to above shall also bear such legend unless the Transferor, the Servicer, the Trustee and the Transfer Agent and Registrar receive an Opinion of Counsel, satisfactory to each of them, to the effect that such legend may be removed.

      Whenever an Investor Certificate containing the legend referred to above is presented to the Transfer Agent and Registrar for registration of transfer, the Transfer Agent and Registrar shall promptly seek instructions from the Servicer regarding such transfer and shall be entitled to receive instructions signed by


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

a Servicing Officer prior to registering any such transfer. The Transferor hereby agrees to indemnify the Transfer Agent and Registrar and the Trustee and to hold each of them harmless against any loss, liability or expense incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by them in relation to any such instructions furnished pursuant to this clause (i).

            (ii) Registration of transfer of Investor Certificates containing a legend to the effect set forth on Exhibit G-3 shall be effected only if such transfer is made to a Person which is not a Benefit Plan. By accepting and holding any such Investor Certificate, an Investor Certificateholder shall be deemed to have represented and warranted that it is not a Benefit Plan. By acquiring any interest in a Book-Entry Certificate which contains such legend, a Certificate Owner shall be deemed to have represented and warranted that it is not a Benefit Plan.

            (iii) If so requested by the Transferor, the Trustee will make available to any prospective purchaser of Investor Certificates who so requests, a copy of a letter provided to the Trustee by or on behalf of the Transferors relating to the transferability of any Series or Class to a Benefit Plan.

            Section 6.05. Mutilated, Destroyed, Lost or Stolen Certificates. If
      (a) any mutilated Certificate (together, in the case of Bearer Certificates, with all unmatured Coupons (if any) appertaining thereto) is surrendered to the Transfer Agent and Registrar, or the Transfer Agent and Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Transfer Agent and Registrar and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Transferor shall execute, the Trustee shall authenticate and the Transfer Agent and Registrar shall deliver (in the case of Bearer Certificates, outside the United States), in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and aggregate fractional undivided interest. In connection with the issuance of any new Certificate under this Section,

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

      the Trustee or the Transfer Agent and Registrar may require the payment by the Certificateholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and Transfer Agent and Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

            Section 6.06. Persons Demmed Owners. The Trustee, the Paying Agent, the Transfer Agent and Registrar, the Transferor, the Servicer and any agent of any of them may (a) prior to due presentation of a Registered Certificate for registration of transfer, treat the Person in whose name any Registered Certificate is registered as the owner of such Registered Certificate for the purpose of receiving distributions pursuant to the terms of the applicable Supplement and for all other purposes whatsoever, and (b) treat the bearer of a Bearer Certificate or Coupon as the owner of such Bearer Certificate or Coupon for the purpose of receiving distributions pursuant to the terms of the applicable Supplement and for all other purposes whatsoever; and, in any such case, neither the Trustee, the Paying Agent, the Transfer Agent and Registrar, the Transferor, the Servicer nor any agent of any of them shall be affected by any notice to the contrary. Notwithstanding the foregoing, in determining whether the Holders of the requisite Investor Certificates have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Certificates owned by any of the Transferor, the Servicer, any other Holder of a Transferor Certificate or any Affiliate thereof, shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Certificates so owned which have been pledged in good faith shall not be disregarded and may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Certificates and that the pledgee is not the Transferor, the Servicer, any other Holder of a Transferor Certificate or any Affiliate thereof. None of the Transferor, the Servicer, the Trustee, the Registrar or the Paying Agent will have any responsibility or liability for any of the


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

records relating to or on account of beneficial ownership in Book-Entry Certificates or for maintaining, supervising or reviewing records relating thereto.

      Section 6.07. Appointment of Paying Agent. The Paying Agent shall make distributions to Investor Certificateholders from the Collection Account or applicable Series Account pursuant to the provisions of the applicable Supplement and shall report the amounts of such distributions to the Trustee. Any Paying Agent shall have the revocable power to withdraw funds from the Collection Account or applicable Series Account for the purpose of making the distributions referred to above. The Trustee may revoke such power and remove the Paying Agent if the Trustee determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement or any Supplement in any material respect. The Paying Agent shall initially be the Trustee and any co-paying agent chosen by the Transferor and acceptable to the Trustee, including, if and so long as any Series or Class is listed on the Luxembourg Stock Exchange and such exchange so requires, a co-paying agent in Luxembourg or another western European city. In the event that any Paying Agent shall resign, the Trustee shall appoint a successor to act as Paying Agent. The Trustee shall act as Paying Agent until a successor is appointed. The Trustee shall cause each successor or additional Paying Agent to execute and deliver to the Trustee an instrument in which such successor or additional Paying Agent shall agree with the Trustee that it will hold all sums, if any, held by it for payment to the Investor Certificateholders in trust for the benefit of the Investor Certificateholders entitled thereto until such sums shall be paid to such Investor Certificateholders. The Paying Agent shall return all unclaimed funds to the Trustee and upon removal shall also return all funds in its possession to the Trustee. The provisions of Sections 11.01, 11.02, 11.03 and
11.05 shall apply to the Trustee also in its role as Paying Agent, for so long as the Trustee shall act as Paying Agent. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

      Section 6.08. Access to List of Registered Certificateholders' Names and Addresses. The Trustee will furnish or cause to be furnished by the Transfer Agent and sses Registrar to the Servicer or the Paying Agent, within five Business Days after receipt by the Trustee of a request therefor, a list in such form as the Servicer or the Paying


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

Agent may reasonably require, of the names and addresses of the Registered Certificateholders. If any Holder or group of Holders of Investor Certificates of any Series or all outstanding Series, as the case may be, evidencing not less than 10% of the aggregate unpaid principal amount of such Series or all outstanding Series, as applicable (the "Applicants"), apply to the Trustee, and such application states that the Applicants desire to communicate with other Investor Certificateholders with respect to their rights under this Agreement or any Supplement or under the Investor Certificates and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Trustee, after having been adequately indemnified by such Applicants for its costs and expenses, shall afford or shall cause the Transfer Agent and Registrar to afford such Applicants access during normal business hours to the most recent list of Registered Certificateholders of such Series or all outstanding Series, as applicable, held by the Trustee, within five Business Days after the receipt of such application. Such list shall be as of a date no more than 45 days prior to the date of receipt of such Applicants' request.

      With respect to any Series of Registered Certificates, every Registered Certificateholder, by receiving and holding a Registered Certificate, agrees with the Trustee that neither the Trustee, the Transfer Agent and Registrar, nor any of their respective agents, shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Registered Certificateholders hereunder, regardless of the sources from which such information was derived.

      Section 6.09. Authenticating Agent

(a) The Trustee may appoint one or more authenticating agents with respect to the Certificates which shall be authorized to act on behalf of the Trustee in authenticating the Certificates in connection with the issuance, delivery, registration of transfer, exchange or repayment of the Certificates. Whenever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an authenticating agent and certificate of authentication executed on behalf of the Trustee by an authenticating agent. Each authenticating agent must be acceptable to the Transferor and the Servicer.

      (b) Any institution succeeding to the corporate agency business of an authenticating agent shall continue to be an authenticating agent without the execution or filing of any power or any further act on the part of the Trustee or such authenticating agent. An authenticating agent may at any time resign by giving notice of resignation to the Trustee and to the Transferor. The Trustee may at any time terminate the agency of an authenticating agent by giving notice of termination to such authenticating agent and to the Transferor. Upon receiving such a notice of resignation or upon such a termination, or in case at any time an authenticating agent shall cease to be acceptable to the Trustee or the Transferor, the Trustee promptly may appoint a successor authenticating agent. Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an authenticating agent. No successor authenticating agent shall be appointed unless acceptable to the Trustee and the Transferor. The Transferor agrees to pay to each authenticating agent from time to time reasonable compensation for its services under this Section. The provisions of Sections 11.01, 11.02 and
11.03 shall be applicable to any authenticating agent.

      (c) Pursuant to an appointment made under this Section, the Certificates may have endorsed thereon, in lieu of the Trustee's certificate of authentication, an alternate certificate of authentication in substantially the following form:

      This is one of the Certificates described in the Pooling and Servicing Agreement.

                                                     __________________________

                                                     __________________________
                                                     as Authenticating Agent
                                                     for the Trustee,

                                                     By _______________________
                                                          Authorized Officer

      Section 6.10. Book-Entry Certificates. Unless otherwise specified in the related Supplement for any Series or Class, the Investor Certificates, upon original issuance, shall be issued in the form of one or more master Investor Certificates representing the Book-Entry Certificates, to be delivered to the Clearing Agency, by, or on behalf of, the Transferor. The Investor Certificates shall initially be registered on the Certificate Register in the name of the Clearing Agency or its nominee, and no Certificate Owner will receive a definitive certificate representing such Certificate Owner's interest in the Investor Certificates, except as provided in Section 6.12. Unless and until definitive, fully registered Investor Certificates ("Definitive Certificates") have been issued to the applicable Certificate Owners pursuant to Section 6.12 or as otherwise specified in any such Supplement:


(a) the provisions of this Section shall be in full force and effect;

      (b) the Transferor, the Servicer and the Trustee may deal with the Clearing Agency and the Clearing Agency Participants for all purposes (including the making of distributions) as the authorized representatives of the respective Certificate Owners;

      (c) to the extent that the provisions of this Section conflict with any other provisions of this Agreement, the provisions of this Section shall control; and

      (d) the rights of the respective Certificate Owners shall be exercised only through the Clearing Agency and the Clearing Agency Participants and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency and/or the Clearing Agency Participants. Pursuant to the Depository Agreement, unless and until Definitive Certificates are issued pursuant to Section 6.12, the Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the related Investor Certificates to such Clearing Agency Participants.

      For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Investor Certificateholders evidencing a specified percentage of the aggregate unpaid principal amount of Investor Certificates, such direction or consent may be given by Certificate Owners (acting through the Clearing Agency and the Clearing Agency Participants) owning Investor Certificates evidencing the requisite percentage of principal amount of Investor Certificates.

      Section 6.11. Notices to Clearing Agency. Whenever any notice or other communication is required to be given to Investor Certificateholders of any Series or Class with respect to which Book-Entry Certificates have been issued, unless and until Definitive Certificates shall have been issued to the related Certificate Owners, the Trustee shall give all such notices and communications to the applicable Clearing Agency.

      Section 6.12. Definitive Certificates. If Book-Entry Certificates have been issued with respect to any Series or Class and (a) the Transferor advises the Trustee that the Clearing Agency is no longer willing or able to discharge properly its responsibilities under the Depository Agreement with respect to such Series or Class and the Trustee or the Transferor is unable to locate a qualified successor, (b) the Transferor, at its option, advises the Trustee that it elects to terminate the book-entry system with respect to such Series or Class through the Clearing Agency or (c) after the occurrence of a Servicer Default, Certificate Owners of such Series or Class evidencing not less than 50% of the aggregate unpaid principal amount of such Series or Class advise the Trustee and the Clearing Agency through the Clearing Agency Participants that the continuation of a book-entry system with respect to the Investor Certificates of such Series or Class through the Clearing Agency is no longer in the best interests of the


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Certificate Owners with respect to such Certificates, then the Trustee shall notify all Certificate Owners of such Certificates, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of any such Certificates by the Clearing Agency, accompanied by registration instructions from the Clearing Agency for registration, the Trustee shall authenticate and deliver such Definitive Certificates. Neither the Transferor nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of such Definitive Certificates all references herein to obligations imposed upon or to be performed by the Clearing Agency shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of such Definitive Certificates as Investor Certificateholders hereunder.

      Section 6.13. Global Certificate; Exchange Date.


(a) If specified in the related Supplement for any Series or Class, the Investor Certificates for such Series or Class will initially be issued in the form of a single temporary global Certificate (the "Global Certificate") in bearer form, without interest coupons, in the denomination of the entire aggregate principal amount of such Series or Class and substantially in the form set forth in the exhibit with respect thereto attached to the related Supplement. The Global Certificate will be executed by the Transferor and authenticated by the Trustee upon the same conditions, in substantially the same manner and with the same effect as the Definitive Certificates. The Global Certificate may be exchanged as described below for Bearer or Registered Certificates in definitive form (the "Definitive Euro-Certificates").

      (b) The Manager shall, upon its determination of the date of completion of the distribution of the Investor Certificates of such Series or Class, so advise the Trustee, the Transferor, the Depositaries, and each Foreign Clearing Agency forthwith. Without unnecessary delay, but in any event not prior to the Exchange Date, the Transferor will execute and deliver to the Trustee at its London office or its designated agent outside the United States definitive


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Bearer Certificates in an aggregate principal amount equal to the entire aggregate principal amount of such Series or Class. All Bearer Certificates so issued and delivered will have Coupons attached. The Global Certificate may be exchanged for an equal aggregate principal amount of Definitive Euro-Certificates only on or after the Exchange Date. An institutional investor that is a U.S. Person may exchange the portion of the Global Certificate beneficially owned by it only for an equal aggregate principal amount of Registered Certificates bearing the applicable legend set forth in the form of Registered Certificates attached to the related Supplement and having a minimum denomination of $500,000, which may be in temporary form if the Transferor so elects. The Transferor may elect to waive the $500,000 minimum denomination requirement. Upon any demand for exchange for Definitive Euro-Certificates in accordance with this paragraph, the Transferor shall cause the Trustee to authenticate and deliver the Definitive Euro-Certificates to the Holder (x) outside the United States, in the case of Bearer Certificates, and (y) according to the instructions of the Holder, in the case of Registered Certificates, but in either case only upon presentation to the Trustee of a written statement substantially in the form of Exhibit F-1 with respect to the Global Certificate or portion thereof being exchanged, signed by a Foreign Clearing Agency and dated on the Exchange Date or a subsequent date, to the effect that it has received in writing or by tested telex a certification substantially in the form of (i) in the case of beneficial ownership of the Global Certificate or a portion thereof being exchanged by a United States institutional investor pursuant to the second preceding sentence, the certificate in the form of Exhibit F-2 signed by the Manager which sold the relevant Certificates or (ii) in all other cases, the certificate in the form of Exhibit F-3, the certificate referred to in this clause (ii) being dated on the earlier of the first actual payment of interest in respect of such Certificates and the date of the delivery of such Certificate in definitive form. Upon receipt of such certification, the Trustee shall cause the Global Certificate to be endorsed in accordance with paragraph (d) below. Any exchange as provided in this Section shall be made free of charge to the Holders and the beneficial owners of the Global Certificate and to the beneficial owners of the Definitive Euro-Certificates issued in exchange, except that a person receiving Definitive Euro-Certificates must bear the cost of insurance, postage, transportation and the like in the event that such person does not receive such


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Definitive Euro-Certificates in person at the offices of a Foreign Clearing
Agency.

      (c) The delivery to the Trustee by a Foreign Clearing Agency of any written statement referred to above may be relied upon by the Transferor and the Trustee as conclusive evidence that a corresponding certification or certifications has or have been delivered to such Foreign Clearing Agency pursuant to the terms of this Agreement.

      (d) Upon any such exchange of all or a portion of the Global Certificate for a Definitive Euro-Certificate or Certificates, such Global Certificate shall be endorsed by or on behalf of the Trustee to reflect the reduction of its principal amount by an amount equal to the aggregate principal amount of such Definitive Euro-Certificate or Certificates. Until so exchanged in full, such Global Certificate shall in all respects be entitled to the same benefits under this Agreement as Definitive Euro-Certificates authenticated and delivered hereunder except that the beneficial owners of such Global Certificate shall not be entitled to receive payments of interest on the Certificates until they have exchanged their beneficial interests in such Global Certificate for Definitive Euro-Certificates.

      Section 6.14. Meetings of Certificateholders.

(a) If at the time any Bearer Certificates are issued and outstanding with respect to any Series or Class to which any meeting described below relates, the Servicer or the Trustee may at any time call a meeting of Investor Certificateholders of any Series or Class or of all Series, to be held at such time and at such place as the Servicer or the Trustee, as the case may be, shall determine, for the purpose of approving a modification of or amendment to, or obtaining a waiver of any covenant or condition set forth in, this Agreement, any Supplement or the Investor Certificates or of taking any other action permitted to be taken by Investor Certificateholders hereunder or under any Supplement. Notice of any meeting of Investor Certificateholders, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given in accordance with Section 13.05, the first mailing and publication to be not less than 20 nor more than 180 days prior to the date fixed for the meeting. To be entitled to vote at any meeting of Investor Certificateholders a Person shall be (i) a Holder of one or


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more Investor Certificates of the applicable Series or Class or (ii) a person appointed by an instrument in writing as proxy by the Holder of one or more such Investor Certificates. The only persons who shall be entitled to be present or to speak at any meeting of Investor Certificateholders shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Transferor, the Servicer and the Trustee and their respective counsel.

      (b) At a meeting of Investor Certificateholders, persons entitled to vote Investor Certificates evidencing a majority of the aggregate unpaid principal amount of the applicable Series or Class or all outstanding Series, as the case may be, shall constitute a quorum. No business shall be transacted in the absence of a quorum, unless a quorum is present when the meeting is called to order. In the absence of a quorum at any such meeting, the meeting may be adjourned for a period of not less than 10 days; in the absence of a quorum at any such meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days; at the reconvening of any meeting further adjourned for lack of a quorum, the persons entitled to vote Investor Certificates evidencing at least 25% of the aggregate unpaid principal amount of the applicable Series or Class or all outstanding Series, as the case may be, shall constitute a quorum for the taking of any action set forth in the notice of the original meeting. Notice of the reconvening of any adjourned meeting shall be given as provided above except that such notice must be given not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage of the aggregate principal amount of the outstanding applicable Investor Certificates which shall constitute a quorum.

      (c) Any Investor Certificateholder who has executed an instrument in writing appointing a person as proxy shall be deemed to be present for the purposes of determining a quorum and be deemed to have voted; provided that such Investor Certificateholder shall be considered as present or voting only with respect to the matters covered by such instrument in writing. Subject to the provisions of Section 13.01, any resolution passed or decision taken at any meeting of Investor Certificateholders duly held in accordance with this Section shall be binding on all Investor Certificateholders whether or not present or represented at the meeting.


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

      (d) The holding of Bearer Certificates shall be proved by the production of such Bearer Certificates or by a certificate, satisfactory to the Servicer, executed by any bank, trust company or recognized securities dealer, wherever situated, satisfactory to the Servicer. Each such certificate shall be dated and shall state that on the date thereof a Bearer Certificate bearing a specified serial number was deposited with or exhibited to such bank, trust company or recognized securities dealer by the Person named in such certificate. Any such certificate may be issued in respect of one or more Bearer Certificates specified therein. The holding by the Person named in any such certificate of any Bearer Certificate specified therein shall be presumed to continue for a period of one year from the date of such certificate unless at the time of any determination of such holding (i) another certificate bearing a later date issued in respect of the same Bearer Certificate shall be produced, (ii) the Bearer Certificate specified in such certificate shall be produced by some other Person or (iii) the Bearer Certificate specified in such certificate shall have ceased to be outstanding. The appointment of any proxy shall be proved by having the signature of the Person executing the proxy guaranteed by any bank, trust company or recognized securities dealer satisfactory to the Trustee.

      (e) The Trustee shall appoint a temporary chair of the meeting. A permanent chair and a permanent secretary of the meeting shall be elected by vote of the Holders of Investor Certificates evidencing a majority of the aggregate unpaid principal amount of Investor Certificates of the applicable Series or Class or all outstanding Series, as the case may be, represented at the meeting. No vote shall be cast or counted at any meeting in respect of any Investor Certificate challenged as not outstanding and ruled by the chair of the meeting to be not outstanding. The chair of the meeting shall have no right to vote except as an Investor Certificateholder or proxy. Any meeting of Investor Certificateholders duly called at which a quorum is present may be adjourned from time to time, and the meeting may be held as so adjourned without further notice.

      (f) The vote upon any resolution submitted to any meeting of Investor Certificateholders shall be by written ballot on which shall be subscribed the signatures of Investor Certificateholders or proxies and on which shall be inscribed the serial number or numbers of the Investor Certificates held or represented by them. The permanent


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

chair of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Investor Certificateholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was published as provided above. The record shall be signed and verified by the permanent chair and secretary of the meeting and one of the duplicates shall be delivered to the Servicer and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

      Section 6.15. Uncertificates Classes. Notwithstanding anything to the contrary contained in this Article VI or in Article XII, unless otherwise specified in any Supplement any provisions contained in this Article VI and in
Article XII relating to the registration, form, execution, authentication, delivery, presentation, cancellation and surrender of Certificates shall not be applicable to any uncertificated Certificates.


                               [END OF ARTICLE VI]

                                   ARTICLE VII

                    OTHER MATTERS RELATING TO EACH TRANSFEROR

      Section 7.01. Liability of each Transferor. Each Transferor shall be severally, and not jointly, liable for all obligations, covenants, representations and warranties of such Transferor and its Predecessor Transferor arising under or related to this Agreement or any Supplement. Except as provided in the preceding sentence, each Transferor shall be liable only to the extent of the obligations specifically undertaken by it in its capacity as a Transferor.

      Section 7.02. Merger or Consolidation of, or Assumption of the Obligations of, a Transferor.

(a) No Transferor shall dissolve, liquidate, consolidate with or merge into any other corporation or convey, transfer or sell its properties and assets substantially as an entirety to any Person unless:

            (i)(x) the corporation formed by such consolidation or into which such Transferor is merged or the Person which acquires by conveyance, transfer or sale the properties and assets of the Transferor substantially as an entirety shall be, if such Transferor is not the surviving entity, organized and existing under the laws of the United States of America or any State or the District of Columbia, and shall be a savings association, a national banking association, a bank or other entity which is not eligible to be a debtor in a case under Title 11 of the United States Code or is a special purpose corporation whose powers and activities are limited to substantially the same degree as provided in the certificates of incorporation of other special purpose corporations performing similar functions and, if such Transferor is not the surviving entity, shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the performance of every covenant and obligation of such Transferor hereunder; and (y) such Transferor or the surviving entity, as the case may be, has delivered to the Trustee (with a copy to each Rating Agency) an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance, transfer or sale and such supplemental agreement comply with this Section, that such supplemental agreement is a valid and binding obligation of such surviving entity enforceable against such surviving entity in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally from time to time in effect or general principles of equity, and that all conditions precedent herein provided for relating to such transaction have been complied with; and

            (ii) the Rating Agency Condition shall have been satisfied with respect to such consolidation, merger, conveyance or transfer.

      (b) Except as permitted by subsection 2.07(c), the obligations, rights or any part thereof of each Transferor hereunder shall not be assignable nor shall any Person succeed to such obligations or rights of any Transferor hereunder except (i) for conveyances, mergers, consolidations, assumptions, sales or transfers in accordance with the provisions of the foregoing paragraph and (ii) for conveyances, mergers, consolidations, assumptions, sales or transfers to other entities (1) which such Transferor and the Servicer determine will not result in an Adverse Effect, (2) which meet the requirements of clause (ii) of the preceding paragraph and (3) for which such purchaser, transferee, pledgee or entity shall expressly assume, in an agreement supplemental hereto, executed and delivered to the Trustee in writing in form satisfactory to the Trustee, the performance of every covenant and obligation of such Transferor thereby conveyed.

      Section 7.03. Limitations on Liability of Each Transferor. Subject to
Section 7.01, no Transferor nor any of the directors, officers, employees, incorporators or agents of any Transferor acting in such capacities shall be under any liability to the Trust, the Trustee, the Certificateholders, any Series Enhancer, any other Transferor or any other Person for any action taken or for refraining from the taking of any action in good faith in such capacities pursuant to this Agreement, it being expressly understood that such liability is expressly waived and released as a condition of, and consideration for, the execution of this Agreement and any Supplement and the issuance of the Certificate; provided, however, that this provision shall not protect any Transferor or any such person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. Each Transferor and any director, officer, employee or agent of such Transferor may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (other than such Transferor) respecting any matters arising hereunder.

      Section 7.04. Liabilities. Notwithstanding any provision of this Agreement (including Sections 7.03, 8.03 and 8.04 and 13.07), by entering into this Agreement, Universal Bank, as Transferor, agrees to be liable, directly to the injured party, for the entire amount of any liabilities of the Trust (other than those incurred by a Certificateholder in the capacity of an investor in the Certificates) arising out of or based on the arrangement created by this Agreement or the actions of the Servicer taken pursuant hereto as though this Agreement created a partnership under the New York Uniform Partnership Act in which Universal Bank was a general partner. The Servicer will (from its own assets and not from the assets of the Trust) indemnify and hold harmless Universal Bank against and from any such liabilities as described in this Section arising from the actions or omissions of the Servicer.


                              [END OF ARTICLE VII]

                                  ARTICLE VIII

                     OTHER MATTERS RELATING TO THE SERVICER

      Section 8.01. Liability of the Servicer. The Servicer shall be liable under this Article only to the extent of the obligations specifically undertaken by the Servicer in its capacity as Servicer.

      Section 8.02. Merger or Consolidation of, or Assumption of the Obligations of, the Servicer . The Servicer shall not consolidate with or merge into any other corporation or convey, transfer or sell its properties and assets substantially as an entirety to any Person, unless:

      (a)(i) the corporation formed by such consolidation or into which the Servicer is merged or the Person which acquires by conveyance, transfer or sale the properties and assets of the Servicer substantially as an entirety shall be, if the Servicer is not the surviving entity, a corporation organized and existing under the laws of the United States of America or any State or the District of Columbia, and, if the Servicer is not the surviving entity, such corporation shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the performance of every covenant and obligation of the Servicer hereunder;

            (ii) the Servicer has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance, transfer or sale comply with this Section and that all conditions precedent herein provided for relating to such transaction have been complied with;

            (iii) the Servicer shall have given the Rating Agencies notice of such consolidation, merger or transfer or assets; and

      (b) the corporation formed by such consolidation or into which the Servicer is merged or the Person which acquires by conveyance or transfer the properties and assets of the Servicer substantially as an entirety shall be an Eligible Servicer.

      Section 8.03. Limitation on Liability of the Servicer and Others. Except as provided in Section 8.04 and Section 11.05, neither the Servicer nor any of the directors, officers, employees or agents of the Servicer in its capacity as Servicer shall be under any liability to the Trust, the Trustee, the Certificateholders, any Series Enhancer or any other Person for any action taken or for refraining from the taking of any action in good faith in its capacity as Servicer pursuant to this Agreement; provided, however, that this provision shall not protect the Servicer or any such Person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (other than the Servicer) respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties as Servicer in accordance with this Agreement and which in its reasonable judgment may involve it in any expense or liability. The Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable for the benefit of the Certificateholders with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder.

      Section 8.04. Servicer Indeminfication of the Trust and the Trustee. The Servicer shall indemnify and hold harmless the Trust and the Trustee (including the Trustee in its capacity as Transfer Agent and Registrar or as Paying Agent) and its directors, officers, employees and agents from and against any loss, liability, expense, damage or injury suffered or sustained by reason of (a) any acts or omissions of the Servicer with respect to the Trust pursuant to this Agreement or (b) the administration by the Trustee of the Trust (in the case of clause (a) or (b), other than such as may arise from the negligence or wilful misconduct of the Trustee), including any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any action, proceeding or claim. Indemnification pursuant to this Section shall not be payable from the Trust Assets. The Servicer's obligations under this Section 8.04 shall survive


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

the termination of this Agreement or the Trust or the earlier removal or resignation of the Trustee.

      Section 8.05. Resignation of the Servicer. The Servicer shall not resign from the obligations and duties hereby imposed on it except (a) upon determination that (i) the performance of its duties hereunder is no longer permissible under applicable law and (ii) there is no reasonable action which the Servicer could take to make the performance of its duties hereunder permissible under applicable law or (b) upon the assumption, by an agreement supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, of the obligations and duties of the Servicer hereunder by any of its Affiliates that is a direct or indirect wholly owned subsidiary of Citicorp or by any other entity the appointment of which shall have satisfied the Rating Agency Condition and, in either case, which qualifies as an Eligible Servicer. Any determination permitting the resignation of the Servicer shall be evidenced as to clause (a) above by an Opinion of Counsel to such effect delivered to the Trustee. No resignation shall become effective until the Trustee or a Successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 10.02 hereof. If within 120 days of the date of the determination that the Servicer may no longer act as Servicer under clause (a) above the Trustee is unable to appoint a Successor Servicer, the Trustee shall serve as Successor Servicer. Notwithstanding the foregoing, the Trustee shall, if it is legally unable so to act, petition a court of competent jurisdiction to appoint any established institution qualifying as an Eligible Servicer as the Successor Servicer hereunder. The Trustee shall give prompt notice to each Rating Agency and each Series Enhancer upon the appointment of a Successor Servicer. Notwithstanding anything in this Agreement to the contrary, Universal may assign part or all of its obligations and duties as Servicer under this Agreement to an Affiliate of Universal so long as Universal shall have fully guaranteed the performance of such obligations and duties under this Agreement or if the Rating Agency Condition shall have been satisfied with respect thereto.

      Section 8.06. Access to Certain Documentation and Information Regarding the Receivables . The Servicer shall provide to the Trustee access to the documentation regarding the Accounts and the Receivables in such cases where the Trustee is required in connection with the enforcement of the rights of Certificateholders or by applicable statutes or regulations to review such documentation, such access being afforded without charge but only
(a) upon reasonable request, (b) during normal business hours, (c) subject to the Servicer's normal security and confidentiality procedures and (d) at reasonably accessible offices in the continental United States designated by the Servicer. Nothing in this Section shall derogate from the obligation of the Transferor, the Trustee and the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

      Section 8.07. Deliegation of Duties. In the ordinary course of business, the Servicer may at any time delegate its duties hereunder with respect to the Accounts and the Receivables to any Person that agrees to conduct such duties in accordance with the Credit Card Guidelines and this Agreement. Such delegation shall not relieve the Servicer of its liability and responsibility with respect to such duties, and shall not constitute a resignation within the meaning of
Section 8.05.

      Section 8.08. Examination of Records. Each Transferor and the Servicer shall indicate generally in their computer files or other records that the Receivables arising in the Accounts have been conveyed to the Trustee, on behalf of the Trust, pursuant to this Agreement for the benefit of the Certificateholders. Each Transferor and the Servicer shall, prior to the sale or transfer to a third party of any receivable held in its custody, examine its computer records and other records to determine that such receivable is not, and does not include, a Receivable.


                              [END OF ARTICLE VIII]

                                   ARTICLE IX

                                INSOLVENCY EVENTS

      Section 9.01. Rights upon the Occurrence of an Insolvency Event.

(a) If Universal Bank shall consent or fail to object to the appointment of a bankruptcy trustee or conservator, receiver or liquidator in any bankruptcy proceeding or other insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to Universal Bank of or relating to all or substantially all of Universal Bank's property, or the commencement of an action seeking a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a bankruptcy trustee or conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up, insolvency, bankruptcy, reorganization, conservatorship, receivership or liquidation of such entity's affairs, or notwithstanding an objection by Universal Bank any such action shall have remained undischarged or unstayed for a period of 60 days; or Universal Bank shall admit in writing its inability to pay its debts generally as they become due, file, or consent or fail to object (or object without dismissal of any such filing within 60 days of such filing) to the filing of, a petition to take advantage of any applicable bankruptcy insolvency or reorganization, receivership or conservatorship statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations (any such act or occurrence with respect to any Person being an "Insolvency Event"), each Transferor shall on the day any such Insolvency Event occurs (the "Appointment Date"), immediately cease to transfer Principal Receivables to the Trust and shall promptly give notice to the Trustee thereof. Notwithstanding any cessation of the transfer to the Trust of additional Principal Receivables, Principal Receivables transferred to the Trust prior to the occurrence of such Insolvency Event, Collections in respect of such Principal Receivables and Finance Charge Receivables (whenever created) accrued in respect of such Principal Receivables shall continue to be a part of the Trust Assets. Upon the Appointment Date, this Agreement and the Trust shall terminate, subject to the liquidation, winding-up, insolvency, bankruptcy, reorganization and dissolution procedures described below. Within 15 days of the Appointment Date, the Trustee shall (i) publish a notice in an Authorized Newspaper that an Insolvency Event has occurred, that the Trust has terminated and that the Trustee intends to sell, dispose of or otherwise liquidate the Receivables on commercially reasonable terms and in a commercially reasonable manner and (ii) give notice to Certificateholders describing the provisions of this Section and requesting instructions from such Holders. Unless the Trustee shall have received instructions within 90 days from the date notice pursuant to clause (i) above is first published from (x) Holders of Investor Certificates evidencing more than 50% of the aggregate unpaid principal amount of each Series or, with respect to any Series with two or more Classes, of each Class, (y) each Transferor (other than a Transferor that is the subject of such Insolvency Event), including any Additional Transferor and any Holder of a Supplemental Certificate and any permitted assignee or successor under Section 7.02, and (z) any other Person specified in any related Supplement to the effect that such Persons disapprove of the liquidation of the Receivables and wish to reconstitute the Trust pursuant to the terms of this Agreement (as amended in connection with such reconstitution), the Trustee shall promptly sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms, which may include the solicitation of competitive bids. The Trustee may obtain a prior determination from any such conservator, receiver or liquidator of a Transferor that the terms and manner of any proposed sale, disposition or liquidation are commercially reasonable. The provisions of this Section 9.01 and any provisions in a Supplement regarding an Insolvency Event shall not be deemed to be mutually exclusive.

      (b) The proceeds from the sale, disposition or liquidation of the Receivables and any Participation Interests pursuant to paragraph (a) ("Insolvency Proceeds") shall be immediately deposited in the Collection Account. The Trustee shall determine conclusively the amount of the Insolvency Proceeds which are deemed to be Finance Charge Receivables and Principal Receivables, allocating Insolvency Proceeds to Finance Charge Receivables and Principal Receivables in the same proportion as the amount of Finance Charge Receivables and Principal Receivables bear to one another on the prior Determination Date. The Insolvency Proceeds shall be allocated and distributed to Investor


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Certificateholders in accordance with the terms of each Supplement.


                               [END OF ARTICLE IX]


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                                    ARTICLE X

                                SERVICER DEFAULTS

      Section 10.01. Servicer Defaults. If any one of the following events (a "Servicer Default") shall occur and be continuing:

(a) any failure by the Servicer to make any payment, transfer or deposit or to give instructions or to give notice to the Trustee to make such payment, transfer or deposit on or before the date occurring five Business Days after the date such payment, transfer or deposit or such instruction or notice is required to be made or given, as the case may be, under the terms of this Agreement or any Supplement;

      (b) failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in this Agreement or any Supplement which has an Adverse Effect and which continues unremedied for a period of 60 days after the date on which notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by Holders of Investor Certificates evidencing not less than 10% of the aggregate unpaid principal amount of all Investor Certificates (or, with respect to any such failure that does not relate to all Series, 10% of the aggregate unpaid principal amount of all Series to which such failure relates); or the Servicer shall assign or delegate its duties under this Agreement, except as permitted by Sections 8.02 and 8.07;

      (c) any representation, warranty or certification made by the Servicer in this Agreement or any Supplement or in any certificate delivered pursuant to this Agreement or any Supplement shall prove to have been incorrect when made, which has an Adverse Effect on the rights of the Investor Certificateholders of any Series (which determination shall be made without regard to whether funds are then available pursuant to any Series Enhancement) and which Adverse Effect continues for a period of 60 days after the date on which notice thereof, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by the Holders of Investor Certificates evidencing not less than 10% of the aggregate


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

unpaid principal amount of all Investor Certificates (or, with respect to any such representation, warranty or certification that does not relate to all Series, 10% of the aggregate unpaid principal amount of all Series to which such representation, warranty or certification relates); or

      (d) the Servicer shall consent to the appointment of a bankruptcy trustee or conservator or receiver or liquidator in any bankruptcy proceeding or other insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a bankruptcy trustee or a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make any assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

then, in the event of any Servicer Default, so long as the Servicer Default shall not have been remedied, either the Trustee, or the Holders of Investor Certificates evidencing more than 50% of the aggregate unpaid principal amount of all Investor Certificates, by notice then given to the Servicer (and to the Trustee if given by the Investor Certificateholders) (a "Termination Notice"), may terminate all but not less than all the rights and obligations of the Servicer as Servicer under this Agreement; provided, however, if within 60 days of receipt of a Termination Notice the Trustee does not receive any bids from Eligible Servicers in accordance with subsection 10.02(c) to act as a Successor Servicer and receives an Officer's Certificate of the Transferor to the effect that the Servicer cannot in good faith cure the Servicer Default which gave rise to the Termination Notice, the Trustee shall grant a right of first refusal to the Transferor which would permit the Transferor at its option to purchase the Certificateholders' Interest on the Distribution Date in the next calendar month.


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

      The purchase price for the Certificateholders' Interest shall be equal to the sum of the amounts specified therefor with respect to each outstanding Series in the related Supplement. The Transferor shall notify the Trustee prior to the Record Date for the Distribution Date of the purchase if it is exercising such right of first refusal. If the Transferor exercises such right of first refusal, the Transferor shall deposit the purchase price into the Collection Account not later than 1:00 P.M., New York City time, on such Distribution Date in immediately available funds. The purchase price shall be allocated and distributed to Investor Certificateholders in accordance with the terms of each Supplement.

      After receipt by the Servicer of a Termination Notice, and on the date that a Successor Servicer is appointed by the Trustee pursuant to Section 10.02, all authority and power of the Servicer under this Agreement shall pass to and be vested in the Successor Servicer (a "Service Transfer"); and, without limitation, the Trustee is hereby authorized and empowered (upon the failure of the Servicer to cooperate) to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments upon the failure of the Servicer to execute or deliver such documents or instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such Service Transfer. The Servicer agrees to cooperate with the Trustee and such Successor Servicer in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing hereunder, including the transfer to such Successor Servicer of all authority of the Servicer to service the Receivables provided for under this Agreement, including all authority over all Collections which shall on the date of transfer be held by the Servicer for deposit, or which have been deposited by the Servicer, in the Collection Account, or which shall thereafter be received with respect to the Receivables, and in assisting the Successor Servicer. The Servicer shall within 20 Business Days transfer its electronic records relating to the Receivables to the Successor Servicer in such electronic form as the Successor Servicer may reasonably request and shall promptly transfer to the Successor Servicer all other records, correspondence and documents necessary for the continued servicing of the Receivables in the manner and at such times as the Successor Servicer shall reasonably request. To the extent that compliance with this Section shall require the Servicer to disclose to the Successor


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

Servicer information of any kind which the Servicer deems to be confidential, the Successor Servicer shall be required to enter into such customary licensing and confidentiality agreements as the Servicer shall deem reasonably necessary to protect its interests.

      Notwithstanding the foregoing, a delay in or failure of performance referred to in paragraph (a) above for a period of 10 Business Days after the applicable grace period or under paragraph (b) or (c) above for a period of 60 Business Days after the applicable grace period, shall not constitute a Servicer Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or similar causes. The preceding sentence shall not relieve the Servicer from using all commercially reasonable efforts to perform its obligations in a timely manner in accordance with the terms of this Agreement and the Servicer shall provide the Trustee, each Transferor and any Series Enhancer with an Officer's Certificate giving prompt notice of such failure or delay by it, together with a description of its efforts so to perform its obligations.

      Section 10.02. Trustee To Act; Appointment of Successor.


(a) On and after the receipt by the Servicer of a Termination Notice pursuant to
Section 10.01, the Servicer shall continue to perform all servicing functions under this Agreement until the date specified in the Termination Notice or otherwise specified by the Trustee or until a date mutually agreed upon by the Servicer and Trustee. The Trustee shall as promptly as possible after the giving of a Termination Notice appoint an Eligible Servicer as a successor servicer (the "Successor Servicer"), and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Trustee. In the event that a Successor Servicer has not been appointed or has not accepted its appointment at the time when the Servicer ceases to act as Servicer, the Trustee without further action shall automatically be appointed the Successor Servicer. The Trustee may delegate any of its servicing obligations to an Affiliate or agent in accordance


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

with Sections 3.01(b) and 8.07. Notwithstanding the foregoing, the Trustee shall, if it is legally unable so to act, petition a court of competent jurisdiction to appoint any established institution qualifying as an Eligible Servicer as the Successor Servicer hereunder. The Trustee shall give prompt notice to each Rating Agency and each Series Enhancer upon the appointment of a Successor Servicer.

      (b) Upon its appointment, the Successor Servicer shall be the successor in all respects to the Servicer with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and all references in this Agreement to the Servicer shall be deemed to refer to the Successor Servicer.

      (c) In connection with any Termination Notice, the Trustee will review any bids which it obtains from Eligible Servicers and shall be permitted to appoint any Eligible Servicer submitting such a bid as a Successor Servicer for servicing compensation not in excess of the aggregate Servicing Fees for all Series plus the sum of the amounts with respect to each Series and with respect to each Distribution Date equal to any Collections of Finance Charge Receivables allocable to Investor Certificateholders of such Series which are payable to the Holders of the Transferor Certificates after payment of all amounts owing to the Investor Certificateholders of such Series with respect to such Distribution Date or required to be deposited in the applicable Series Accounts with respect to such Distribution Date and any amounts required to be paid to any Series Enhancer for such Series with respect to such Distribution Date pursuant to the terms of any Enhancement Agreement; provided, however, that the Holders of the Transferor Certificates shall be responsible for payment of their portion of such aggregate Servicing Fees and all other such amounts in excess of such aggregate Servicing Fees. Each holder of any of the Transferor's Certificates agrees that, if Universal (or any Successor Servicer) is terminated as Servicer hereunder, the portion of the Collections in respect of Finance Charge Receivables that the Transferor is entitled to receive pursuant to this Agreement or any Supplement shall be reduced by an amount sufficient to pay the Transferor's share of the compensation of the Successor Servicer.


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

      (d) All authority and power granted to the Successor Servicer under this Agreement shall automatically cease and terminate upon termination of the Trust pursuant to Section 12.01, and shall pass to and be vested in the Transferor and, without limitation, the Transferor is hereby authorized and empowered to execute and deliver, on behalf of the Successor Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Successor Servicer agrees to cooperate with the Transferor in effecting the termination of the responsibilities and rights of the Successor Servicer to conduct servicing of the Receivables. The Successor Servicer shall transfer its electronic records relating to the Receivables to Universal Bank or its designee in such electronic form as it may reasonably request and shall transfer all other records, correspondence and documents to it in the manner and at such times as it shall reasonably request. To the extent that compliance with this Section shall require the Successor Servicer to disclose to Universal Bank information of any kind which the Successor Servicer deems to be confidential, Universal Bank shall be required to enter into such customary licensing and confidentiality agreements as the Successor Servicer shall deem necessary to protect its interests.

      Section 10.03. Notification to Certificateholders. Within five Business Days after the Servicer becomes aware of any Servicer Default, the Servicer shall give notice thereof to the Trustee, each Rating Agency and each Series Enhancer and the Trustee shall give notice to the Investor Certificateholders. Upon any termination or appointment of a Successor Servicer pursuant to this Article, the Trustee shall give prompt notice thereof to the Investor Certificateholders.


                               [END OF ARTICLE X]


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

                                   ARTICLE XI

                                   THE TRUSTEE

      Section 11.01. Duties of Trustee.


(a) The Trustee, prior to the occurrence of a Servicer Default of which a Responsible Officer of the Trustee has actual knowledge and after the curing of all Servicer Defaults which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement and no implied duties or covenants by the Trustee shall be read into this Agreement. If a Servicer Default to the actual knowledge of a Responsible Officer of the Trustee has occurred (which has not been cured or waived) the Trustee shall exercise such of the rights and powers vested in it by this Agreement and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

      (b) The Trustee may conclusively rely, as to the truth of the statements and correctness of the opinions expressed therein, upon all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee pursuant to this Agreement. The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they substantially conform to the requirements of this Agreement. The Trustee shall give prompt written notice to the Transferor and the Servicer of any material lack of conformity of any such instrument to the applicable requirements of this Agreement discovered by the Trustee which would entitle a specified percentage of Investor Certificateholders to take any action pursuant to this Agreement. If within 5 Business Days the Transferor or the Servicer shall not have cured such material lack of conformity, the Trustee shall provide notice of such material lack of conformity to the Investor Certificateholders.

      (c) Subject to paragraph (a), no provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent


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

failure to act or its own willful misconduct; provided, however, that:

            (i) the Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

            (ii) the Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of Investor Certificates evidencing more than 50% of the aggregate unpaid principal amount of all Investor Certificates (or, with respect to any such action that does not relate to all Series, 50% of the aggregate unpaid principal amount of the Investor Certificates of all Series to which such action relates) relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; and

            (iii) the Trustee shall not be charged with knowledge of any failure by the Servicer to comply with the obligations of the Servicer referred to in subsection 10.01 (a) or (b) nor with knowledge of a Pay Out Event or Reinvestment Event unless a Responsible Officer of the Trustee obtains actual knowledge of such failure or event or the Trustee receives written notice of such failure or event from the Servicer or any Holders of Investor Certificates evidencing not less than 10% of the aggregate unpaid principal amount of all Investor Certificates (or, with respect to any such failure that does not relate to all Series, 10% of the aggregate unpaid principal amount of the Investors Certificates of all Series to which such failure relates).

      (d) The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of


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

performance of, any obligations of the Servicer under this Agreement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement.

      (e) Except for actions expressly authorized by this Agreement, the Trustee shall take no actions reasonably likely to impair the interests of the Trust in any Receivable now existing or hereafter created or to impair the value of any Receivable now existing or hereafter created.

      (f) Except as expressly provided in this Agreement, the Trustee shall have no power to vary the corpus of the Trust including by (i) accepting any substitute obligation for a Receivable initially assigned to the Trust under
Section 2.01 or 2.09, (ii) adding any other investment, obligation or security to the Trust or (iii) withdrawing from the Trust any Receivables.

      (g) In the event that the Paying Agent or the Transfer Agent and Registrar shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Paying Agent or the Transfer Agent and Registrar, as the case may be, under this Agreement, the Trustee shall be obligated promptly upon its knowledge thereof to perform such obligation, duty or agreement in the manner so required.

      Section 11.02. Certain Matters Affecting the Trustee. Except as otherwise provided in Section 11.01:


(a) the Trustee may conclusively rely on and shall be fully protected in acting on, or in refraining from acting in accord with, any resolution, certificate, statement, instrument, Officer's Certificate, opinion, report, notice, request, consent, order, appraisal, approval, bond or other paper or document believed by it to be genuine and to have been signed or presented to it pursuant to this Agreement by the proper party or parties;

      (b) the Trustee may consult with counsel and any written advice of counsel or an Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in


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

good faith and in accordance with such written advice of counsel or an Opinion of Counsel;

      (c) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; provided, however, that nothing contained herein shall relieve the Trustee of the obligations, upon the occurrence of a Servicer Default (which has not been cured or waived) to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs;

      (d) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

      (e) the Trustee shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, approval, bond or other paper or document believed by it to be genuine, unless requested in writing so to do by Holders of Investor Certificates evidencing more than 25% of the aggregate unpaid principal amount of all Investor Certificates (or, with respect to any such matters that do not relate to all Series, 25% of the aggregate unpaid principal amount of the Investor Certificates of all Series to which such matters relate); provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses, or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense, or liability as a condition to so proceed;

      (f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or


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

attorneys or a custodian, nominee and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, attorney, custodian or nominee appointed with due care by it hereunder;

      (g) except as may be required by subsection 11.01(a), the Trustee shall not be required to make any initial or periodic examination of any documents or records related to the Receivables or the Accounts for the purpose of establishing the presence or absence of defects, the compliance by the Transferor with its representations and warranties or for any other purpose;

      (h) whether or not therein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 11.02;

      (i) the Trustee shall have no liability with respect to the acts or omissions of the Servicer (except and to the extent the Servicer is the Trustee), including, acts or omissions in connection with the servicing, management or administration of Receivables; calculations made by the Servicer whether or not reported to the Trustee; and deposits into or withdrawals from any accounts or funds established pursuant to the terms of this Agreement; and

      (j) in the event that the Trustee is also acting as Paying Agent or Transfer Agent and Registrar hereunder, the rights and protections afforded to the Trustee pursuant to this Article XI shall also be afforded to such Paying Agent, Transfer Agent and Registrar.

      Section 11.03. Trustee Not Liable for Recitals in Certificates. The Trustee assumes no responsibility for the correctness of the recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates). Except as set forth in Section 11.15, the Trustee makes no representations as to the validity or sufficiency of this Agreement or any Supplement or of the Certificates (other than the certificate of authentication on the Certificates) or of any Receivable or related document or as to the perfection or priority of any security interest therein or as to the efficacy of the Trust. The Trustee shall not be accountable for the use or application by the Transferor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Transferor in respect of the Receivables or deposited in or withdrawn from the Collection Account, any Series Accounts or any other accounts hereafter established to effectuate the transactions contemplated by this Agreement and in accordance with the terms of this Agreement.

      Section 11.04. Trustee May Own Certificates. Subject to any restrictions that may otherwise be imposed by Section 406 of ERISA or Section 4975(e) of the Code, the Trustee in its individual or any other capacity may become the owner or pledgee of Investor Certificates with the same rights as it would have if it were not the Trustee.

      Section 11.05. The Servicer To Pay Trustee's Fees and Expenses. The Servicer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trust hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and the Servicer will pay or reimburse the Trustee upon its request for all reasonable expenses (including, without limitation, expenses incurred in connection with notices or other communications to Certificateholders), disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement or any Enhancement Agreement (including the reasonable fees and expenses of its agents, any co-trustee and counsel) except any such expense, disbursement or advance as may arise from its negligence or bad faith and except as provided in the following sentence. If the Trustee is appointed Successor Servicer pursuant to
Section 10.02, the provisions of this Section shall not apply to expenses, disbursements and advances made or incurred by the Trustee in its capacity as Successor Servicer, which shall be paid out of the Servicing Fee. The Servicer's covenant to pay the expenses, disbursements and advances provided for in this Section shall survive the termination of this Agreement or the earlier resignation or removal of the Trustee.

      Section 11.06. Eligibility Requirements for Trustee. The Trustee hereunder shall at all times be a corporation organized and doing business under the laws of the United States or any state thereof authorized under such laws to exercise corporate trust powers, have a net worth of


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

at least $50,000,000, be subject to supervision or examination by Federal or state authority and maintain any credit or deposit rating required by any Rating Agency (which shall be Baa3, in the case of Moody's unless otherwise notified, and BBB- in the case of Standard & Poor's unless otherwise notified) or any higher credit or deposit rating required in connection with the issuance of a particular Series. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purpose of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 11.07.

      Section 11.07. Resignation or Removal of Trustee.

(a) The Trustee may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Transferor and the Servicer. Upon receiving such notice of resignation, the Transferor shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

      (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 11.06 and shall fail to resign after request therefor by the Servicer, or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or if a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Servicer may remove the Trustee and promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

      (c) Any resignation or removal of the Trustee and appointment of successor trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor trustee as provided in Section 11.08.

      (d) No Trustee under this Agreement shall be personally liable for any action or omission of any successor trustee.

      Section 11.08. Successor Trustee.


(a) Any successor trustee appointed as provided in Section 11.07 shall execute, acknowledge and deliver to the Transferor, to the Servicer and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein. The predecessor Trustee shall deliver, at the expense of the Servicer, to the successor trustee all documents or copies thereof and statements held by it hereunder; and the Transferor and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

      (b) No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 11.06.

      (c) Notwithstanding any other provisions herein, the appointment of a successor trustee shall not be effective unless the Rating Agency Condition shall have been satisfied.

      (d) Upon acceptance of appointment by a successor trustee as provided in this Section, such successor trustee shall provide notice of such succession hereunder to all Certificateholders and the Servicer shall provide such notice to each Rating Agency and each Series Enhancer.


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

      Section 11.09. Merger or Consolidation of Trustee. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be eligible under the provisions of Section 11.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

      Section 11.10. Appointment of Co-Trustee or Separate Trustee.


(a) Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any Requirements of Law of any jurisdiction in which any part of the Trust may at the time be located, the Trustee shall have the power and may execute and deliver all instruments to appoint one or more persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 11.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 11.08.

      (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

            (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act) except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether


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      as Trustee hereunder or as Successor Servicer) the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

            (ii) no trustee hereunder shall be liable by reason of any act or omission of any other trustee hereunder; and

            (iii) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

      (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer.

      (d) Any separate trustee or co-trustee may at any time constitute the Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

      Section 11.11. Tax Returns. In the event the Trust shall be required to file tax returns, the Servicer shall prepare or shall cause to be prepared such tax returns


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and shall provide such tax returns to the Trustee for signature at least five days before such tax returns are due to be filed. The Servicer, in accordance with the terms of each Supplement, shall also prepare or shall cause to be prepared all tax information required by law to be distributed to Investor Certificateholders and shall deliver such information to the Trustee at least five days prior to the date it is required by law to be distributed to Investor Certificateholders. The Trustee, upon request, will furnish the Servicer with all such information known to the Trustee as may be reasonably required in connection with the preparation of all tax returns of the Trust, and shall, upon request, execute such returns. In no event shall the Trustee be liable for any liabilities, costs or expenses of the Trust or any Certificateholder arising under any tax law, including without limitation, federal, state or local income or excise taxes or any other tax imposed on or measured by income (or any interest or penalty with respect thereto arising from a failure to comply therewith).

      Section 11.12. Trustee May Enforce Claims without Possession of Certificates. All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Certificateholders in respect of which such judgment has been obtained.

      Section 11.13. Suits for Enforcement.


(a) If a Servicer Default shall occur and be continuing, the Trustee, in its discretion may, subject to the provisions of Sections 11.01 and 11.14, proceed to protect and enforce its rights and the rights of the Certificateholders under this Agreement by suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee or the Certificateholders.


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

      (b) Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Certificateholder any plan of reorganization, arrangement, adjustment or composition affecting the Investor Certificates or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Certificateholder in any such proceeding.

      Section 11.14. Rights of Certificateholders to Direct Trustee. Except as otherwise provided in the applicable Supplement, holders of Investor Certificates evidencing more than 50% of the aggregate unpaid principal amount of all Investor Certificates (or, with respect to any remedy, trust or power that does not relate to all Series, 50% of the aggregate unpaid principal amount of the Investor Certificates of all Series to which such remedy, trust or power relates) shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee; provided, however, that, subject to
Section 11.01, the Trustee shall have the right to decline to follow any such direction if the Trustee after being advised by counsel determines that the action so directed may not lawfully be taken, or if a Responsible Officer or Officers of the Trustee in good faith shall determine that the proceedings so directed would be illegal or involve it in personal liability or be unduly prejudicial to the rights of Investor Certificateholders not parties to such direction; and provided further, that nothing in this Agreement shall impair the right of the Trustee to take any action deemed proper by the Trustee and which is not inconsistent with such direction of the Investor Certificateholders.

      Section 11.15 Representations and Warranties of Trustee. The Trustee represents and warrants that:es of Trustee

            (i) the Trustee is a banking corporation organized, existing and in good standing under the laws of State of New York;

            (ii) the Trustee has full power, authority and right to execute, deliver and perform this Agreement and each Supplement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement and each Supplement;

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            (iii) this Agreement and each Supplement has been duly executed and delivered by the Trustee;

            (iv) the Trustee meets the eligibility requirements set forth in
      Section 11.06; and

            (v) the Trustee will not use any office, place of business, agents or employees of the Trustee in the State of Florida to act for, or on behalf of, the Trust or the Trustee (in its capacity as Trustee of the Trust), except to the extent that the Trustee first provides an opinion (at the sole expense of the Transferor) of counsel satisfactory to the Servicer stating that any such activities proposed to be carried on in Florida will not cause the Trust to be subject to any Florida income or franchise tax.

            Section 11.16. Maintenance of Office or Agency. The Trustee will maintain at its expense an office or agency (the "Corporate Trust Office") where notices and demands to or upon the Trustee in respect of the Certificates and this Agreement may be served in the State of New York. The Trustee maintains its Corporate Trust Office at Four Albany Street, New York, New York 10006, as such office and will give prompt notice to the Servicer and to Investor Certificateholders of any change in the location of the Certificate Register or any such office or agency.

                               [END OF ARTICLE XI]


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                                   ARTICLE XII

                                   TERMINATION

      Section 12.01. Termination of Trust. The Trust and the respective obligations and responsibilities of the Transferor, the Servicer and the Trustee created hereby (other than the obligation of the Trustee to make payments to Investor Certificateholders as hereinafter set forth) shall terminate, except with respect to the duties described in Section 8.04 and subsection 12.02(b), upon the earlier of (i) September 1, 2016, (ii) at the option of the Transferor, the day following the Distribution Date on which the Invested Amount for each Series is zero and (iii) the time provided in Section 9.01.

      Section 12.02. Final Distribution.


(a) The Servicer shall give the Trustee at least 30 days' prior notice of the Distribution Date on which the Investor Certificateholders of any Series or Class may surrender their Investor Certificates for payment of the final distribution on and cancellation of such Investor Certificates (or, in the event of a final distribution resulting from the application of Section 2.06, 9.01 or 10.01, notice of such Distribution Date promptly after the Servicer has determined that a final distribution will occur, if such determination is made less than 30 days prior to such Distribution Date). Such notice shall be accompanied by an Officer's Certificate setting forth the information specified in Section 3.05 covering the period during the then-current calendar year through the date of such notice. Not later than the fifth day of the month in which the final distribution in respect of such Series or Class is payable to Investor Certificateholders, the Trustee shall provide notice to Investor Certificateholders of such Series or Class specifying (i) the date upon which final payment of such Series or Class will be made upon presentation and surrender of Investor Certificates of such Series or Class at the office or offices therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such payment date is not applicable, payments being made only upon presentation and surrender of such Investor Certificates at the office or offices therein specified (which, in the case of Bearer Certificates, shall be outside the United States). The Trustee shall give such notice to the Transfer Agent and


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

Registrar and the Paying Agent at the time such notice is given to Investor Certificateholders.

      (b) Notwithstanding a final distribution to the Investor Certificateholders of any Series or Class (or the termination of the Trust), except as otherwise provided in this paragraph, all funds then on deposit in the Collection Account and any Series Account allocated to such Investor Certificateholders shall continue to be held in trust for the benefit of such Investor Certificateholders and the Paying Agent or the Trustee shall pay such funds to such Investor Certificateholders upon surrender of their Investor Certificates, if certificated (and any excess shall be paid in accordance with the terms of any Enhancement Agreement). In the event that all such Investor Certificateholders shall not surrender their Investor Certificates for cancellation within six months after the date specified in the notice from the Trustee described in paragraph (a), the Trustee shall give a second notice to the remaining such Investor Certificateholders to surrender their Investor Certificates for cancellation and receive the final distribution with respect thereto (which surrender and payment, in the case of Bearer Certificates, shall be outside the United States). If within one year after the second notice all such Investor Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining such Investor Certificateholders concerning surrender of their Investor Certificates, and the cost thereof shall be paid out of the funds in the Collection Account or any Series Account held for the benefit of such Investor Certificateholders. The Trustee and the Paying Agent shall pay to the Transferor any monies held by them for the payment of principal or interest that remains unclaimed for two years. After payment to the Transferor, Investor Certificateholders entitled to the money must look to the Transferor for payment as general creditors unless an applicable abandoned property law designates another Person.

      (c) In the event that the Invested Amount with respect to any Series is greater than zero on its Series Termination Date (after giving effect to deposits and distributions otherwise to be made on such Series Termination Date) the Trustee will sell or cause to be sold on such Series Termination Date an amount of Principal Receivables (or interests therein) equal to 100% of the Invested Amount with respect to such Series on such Series Termination Date plus related Finance Charge Receivables


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

(after giving effect to such deposits and distributions); provided, however, that in no event shall such amount exceed the Series Allocation Percentage of Receivables with respect to such Series on such Series Termination Date. The proceeds (the "Termination Proceeds") from such sale shall be immediately deposited into the Collection Account for such Series. The Termination Proceeds shall be allocated and distributed to Investor Certificateholders of such Series in accordance with the terms of the applicable Supplement.

      Section 12.03. Transferor's Termination Rights. Upon the termination of the Trust pursuant to Section 12.01 and the surrender of the Transferor Certificates, the Trustee shall sell, assign and convey to the Holders of the Transferor Certificates or any of their designees, without recourse, representation or warranty, all right, title and interest of the Trust in the Receivables, whether then existing or thereafter created, all monies due or to become due and all amounts received with respect thereto (including all moneys then held in the Collection Account or any Series Account) and all proceeds thereof, except for amounts held by the Trustee pursuant to subsection 12.02(b). The Trustee shall execute and deliver such instruments of transfer and assignment, in each case without recourse, as shall be reasonably requested by the Transferor to vest in the Holders of the Transferor Certificates or any of their designees all right, title and interest which the Trust had in the Receivables.


                              [END OF ARTICLE XII]

                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

      Section 13.01. Amendment; Waiver of Past Defaults.


(a) This Agreement may be amended by the parties hereto from time to time prior to, or in connection with, the issuance of the first Series of Investor Certificates hereunder without the requirement of any consents or the satisfaction of any conditions set forth below. This Agreement or any Supplement may be amended from time to time (including in connection with the issuance of a Supplemental Certificate, conveyance of a Participation Interest, allocation of assets pursuant to Section 4.06, the designation of an Additional Transferor, or to change the definition of Monthly Period, Determination Date or Distribution
Date) by the Servicer, the Transferor and the Trustee, by a written instrument signed by each of them, without the consent of any of the Certificateholders, provided that (i) an Opinion of Counsel for the Transferor (which Opinion of Counsel may, as to factual matters, rely upon Officer's Certificates of the Transferor or the Servicer) is addressed and delivered to the Trustee, dated the date of any such amendment, to the effect that the conditions precedent to any such amendment have been satisfied, (ii) the Transferor shall have delivered to the Trustee an Officer's Certificate, dated the date of any such Amendment, stating that the Transferor reasonably believes that such amendment will not have an Adverse Effect and (iii) the Rating Agency Condition shall have been satisfied with respect to any such amendment.

      (b) This Agreement or any Supplement may also be amended from time to time (including in connection with the issuance of a Supplemental Certificate) by the Servicer, the Transferor and the Trustee, with the consent of the Holders of Investor Certificates evidencing not less than 66-2/3% of the aggregate unpaid principal amount of the Investor Certificates of all affected Series for which the Transferor has not delivered an Officer's Certificate stating that there is no Adverse Effect, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or any Supplement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall (i) reduce in any manner the amount of or


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

delay the timing of any distributions to (changes in Pay Out Events or Reinvestment Events that decrease the likelihood of the occurrence thereof shall not be considered delays in the timing of distributions for purposes of this clause) be made to Investor Certificateholders or deposits of amounts to be so distributed or the amount available under any Series Enhancement without the consent of each affected Certificateholder, (ii) change the definition of or the manner of calculating the interest of any Investor Certificateholder without the consent of each affected Investor Certificateholder, (iii) reduce the aforesaid percentage required to consent to any such amendment without the consent of each Investor Certificateholder or (iv) adversely affect the rating of any Series or Class by each Rating Agency without the consent of the Holders of Investor Certificates of such Series or Class evidencing not less than 66-2/3% of the aggregate unpaid principal amount of the Investor Certificates of such Series or Class.

      (c) Promptly after the execution of any such amendment or consent (other than an amendment pursuant to paragraph (a)), the Trustee shall furnish notification of the substance of such amendment to each Investor
Certificateholder, and the Servicer shall furnish notification of the substance of such amendment to each Rating Agency and each Series Enhancer.

      (d) It shall not be necessary for the consent of Investor Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Investor Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

      (e) Notwithstanding anything in this Section to the contrary, no amendment may be made to this Agreement or any Supplement which would adversely affect in any material respect the interests of any Series Enhancer without the consent of such Series Enhancer.

      (f) Any Supplement executed in accordance with the provisions of Section
6.03 shall not be considered an amendment to this Agreement for the purposes of this Section.


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

      (g) The Holders of Investor Certificates evidencing more than 66-2/3% of the aggregate unpaid principal amount of the Investor Certificates of each Series or, with respect to any Series with two or more Classes, of each Class (or, with respect to any default that does not relate to all Series, 66-2/3% of the aggregate unpaid principal amount of the Investor Certificates of each Series to which such default relates or, with respect to any such Series with two or more Classes, of each Class) may, on behalf of all Certificateholders, waive any default by the Transferor or the Servicer in the performance of their obligations hereunder and its consequences, except the failure to make any distributions required to be made to Investor Certificateholders or to make any required deposits of any amounts to be so distributed. Upon any such waiver of a past default, such default shall cease to exist, and any default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

      (h) The Trustee may, but shall not be obligated to, enter into any such amendment which affects the Trustee's rights, duties or immunities under this Agreement or otherwise. In connection with the execution of any amendment hereunder, the Trustee shall be entitled to receive the Opinion of Counsel described in subsection 13.02(d).

      Section 13.02. Protection of Right, Title and Interest to Trust.


(a) The Servicer shall cause this Agreement, all amendments and supplements hereto and all financing statements and continuation statements and any other necessary documents covering the Certificateholders' and the Trustee's right, title and interest to the Trust to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Certificateholders and the Trustee hereunder to all property comprising the Trust. The Servicer shall deliver to the Trustee file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. The


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

Transferor shall cooperate fully with the Servicer in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this paragraph.

      (b) Within 30 days after any Transferor makes any change in its name, identity or corporate structure which would make any financing statement or continuation statement filed in accordance with paragraph (a) seriously misleading within the meaning of Section 9-402(7) (or any comparable provision) of the UCC, such Transferor shall give the Trustee notice of any such change and shall file such financing statements or amendments as may be necessary to continue the perfection of the Trust's security interest or ownership interest in the Receivables and the proceeds thereof.

      (c) Each Transferor and the Servicer shall give the Trustee prompt notice of any relocation of any office from which it services Receivables or keeps records concerning the Receivables or of its principal executive office and whether, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall file such financing statements or amendments as may be necessary to perfect or to continue the perfection of the Trust's security interest in the Receivables and the proceeds thereof. Each Transferor and the Servicer shall at all times maintain each office from which it services Receivables and its principal executive offices within the United States.

      (d) The Servicer shall deliver to the Trustee (i) upon the execution and delivery of each amendment of this Agreement or any Supplement, an Opinion of Counsel to the effect specified in Exhibit E-1; (ii) on each date specified in subsection 2.09(c)(ix) with respect to Aggregate Additions to be designated as Accounts, an Opinion of Counsel substantially in the form of Exhibit E-2, (iii) semiannually, with respect to any New Accounts included as Accounts, an Opinion of Counsel substantially in the form of Exhibit E-2, (iv) on each Addition Date on which any Participation Interests are to be included in the Trust pursuant to subsection 2.09(a) or (b), an Opinion of Counsel covering the same substantive legal issues addressed by Exhibits E-1 and E-2 but conformed to the extent appropriate to relate to Participation Interests; and (v) on or before


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

March 31 of each year, beginning with March 31, 1996, an Opinion of Counsel substantially in the form of Exhibit E-3.

      Section 13.03. Limitation on Rights of Certificateholders.


(a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor shall such death or incapacity entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

      (b) No Investor Certificateholder shall have any right to vote (except as expressly provided in this Agreement) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates, be construed so as to constitute the Investor Certificateholders from time to time as partners or members of an association, nor shall any Investor Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

      (c) No Investor Certificateholder shall have any right by virtue of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Investor Certificateholder previously shall have made, and unless the Holders of Investor Certificates evidencing more than 50% of the aggregate unpaid principal amount of all Investor Certificates (or, with respect to any such action, suit or proceeding that does not relate to all Series, 50% of the aggregate unpaid principal amount of the Investor Certificates of all Series to which such action, suit or proceeding relates) shall have made, a request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after such request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by

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

each Investor Certificateholder with every other Investor Certificateholder and the Trustee, that no one or more Investor Certificateholders shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the holders of any other of the Investor Certificates, or to obtain or seek to obtain priority over or preference to any other such Investor Certificateholder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Investor Certificateholders except as otherwise expressly provided in this Agreement. For the protection and enforcement of the provisions of this Section, each and every Investor Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

      Section 13.04. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

      Section 13.05. Notices; Payments.


(a) All demands, notices, instructions, directions and communications (collectively, "Notices") under this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered at, mailed by registered mail, return receipt requested, or sent by facsimile transmission (i) in the case of the Transferor, to Universal Bank, N.A., 200 Brookstone Centre, Suite 110, Columbus, Georgia 31901, Attention: Meredith Jarrell (facsimile no. (706) 562-2233), with a copy to: Universal Card Services Corp., 8787 Baypine Road, Jacksonville, Florida 32256, Attention: General Counsel (facsimile no. (904) 954-8716), to Citicorp Credit Services, Inc., Citicorp Center, 153 East 53rd Street, 6th Floor, New York, New York 10043, Attention: Treasury (facsimile no.
(212) 527-2737), and to Citicorp, 425 Park Avenue, 2nd Floor, New York, New York 10043, Attention: Legal Affairs Office, Securities and Funding Unit (facsimile no. (212) 793-4401), (ii) in the case of the Servicer, to Universal Card Services Corp., at 8787 Baypine Road, Jacksonville, Florida 32256, Attention:
General Counsel (facsimile no. (904) 954-8716), with a copy to: Citicorp Credit Services, Inc., Citicorp Center, 153

East 53rd Street, 6th Floor, New York, New York 10043, Attention: Treasury (facsimile no. (212) 527-2737), and to Citicorp, 425 Park Avenue, 2nd Floor, New York, New York 10043, Attention: Legal Affairs Office, Securities and Funding Unit (facsimile no. (212) 793-4401), (iii) in the case of the Trustee, the Paying Agent or Transfer Agent and Registrar, to Bankers Trust Company at Four Albany Street, New York, New York 10006, Attention: Corporate Trust and Agency Group - Structured Finance (facsimile no. (212) 250-5326, (iv) in the case of Moody's, to 99 Church Street, New York, New York 10007, Attention: ABS Monitoring Department, 4th Floor (facsimile no. (212) 553-4600), (v) in the case of Standard & Poor's, to 26 Broadway, New York, New York 10004, Attention: Asset Backed Group, 15th Floor (facsimile no. (212) 412-0323), (vi) in the case of Fitch, to One State Street Plaza, New York, New York, Attention: Structured Finance Department (facsimile no. (212) 480-4438), and (vii) to any other Person as specified in any Supplement; or, as to each party, at such other address or facsimile number as shall be designated by such party in a written notice to each other party.

      (b) Any Notice required or permitted to be given to a Holder of Registered Certificates shall be given by first-class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. No Notice shall be required to be mailed to a Holder of Bearer Certificates or Coupons but shall be given as provided below. Any Notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Investor Certificateholder receives such Notice. In addition, (a) if and so long as any Series or Class is listed on the Luxembourg Stock Exchange and such Exchange shall so require, any Notice to Investor Certificateholders shall be published in an Authorized Newspaper of general circulation in Luxembourg within the time period prescribed in this Agreement and (b) in the case of any Series or Class with respect to which any Bearer Certificates are outstanding, any Notice required or permitted to be given to Investor Certificateholders of such Series or Class shall be published in an Authorized Newspaper within the time period prescribed in this Agreement.

      Section 13.06. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such provisions shall be deemed severable


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

from the remaining provisions of this Agreement and shall in no way affect the validity or enforceability of the remaining provisions or of the Certificates or the rights of the Certificateholders.

      Section 13.07. Certificates Nonassessable and Fully Paid. It is the intention of the parties to this Agreement that the Certificateholders shall not be personally liable for obligations of the Trust, that the interests in the Trust represented by the Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever and that the Certificates upon authentication and delivery thereof by the Trustee pursuant to Section 6.02 are and shall be deemed fully paid.

      Section 13.08. further Assurances. The Transferor and the Servicer agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Trustee more fully to effect the purposes of this Agreement, including the execution of any financing statements or continuation statements relating to the Receivables for filing under the provisions of the UCC of any applicable jurisdiction.

      Section 13.09. Nonpetition Convenant. Notwithstanding any prior termination of this Agreement, the Investor Certificateholders, the Servicer, the Trustee, the Transferor, the Paying Agent, the Authenticating Agent, the Transfer Agent, the Registrar, the Series Enhancers and each Holder of a Supplemental Certificate shall not, prior to the date which is one year and one day after the termination of this Agreement with respect to the Trust or the Transferor, acquiesce, petition or otherwise invoke or cause the Trust or the Transferor to invoke the process of any Governmental Authority for the purpose of commencing or sustaining a case against the Trust or the Transferor under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust or the Transferor or any substantial part of its property or ordering the winding-up or liquidation of the affairs of the Trust or the Transferor.

      Section 13.10. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Trustee or the Certificateholders, any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided under this Agreement are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

      Section 13.11. Counterparts. This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

      Section 13.12. Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto, the Certificateholders, any Series Enhancer and their respective successors and permitted assigns. Except as otherwise expressly provided in this Agreement (including Section 7.04), no other Person will have any right or obligation hereunder.

      Section 13.13. Actions by Certificateholders.

(a) Wherever in this Agreement a provision is made that an action may be taken or a Notice given by Certificateholders, such action or Notice may be taken or given by any Certificateholder, unless such provision requires a specific percentage of Certificateholders.

      (b) Any Notice, request, authorization, direction, consent, waiver or other act by the Holder of a Certificate shall bind such Holder and every subsequent Holder of such Certificate and of any Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or omitted to be done by the Trustee or the Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

      Section 13.14. Rule 144A Information. For so long as any of the Investor Certificates of any Series or Class are "restricted securities" within the meaning of Rule 144(a)(3) under the Act, each of the Transferor, the Trustee, the Servicer and any Series Enhancer agree to cooperate with each other to provide to any Investor Certificateholders of such Series or Class and to any prospective purchaser of Certificates designated by such an

Investor Certificateholder, upon the request of such Investor Certificateholder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Act.

      Section 13.15. merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

      Section 13.16. Headings.. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.


                              [END OF ARTICLE XIII]

      IN WITNESS WHEREOF, the Transferor, the Servicer and the Trustee have caused this Pooling and Servicing Agreement to be duly executed by their respective officers as of the day and year first above written.


                                              UNIVERSAL BANK, N.A.,
                                              Transferor,


                                              by  ____________________________
                                                  Name:
                                                  Title:


                                              UNIVERSAL CARD SERVICES CORP.,
                                              Servicer,


                                              by _____________________________
                                                 Name:
                                                 Title:


                                              BANKERS TRUST COMPANY, as Trustee


                                              by ____________________________
                                                 Name:
                                                 Title:


      AT&T Universal Funding Corp. hereby consents to the amendments to the Original Agreement set forth in this Agreement.


                                              AT&T UNIVERSAL FUNDING CORP.,


                                              by ____________________________
                                                 Name:
                                                 Title:

                                                                       EXHIBIT A
                         FORM OF TRANSFEROR CERTIFICATE

            THIS TRANSFEROR CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NEITHER THIS TRANSFEROR CERTIFICATE NOR ANY PORTION HEREOF MAY BE OFFERED OR SOLD EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF SUCH ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION PROVISIONS.

            THIS TRANSFEROR CERTIFICATE IS NOT PERMITTED TO BE TRANSFERRED, ASSIGNED, EXCHANGED OR OTHERWISE PLEDGED OR CONVEYED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

No.  R-1                                                        One Unit

                           Universal Card Master Trust
                             TRANSFEROR CERTIFICATE

                 THIS CERTIFICATE REPRESENTS AN INTEREST
                            IN CERTAIN ASSETS OF THE
                           UNIVERSAL CARD MASTER TRUST

Evidencing an interest in a trust, the corpus of which consists primarily of an interest in receivables generated from time to time in the ordinary course of business in a portfolio of revolving credit card accounts transferred (i) prior to April 24, 1998, by AT&T Universal Funding Corp. and (ii) on and after April 24, 1998, by Universal Bank, N.A. (the "Transferor").

           (Not an interest in or obligation of the Transferor
                        or any affiliate thereof)

           This certifies that UNIVERSAL BANK, N.A. is the registered owner of a fractional interest in the assets of a trust (the "Trust") not allocated to the Certificateholders' Interest or the interest of any Holder of a Supplemental Certificate pursuant to the Amended and Restated Pooling and Servicing Agreement dated as of April 24, 1998 (as amended and supplemented, the "Agreement"), among Universal Bank, N.A., a national banking association, as Transferor, Universal Card Services Corp., as servicer (the "Servicer"), and Bankers Trust Company, a New York banking corporation, as trustee (the "Trustee"). The corpus of the Trust consists of (i) the transferor's fractional undivided interest in a portfolio of certain receivables (the "Receivables") existing in the revolving credit card accounts identified under the Agreement from time to time (the "Accounts"), (ii) certain Receivables generated under the Accounts from time to time thereafter, (iii) certain funds collected or to be collected from accountholders in respect of the Receivables, (iv) all funds which are from time to time on deposit in the Collection Account, Special Funding Account and in the Series Accounts, (v) the benefits of any Series Enhancements issued and to be issued by Series Enhancers with respect to one or more Series of Investor Certificates and (vi) all other assets and interests constituting the Trust, including Interchange and Recoveries allocated to the Trust pursuant to the Agreement and any Supplement. Although a summary of certain provisions of the Agreement is set forth below, this Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee. A copy of the Agreement may be requested from the Trustee by writing to the Trustee at the Corporate Trust Office. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to them in the Agreement.

            This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement, as amended and supplemented from time to time, the Transferor by virtue of the acceptance hereof assents and is bound.

            The Receivables consist of Principal Receivables which arise generally from the purchase of merchandise and services and amounts advanced to cardholders as cash advances and Finance Charge Receivables which arise generally from Periodic Finance Charges, Late Fees and other fees and charges with respect to the Accounts.

            This Certificate is the Transferor Certificate, which represents the Transferor's interest in certain assets of the Trust, including the right to receive a portion of the Collections and other amounts at the times and in the amounts specified in the Agreement. The aggregate interest represented by the Transferor Certificate at any time in the Receivables in the Trust shall not exceed the Transferor's Interest at such time. In addition to the Transferor Certificate, (i) Investor Certificates will be issued to investors pursuant to the Agreement, which will represent the Certificateholders' Interest, and (ii) Supplemental Certificates may be issued pursuant to the Agreement, which will represent that portion of the Transferor's Interest not allocated to the Transferor. This Transferor Certificate shall not represent any interest in the Collection Account, the Special Funding Account or the Series Accounts, except as expressly provided in the Agreement, or any Series Enhancements.

            Unless otherwise specified in a Supplement with respect to a particular Series the Transferor has entered into the Agreement, and this Certificate is issued, with the intention that, for Federal, state and local income and franchise tax purposes, (i) the Investor Certificates of each Series which are characterized as indebtedness at the time of their issuance will qualify as indebtedness of the Transferor secured by the Receivables and (ii) the Trust shall not be treated as an association taxable as a corporation. The Transferor, by entering into the Agreement and by the acceptance of this Transferor Certificate, agrees to treat the Investor Certificates for Federal, state and local income and franchise tax purposes as indebtedness of the Transferor.

            Subject to certain conditions and exceptions specified in the Agreement, the obligations created by the Agreement and the Trust created thereby shall terminate upon the earlier of (i) September 1, 2016, (ii) the day following the Distribution Date on which the Invested Amount and Enhancement Invested Amount for each Series is zero (provided the Transferor has delivered a written notice to the Trustee electing to terminate the Trust) and (iii) the time provided in Section 9.01 of the Agreement.

            Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.


            IN WITNESS WHEREOF, the Transferor has caused this Certificate to be duly executed.

                                    UNIVERSAL BANK, N.A.,

                                      by_______________________________________
                                          Name:
                                          Title:


Dated:  April 24, 1998

                 TRUSTEE'S CERTIFICATE OF AUTHENTICATION

            This is the Transferor Certificate described in the within-mentioned Agreement.

                                    __________________________________________,
                                    as Trustee,


                                      by_______________________________________
                                         Authorized Signatory


                                       or

                                      by_______________________________________
                                          [                            ]
                                          as Authenticating Agent
                                          for the Trustee,


                                      by_______________________________________
                                         Authorized Signatory

                                                                       EXHIBIT B
        FORM OF ASSIGNMENT OF RECEIVABLES IN ADDITIONAL ACCOUNTS

                         (As required by Section 2.09 of
                      the Pooling and Servicing Agreement)

            ASSIGNMENT No. OF RECEIVABLES IN ADDITIONAL ACCOUNTS dated as ,(1) by and among UNIVERSAL BANK, N.A., a national banking association, as Transferor (the "Transferor"), UNIVERSAL CARD SERVICES CORP., as servicer (the "Servicer"), and BANKERS TRUST COMPANY, a New York banking corporation not in its individual capacity but solely as trustee (the "Trustee"), pursuant to the Pooling and Servicing Agreement referred to below.


                          W I T N E S S E T H :


            WHEREAS the Transferor and the Trustee are parties to the Amended and Restated Pooling and Servicing Agreement dated as of April 24, 1998 (as amended and supplemented, the "Agreement");

            WHEREAS, pursuant to the Agreement, the Transferor wishes to designate Additional Accounts owned by the Transferor to be included as Accounts and to convey the Receivables of such Additional Accounts, whether now existing or hereafter created, to the Trust as part of the corpus of the Trust (as each such term is defined in the Agreement); and

            WHEREAS the Trustee is willing to accept such designation and conveyance subject to the terms and conditions hereof.


            NOW, THEREFORE, the Transferor and the Trustee hereby agree as follows:

            SECTION 1. Defined Terms. All capitalized terms used herein shall have the meanings ascribed to them in the Agreement unless otherwise defined herein.

            "Addition Date" shall mean, with respect to the Additional Accounts designated hereby,


----------
(1)  To be dated as of the applicable Addition Date.

            "Addition Cut-Off Date" shall mean, with respect to the Additional Accounts designated hereby.

            SECTION 2. Designation of Additional Accounts. On or before the Document Delivery Date, the Transferor will deliver to the Trustee a computer file, microfiche list or printed list containing a true and complete schedule identifying all such Additional Accounts specifying for each such Account, as of the Addition Cut-Off Date, its account number, the aggregate amount outstanding in such Account and the aggregate amount of Principal Receivables outstanding in such Account, which computer file, microfiche list or printed list shall supplement Schedule I to the Agreement.

            SECTION 3. Conveyance of Receivables. (a) The Transferor does hereby sell, transfer, assign, set over and otherwise convey, without recourse except as set forth in the Pooling and Servicing Agreement, to the Trustee, on behalf of the Trust, for the benefit of the Certificateholders, all its right, title and interest in, to and under the Receivables of such Additional Accounts existing at the close of business on the Addition Date and thereafter created from time to time until the termination of the Trust, all moneys due or to become due and all amounts received with respect thereto and all proceeds (including "proceeds" as defined in the UCC) thereof. The foregoing does not constitute and is not intended to result in the creation or assumption by the Trust, the Trustee, any Investor Certificateholder or any Series Enhancer of any obligation of the Servicer, the Transferor or any other Person in connection with the Accounts, the Receivables or under any agreement or instrument relating thereto, including any obligation to Obligors, merchant banks, merchants clearance systems, VISA, MasterCard or insurers.

            (b) The Transferor agrees to record and file, at its own expense, financing statements (and continuation statements when applicable) with respect to the Receivables now in Additional Accounts, meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect, and maintain perfection of, the sale and assignment of its interest in such Receivables to the Trust, and to deliver a file-stamped copy of each such financing statement or other evidence of such filing to the Trustee on or prior to the Addition Date. The Trustee shall be under no obligation whatsoever to file such financing or continuation statements or to make any other filing under the UCC in connection with such sale and assignment.

            (c) In connection with such sale, the Transferor further agrees, at its own expense, on or prior to the date of this Assignment, to indicate in the appropriate computer files that Receivables created in connection with the Additional Accounts and designated hereby have been conveyed to the Trust pursuant to the Agreement and this Assignment for the benefit of the Certificateholders.

            (d) The Transferor does hereby grant to the Trustee a security interest in all of its right, title and interest, whether now owned or hereafter acquired, in and to the Receivables now existing and hereafter created in the Additional Accounts, all moneys due or to become due and all amounts received with respect thereto and all "proceeds" (including "proceeds" as defined in the UCC) thereof. This Assignment constitutes a security agreement under the UCC.

            SECTION 4. Acceptance by Trustee. The Trustee hereby acknowledges its acceptance on behalf of the Trust of all right, title and interest to the property, now existing and hereafter created, conveyed to the Trust pursuant to
Section 3(a) of this Assignment, and declares that it shall maintain such right, title and interest, upon the trust set forth in the Agreement for the benefit of all Certificateholders. The Trustee further acknowledges that, prior to or simultaneously with the execution and delivery of this Assignment, the Transferor delivered to the Trustee the computer file, microfiche list or printed list described in Section 2 of this Assignment.

            SECTION 5. Representations and Warranties of the Transferor. The Transferor hereby represents and warrants to the Trustee, on behalf of the Trust, as of the date of this Assignment and as of the Addition Date that:

            (a) Legal, Valid and Binding Obligation. This Assignment constitutes a legal, valid and binding obligation of the Transferor enforceable against the Transferor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

            (b) Eligibility of Accounts. As of the Addition Cut-Off Date, each Additional Account designated hereby is an Eligible Account.

            (c) Insolvency. As of each of the Addition Cut-Off Date and the Addition Date, no Insolvency Event with respect to the Transferor has occurred and the transfer by the Transferor of Receivables arising in the Additional Accounts to the Trust has not been made in contemplation of the occurrence thereof.

            (d) Pay Out Event. The Transferor reasonably believes that (i) the addition of the Receivables arising in the Additional Accounts will not, based on the facts known to the Transferor, then or thereafter cause a Pay Out Event to occur with respect to any Series and (ii) no selection procedure was utilized by the Transferor which would result in the selection of Additional Accounts (from among the available Eligible Accounts owned by the Transferor) that would be materially adverse to the interests of the Investor Certificateholders of any Series as of the Addition Date.

            (e) Security Interest. This Assignment constitutes a valid sale, transfer and assignment to the Trust of all right, title and interest, whether now owned or hereafter acquired, of the Transferor in the Receivables now existing or hereafter created in the Additional Accounts, all moneys due or to become due and all amounts received with respect thereto and the "proceeds" (including "proceeds" as defined in the UCC as in effect in the State of [ ] and [other applicable states]) thereof, or, if this Assignment does not constitute a sale of such property, it constitutes a grant of a "security interest" (as defined in the UCC as in effect in the State of [ ] and [other applicable states]) in such property to the Trust, which, in the case of existing Receivables and the proceeds thereof, is enforceable upon execution and delivery of this Assignment, and which will be enforceable with respect to such Receivables hereafter created and the proceeds thereof upon such creation. Upon the filing of the financing statements described in Section 3 of this Assignment and, in the case of the Receivables hereafter created and the proceeds thereof, upon the creation thereof, the Trust shall have a first priority perfected security or ownership interest in such property.

            (f) No Conflict. The execution and delivery by the Transferor of this Assignment, the performance of the transactions contemplated by this Assignment and the fulfillment of the terms hereof applicable to the Transferor, will not conflict with or violate any Requirements of Law applicable to the Transferor or conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Transferor is a party or by which it or its properties are bound.

            (g) No Proceedings. There are no proceedings or investigations, pending or, to the best knowledge of the Transferor, threatened against the Transferor before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (i) asserting the invalidity of this Assignment, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Assignment, (iii) seeking any determination or ruling that, in the reasonable judgment of the Transferor, would materially and adversely affect the performance by the Transferor of its obligations under this Assignment or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Assignment.

            (h) All Consents. All authorizations, consents, orders or approvals of any court or other governmental authority required to be obtained by the Transferor in connection with the execution and delivery of this Assignment by the Transferor and the performance of the transactions contemplated by this Assignment by the Transferor, have been obtained.

            SECTION 6. Ratification of Agreement. As supplemented by this Assignment, the Agreement is in all respects ratified and confirmed and the Agreement as so supplemented by this Assignment shall be read, taken and construed as one and the same instrument.

            SECTION 7. Counterparts. This Assignment may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

            SECTION 8. GOVERNING LAW. THIS ASSIGNMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW

PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.


            IN WITNESS WHEREOF, the Transferor and the Trustee have caused this Assignment to be duly executed by their respective officers as of the day and year first above written.

                                    UNIVERSAL BANK, N.A.,
                                    Transferor,

                                      by_______________________________________
                                          Name:
                                          Title:


                                    BANKERS TRUST COMPANY, not in its
                                    individual capacity but solely as
                                    Trustee,

                                      by_______________________________________
                                          Name:
                                          Title:

                                                                       EXHIBIT C
         FORM OF REASSIGNMENT OF RECEIVABLES IN REMOVED ACCOUNTS

                         (As required by Section 2.10 of
                      the Pooling and Servicing Agreement)

            REASSIGNMENT No.    OF RECEIVABLES dated as of
                          ,(1) by and among UNIVERSAL BANK, N.A., a national banking association, as Transferor (the "Transferor"), and BANKERS TRUST COMPANY, a New York banking corporation not in its individual capacity but solely as trustee (the "Trustee"), pursuant to the Pooling and Servicing Agreement referred to below.


                          W I T N E S S E T H :


            WHEREAS the Transferor and the Trustee are parties to the Amended and Restated Pooling and Servicing Agreement dated as of April 24, 1998 (as amended and supplemented, the "Agreement");

            WHEREAS, pursuant to the Agreement, the Transferor wishes to remove from the Trust all Receivables owned by the Trust in certain designated Accounts owned by the Transferor (the "Removed Accounts") and to cause the Trustee to reconvey the Receivables of such Removed Accounts, whether now existing or hereafter created, from the Trust to the Transferor; and

            WHEREAS the Trustee on behalf of the Trust is willing to accept such designation and to reconvey the Receivables in the Removed Accounts subject to the terms and conditions hereof.


            NOW, THEREFORE, the Transferor and the Trustee hereby agree as follows:

            SECTION 1. Defined Terms. All terms defined in the Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

            "Removal Date" shall mean, with respect to the Removed Accounts designated hereby,


----------
(1) To be dated as of the Removal Date.

            "Removal Notice Date" shall mean, with respect to the Removed Accounts,

            SECTION 2. Designation of Removed Accounts. On or before the date that is 10 Business Days after the Removal Date, the Transferor will deliver to the Trustee a computer file, microfiche list or printed list containing a true and complete schedule identifying all Accounts the Receivables of which are being removed from the Trust, specifying for each such Account, as of the Removal Notice Date, its account number, the aggregate amount outstanding in such Account and the aggregate amount of Principal Receivables in such Account, which computer file, microfiche list or printed list shall supplement Schedule 1 to the Agreement.

            SECTION 3. Conveyance of Receivables. (a) The Trustee does hereby transfer, assign, set over and otherwise convey to the Transferor, without recourse, on and after the Removal Date, all right, title and interest of the Trust in, to and under the Receivables existing at the close of business on the Removal Date and thereafter created from time to time in the Removed Accounts designated hereby, all moneys due or to become due and all amounts received with respect thereto and all proceeds thereof.

            (b) In connection with such transfer, the Trustee agrees to execute and deliver to the Transferor on or prior to the date this Reassignment is delivered, applicable termination statements prepared by the Transferor with respect to the Receivables existing at the close of business on the Removal Date and thereafter created from time to time in the Removed Accounts reassigned hereby and the proceeds thereof evidencing the release by the Trust of its interest in the Receivables in the Removed Accounts, and meeting the requirements of applicable state law, in such manner and such jurisdictions as are necessary to terminate such interest.

            SECTION 4. Representations and Warranties of the Transferor. The Transferor hereby represents and warrants to the Trustee, on behalf of the Trust, as of the Removal Date:

            (a) Legal, Valid and Binding Obligation. This Reassignment constitutes a legal, valid and binding obligation of the Transferor enforceable against the Transferor, in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

            (b) Pay Out Event. The Transferor reasonably believes that (i) the removal of the Receivables existing in the Removed Accounts will not, based on the facts known to the Transferor, then or thereafter cause a Pay Out Event to occur with respect to any Series and (ii) no selection procedure was utilized by the Transferor which would result in a selection of Removed Accounts that would be materially adverse to the interests of the Investor Certificateholders of any Series as of the Removal Date.

            (c) List of Removed Accounts. The list of Removed Accounts delivered pursuant to subsection 2.10(ii) of the Agreement, as of the Removal Date, is true and complete in all material respects.

            SECTION 5. Ratification of Agreement. As supplemented by this Reassignment, the Agreement is in all respects ratified and confirmed and the Agreement as so supplemented by this Reassignment shall be read, taken and construed as one and the same instrument.

            SECTION 6. Counterparts. This Reassignment may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

            SECTION 7. GOVERNING LAW. THIS REASSIGNMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.


            IN WITNESS WHEREOF, the Transferor and the Trustee have caused this Reassignment to be duly executed by their respective officers as of the day and year first above written.

                                    UNIVERSAL BANK, N.A.,
                                    Transferor,

                                      by_______________________________________
                                          Name:
                                          Title:


                                    BANKERS TRUST COMPANY, not in its
                                    individual capacity but solely as
                                    Trustee,

                                      by_______________________________________
                                          Name:
                                          Title:

                                                                       EXHIBIT D

                  FORM OF ANNUAL SERVICER'S CERTIFICATE

                (To be delivered on or before March 31 of each calendar year beginning with March 31, 1999,
               pursuant to Section 3.05 of the Pooling and
                 Servicing Agreement referred to below)

                          UNIVERSAL CARD SERVICES CORP.

                           UNIVERSAL CARD MASTER TRUST

            The undersigned, a duly authorized representative of Universal Card Services Corp., as Servicer ("Universal"), pursuant to the Amended and Restated Pooling and Servicing Agreement dated as of April 24, 1998 (as amended and supplemented, the "Agreement"), among Universal Bank, N.A., as transferor, Universal, and Bankers Trust
Company, as Trustee, does hereby certify that:

            1. Universal is, as of the date hereof, the Servicer under the Agreement. Capitalized terms used in this Certificate have their respective meanings as set forth in the Agreement.

            2. The undersigned is a Servicing Officer who is duly authorized pursuant to the Agreement to execute and deliver this Certificate to the Trustee.

            3. A review of the activities of the Servicer during the year ended December 31, , and of its performance under the Agreement was conducted under my supervision.

            4. Based on such review, the Servicer has, to the best of my knowledge, performed in all material respects its obligations under the Agreement throughout such year and no default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 5 below.

             5. The following is a description of each default in the performance of the Servicer's obligations under the provisions of the Agreement known to me to have been made by the Servicer during the year ended December 31, , which sets forth in detail (i) the nature of each such default,

(ii) the action taken by the Servicer, if any, to remedy each such default and
(iii) the current status of each such default: [If applicable, insert "None."]


            IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this day of 19 .

                                    UNIVERSAL CARD SERVICES CORP.,
                                    Servicer,

                                      by_______________________________________
                                          Name:
                                          Title:

                                                                     EXHIBIT E-1

          FORM OF OPINION OF COUNSEL WITH RESPECT TO AMENDMENTS

                          Provisions to be included in
               Opinion of Counsel to be delivered pursuant
                             to Section 13.02(d)(i)

            The opinions set forth below may be subject to all the qualifications, assumptions, limitations and exceptions taken or made in the Opinions of Counsel delivered on any applicable Closing Date.

            (i) The amendment to the [Amended and Restated Pooling and Servicing Agreement], [Supplement], attached hereto as Schedule 1 (the "Amendment"), has been duly authorized, executed and delivered by the Transferor and constitutes the legal, valid and binding agreement of the Transferor, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws from time to time in effect affecting creditors' rights generally. The enforceability of the Transferor's obligations is also subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            (ii) The Amendment has been entered into in accordance with the terms and provisions of Section 13.01 of the Pooling and Servicing Agreement.

                                                                     EXHIBIT E-2
           FORM OF OPINION OF COUNSEL WITH RESPECT TO ACCOUNTS

                          Provisions to be included in
                            Opinion of Counsel to be
                              delivered pursuant to
                        subsection 13.02(d)(ii) or (iii)

            The opinions set forth below may be subject to all the qualifications, assumptions, limitations and exceptions taken or made in the Opinions of Counsel delivered on any applicable Closing Date.

            1. Except for any Receivable that is evidenced by an instrument, the Receivables constitute either general intangibles or accounts under Article 9 of the UCC.

            2. The Amended and Restated Pooling and Servicing Agreement creates in favor of the Trustee a security interest in the rights of the relevant Transferor in such of the Receivables identified in Schedule 1 to the Amended and Restated Pooling and Servicing Agreement as constitute accounts. To the extent that such security interest is not an interest of a buyer of accounts, then the Amended and Restated Pooling and Servicing Agreement creates in favor of the Trustee a security interest in the rights of such Transferor in the proceeds of such Receivables.

            3. To the extent that transactions contemplated by the Amended and Restated Pooling and Servicing Agreement do not constitute a sale by the relevant Transferor to the Trustee of such of the Receivables as constitute general intangibles or the proceeds thereof, the Amended and Restated Pooling and Servicing Agreement creates in favor of the Trustee a security interest in the rights of such Transferor in such of the Receivables as constitute general intangibles and the proceeds thereof.

            4. The security interests described in paragraphs 2 and 3 above are perfected and of first priority.

            5. Should the FDIC be appointed as a receiver or conservator for any Transferor and should a court characterize the transfers of the Receivables and the proceeds thereof pursuant to the Amended and Restated Pooling and Servicing Agreement as a transfer of collateral as security for the obligations of such Transferor under the Amended and Restated Pooling and Servicing Agreement rather than a sale, no statute, case or regulation would, of its own force, cause the security interest of the Trustee for the benefit of the Certificateholders in the Receivables and the proceeds thereof to be subject to avoidance by the FDIC as receiver or conservator for such Transferor.


                                     E-2-2

                                                                     EXHIBIT E-3
         PROVISIONS TO BE INCLUDED IN ANNUAL OPINION OF COUNSEL

            The opinions set forth below may be subject to all the qualifications, assumptions, limitations and exceptions taken or made in the Opinions of Counsel delivered on any applicable Closing Date. Unless otherwise indicated, all capitalized terms used herein shall have the meanings ascribed to them in the Amended and Restated Pooling and Servicing Agreement and in the Assignment.

            1. The Amended and Restated Pooling and Servicing Agreement, together with the Assignments, create in favor of the Trustee a security interest in the relevant Transferor's rights in the Receivables identified in
Schedule 1 to the Pooling and Servicing Agreement. Such security interest is perfected and of first priority.

                                                                     EXHIBIT F-1
                  [FORM OF CLEARANCE SYSTEM CERTIFICATE
                          TO BE GIVEN TO THE TRUSTEE BY
                             EUROCLEAR OR CEDEL FOR
                       DELIVERY OF DEFINITIVE CERTIFICATES
                         IN EXCHANGE FOR A PORTION OF A
                           TEMPORARY GLOBAL SECURITY]

                           UNIVERSAL CARD MASTER TRUST
                 Class [ ] Series [199 - ] [Floating Rate] [ %]
                            Asset Backed Certificates

               [Insert title or sufficient description of
                      Certificates to be delivered]

            We refer to that portion of the temporary Global Certificate in respect of the above-captioned issue which is herewith submitted to be exchanged for definitive Certificates (the "Submitted Portion") as provided in the Amended and Restated Pooling and Servicing Agreement dated as of April 24, 1998 (as amended and supplemented, the "Agreement") in respect of such issue. This is to certify that (i) we have received a certificate or certificates, in writing or by tested telex, with respect to each of the persons appearing in our records as being entitled to a beneficial interest in the Submitted Portion and with respect to such persons beneficial interest either (a) from such person, substantially in the form of Exhibit G-2 to the Agreement, or (b) from [ ], substantially in the form of Exhibit G-3 to the Agreement, and (ii) the Submitted Portion includes no part of the temporary Global Certificate excepted in such certificates.

            We further certify that as of the date hereof we have not received any notification from any of the persons giving such certificates to the effect that the statements made by them with respect to any part of the Submitted Portion are no longer true and cannot be relied on as of the date hereof.

      We understand that this certificate is required in connection with certain securities and tax laws in the United States of America. If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy thereof to any interested party in such proceedings.

Dated:1 [Morgan Guaranty Trust, Company of New York, Brussels office, as operator of the Euroclear Systems]4 [Centrale de Livraison de Valeurs Mobiliere S.A.]2

                                      by_______________________________________
                                          Name:
                                          Title:


----------
(1) To be dated on the Exchange Date.
(2) Delete the inappropriate reference.


                                     F-1-2

                                                                     EXHIBIT F-2
                  [FORM OF CERTIFICATE TO BE DELIVERED
                              TO EUROCLEAR OR CEDEL
                           BY [INSERT NAME OF MANAGER]
                 WITH RESPECT TO REGISTERED CERTIFICATES SOLD TO
                         QUALIFIED INSTITUTIONAL BUYERS]

                           UNIVERSAL CARD MASTER TRUST
                 Class [ ] Series [199 - ] (Floating Rate] [ %]
                            Asset Backed Certificates

            In connection with the initial issuance and placement of the above referenced Asset Backed Certificates (the "Certificates"), an institutional investor in the United States ("institutional investor") is purchasing U.S. $ aggregate principal amount of the Certificates held in our account at [Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System] [Cedel Bank] on behalf of such investor.

            We reasonably believe that such institutional investor is a qualified institutional buyer as such term is defined under Rule 144A of the Securities Act of 1933, as amended.

            [We understand that this certificate is required in connection with United States laws. We irrevocably authorize you to produce this certificate or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered by this certificate.]

            The Definitive Certificates in respect of this certificate are to be issued in registered form in the minimum denomination of U.S. $500,000 and such Definitive Certificates (and, unless the Pooling and Servicing Agreement or Supplement relating to the Certificates otherwise provides, any Certificates issued in exchange or substitution for or on registration of transfer of Certificates) shall bear the following legend:


            "THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 NEITHER THIS CERTIFICATE NOR ANY PORTION HEREOF MAY BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES OR TO U.S. PERSONS (EACH AS DEFINED HEREIN), EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF SUCH ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION PROVISIONS. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN CONDITIONS

            SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. THIS CERTIFICATE CANNOT BE EXCHANGED FOR A BEARER CERTIFICATE."

Dated:
                                      [                                  ]

                                       by
                                         ______________________________________
                                         Authorized Officer


                                     F-2-2

                                                                     EXHIBIT F-3
                  [FORM OF CERTIFICATE TO BE DELIVERED
               TO EUROCLEAR OR CEDEL BY A BENEFICIAL OWNER
      OF CERTIFICATES, OTHER THAN A QUALIFIED INSTITUTIONAL BUYER]

                           UNIVERSAL CARD MASTER TRUST
                 Class [ ] Series (199 - ] [Floating Rate] [ %]
                            Asset Backed Certificates

            This is to certify that as of the date hereof and except as provided in the third paragraph hereof, the above-captioned Certificates held by you for our account (i) are owned by a person that is a United States person, or (ii) are owned by a United States person that is (A) the foreign branch of a United States financial institution (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(v)) (a "financial institution") purchasing for its own account or for resale, or (B) a United States person who acquired the Certificates through the foreign branch of a financial institution and who holds the Certificates through the financial institution on the date hereof (and in either case (A) or (B), the financial institution hereby agrees to comply with the requirements of
Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) are owned by a financial institution for purposes of resale during the Restricted Period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)). In addition, financial institutions described in clause (iii) of the preceding sentence (whether or not also described in clause (i) or (ii)) certify that they have not acquired the Certificates for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

            We undertake to advise you by tested telex if the above statement as to beneficial ownership is not correct on the date of delivery of the above-captioned Certificates in bearer form with respect to such of said Certificates as then appear in your books as being held for our account.

            This certificate excepts and does not relate to U.S. $ principal amount of Certificates held by you for our account, as to which we are not yet able to certify beneficial ownership. We understand that delivery of Definitive Certificates in such principal amount cannot be made until we are able to so certify.

            We understand that this certificate is required in connection with certain securities and tax laws ln the United States of America. If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy thereof to any interested party in such proceedings. As used herein, "United States" means the United States of America (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction; and "United States Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, or any political subdivision thereof, or an estate or trust the income of which is subject to United States federal income taxation regardless of its source.

Dated:(1)

                                       by
                                          _____________________________________
                                          As, or an agent for, the beneficial
                                          owner(s) of the interest in the
                                          Certificates to which this certificate
                                          relates.


----------
(1) This Certificate must be dated on the earlier of the date of the first actual payment of interest in respect of the Certificates and the date of the delivery of the Certificates in deifnitive form.


                                     F-3-2

                                                                     EXHIBIT G-1
            THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). NEITHER THIS CERTIFICATE NOR ANY PORTION HEREOF MAY BE OFFERED, SOLD, PLEDGED, OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF THE 1933 ACT AND ANY APPLICABLE PROVISIONS OF ANY STATE BLUE SKY OR SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION PROVISIONS. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            THIS CERTIFICATE MAY NOT BE ACQUIRED BY OR FOR THE ACCOUNT OF A BENEFIT PLAN (AS DEFINED BELOW).

                                                                     EXHIBIT G-2
                          [FORM OF UNDERTAKING LETTER]

                                                                          [Date]

Bankers Trust Company
Four Albany Street
New York, New York 10006
Attention: Asset Backed Group

Universal Bank, N.A.
c/o Universal Card Services Corp.
8787 Baypine Road
Jacksonville, Florida 32256
Attention: General Counsel

            Re:   Purchase of $_______________________(1)
                  principal amount of Universal
                  Card Master Trust Class [ ] Series
                  [199 - ] [Floating Rate] [ %]
                  Asset Backed Certificates

Dear Sirs:

            In connection with our purchase of the above-referenced Asset Backed Certificates (the "Certificates") we confirm that:

            (i) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "1933 Act"), and are being sold to us in a transaction that is exempt from the registration requirements of the 1933 Act;

            (ii) any information we desire concerning the Certificates or any other matter relevant to our decision to purchase the certificates is or has been made available to us;

            (iii) we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Certificates, and we (and any account for which we are purchasing under paragraph (iv) below) are able to bear the economic risk of an investment in the Certificates; we (and any account for which we are purchasing under paragraph (iv) below) are an "accredited investor" (as such term is defined in Rule 501(a)(1), (2) or (3) of


----------
(1) Not less than $250,000 minimum principal amount.

      Regulation D under the 1933 Act); and we are not, and none of such accounts is, a Benefit Plan;

            (iv) we are acquiring the Certificates for our own account or for accounts as to which we exercise sole investment discretion and not with a view to any distribution of the Certificates, subject, nevertheless, to the understanding that the disposition of our property shall at all times be and remain within our control;

            (v) we agree that the Certificates must be held indefinitely by us unless subsequently registered under the 1933 Act or an exemption from any registration requirements of that Act and any applicable state securities laws available;

            (vi) we agree that in the event that at some future time we wish to dispose of or exchange any of the Certificates (such disposition or exchange not being currently foreseen or contemplated), we will not transfer or exchange any of the Certificates unless

                  (A)(1) the sale is of at least U.S. $250,000 principal amount of Certificates to an Eligible Purchaser (as defined below), (2) a letter to substantially the same effect as paragraphs (i), (ii),
            (iii), (iv), (v) and (vi) of this letter is executed promptly by the purchaser and (3) all offers or solicitations in connection with the sale, whether directly or through any agent acting on our behalf, are limited only to Eligible Purchasers and are not made by means of any form of general solicitation or general advertising whatsoever; or

                  (B) the Certificates are transferred pursuant to Rule 144
            under the 1933 Act by us after we have held them for more than three years; or

                  (C) the Certificates are sold in any other transaction that does not require registration under the 1933 Act and, if the Transferor, the Servicer, the Trustee or the Transfer Agent and Registrar so requests, we theretofore have furnished to such party an opinion of counsel satisfactory to such party, in form and substance satisfactory to such party, to such effect; or

                  (D) the Certificates are transferred pursuant to an exception from the registration requirements


                                     G-2-2
            of the 1933 Act under Rule 144A under the 1933 Act; and

            (vii) we understand that the Certificates will bear a legend to substantially the following effect:

      "THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT") NEITHER THIS CERTIFICATE NOR ANY PORTION HEREOF MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF THE 1933 ACT AND ANY APPLICABLE PROVISIONS OF ANY STATE BLUE SKY OR SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION PROVISIONS. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN."

      "THIS CERTIFICATE MAY NOT BE ACQUIRED BY OR FOR THE ACCOUNT OF A BENEFIT PLAN (AS DEFINED BELOW)."

The first paragraph of this legend may be removed if the Transferor, the Servicer, the Trustee and the Transfer Agent and Registrar have received an opinion of counsel satisfactory to them, in form and substance satisfactory to them, to the effect that such paragraph may be removed.

            "Eligible Purchaser" means either an Eligible Dealer or a corporation, partnership or other entity which we have reasonable grounds to believe and do believe can make representations with respect to itself to substantially the same effect as the representations set forth herein. "Eligible Dealer" means any corporation or other entity the principal business of which is acting as a broker and/or dealer in securities. "Benefit Plan" means any employee benefit plan, trust or account, including an individual retirement account, that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or that is described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended, or an entity whose underlying assets include plan assets by reason of a plan's investment in such entity. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Amended and Restated Pooling and Servicing Agreement, dated as of April 24, 1998, among Universal Bank, N.A., as


                                     G-2-3
transferor, Universal Card Services Corp., as Servicer and Bankers Trust Company, as trustee.

                                    Very truly yours,


                                    ___________________________________________
                                    (Name of Purchaser)


                                       by
                                       ________________________________________
                                       (Authorized Officer)


                                     G-2-4

                                                                     EXHIBIT G-3

            THIS CERTIFICATE MAY NOT BE ACQUIRED BY OR FOR THE ACCOUNT OF A BENEFIT PLAN (AS DEFINED BELOW).(1)


----------

      (1) The following text should be included in any Certificate in which the above legend appears:

      The [Certificates} may not be acquired by or for the account of any employee benefit plan, trust or account, including an individual retirement account, that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, or that is described in Section 4975(a(1) of the Internal Revenue Code of 1986, as amended, or an entity whose underlying assets include plan assets by reason of a plan's investment in such entity (a "Benefit Plan"). By accepting and holding this Certificate, the Holder hereof shall be deemed to have represented and warranted that it is not a Benefit Plan. By acquiring any interest in this Certificate, the applicable Certificate Owner or owners shall be deemed to have represented and warranted that it or they are not Benefit Plans.

                                                                      SCHEDULE 1
                                List of Accounts

                  [Original list delivered to Trustee]